    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1998

                                            REGISTRATION STATEMENT NO. 333-56937
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 3 TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         BEACON CAPITAL PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

                   MARYLAND                                        04-3403281
        (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                         Identification No.)

                         ONE FEDERAL STREET, 26TH FLOOR
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 457-0400
         (Address and Telephone Number of Principal Executive Offices)

                               ALAN M. LEVENTHAL
                            CHIEF EXECUTIVE OFFICER
                                      AND
                             WILLIAM A. BONN, ESQ.
                                GENERAL COUNSEL
                         BEACON CAPITAL PARTNERS, INC.
                         ONE FEDERAL STREET, 26TH FLOOR
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 457-0400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                         ------------------------------

                                    COPY TO:
                             GILBERT G. MENNA, P.C.
                            KATHRYN I. MURTAGH, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                                BOSTON, MA 02109
                                 (617) 570-1000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective, as determined by the Registering Stockholder.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                               20,394,843 SHARES*
                         BEACON CAPITAL PARTNERS, INC.
                                  COMMON STOCK

    * THIS PROSPECTUS EXCLUDES 579,089 SHARES OF COMMON STOCK AND SHARES UNDERLYING 225,201 OPERATING PARTNERSHIP UNITS SOLD BY BCP TO THE COMPANY'S FOUNDERS, ALAN M. LEVENTHAL AND LIONEL P. FORTIN, IN CONNECTION WITH THE FORMATION OF THE COMPANY AND THE CLOSING OF THE ORIGINAL OFFERING.

    This Prospectus relates to the Common Stock, par value $.01 per share (the "Common Stock"), of Beacon Capital Partners, Inc., a Maryland corporation ("BCP") formed on January 21, 1998 as a Massachusetts corporation and reorganized as a Maryland corporation on March 17, 1998. The Common Stock was issued and sold (the "Original Offering") on March 20, 1998 (the "Closing Date"), April 3, 1998 (the "Second Closing Date"), and April 13, 1998 (the "Final Original Offering Closing Date") to NationsBanc Montgomery Securities LLC ("the Initial Purchaser") and was simultaneously resold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to persons reasonably believed by the initial purchaser to be Qualified Institutional Buyers as defined in Rule 144A under the Securities Act, to a limited number of institutional "Accredited Investors" and to certain individual "Accredited Investors" (as defined under the Securities Act). No shares of the Company's Common Stock are being sold by the Company hereby.

    The Common Stock offered hereby (the "Offered Securities") may be offered and sold from time to time by the purchasers in the Original Offering named herein or their transferees, pledgees, donees or successors (collectively, the "Selling Stockholders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Stockholders from time to time directly to purchasers or through agents, underwriters or dealers. See "Selling Stockholders" and "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Stockholders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the registration of the Offered Securities. The Selling Stockholders and any broker-dealers, agents or underwriters that participate in the distribution of the Offered Securities may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    BCP is a Maryland corporation established to conduct real estate investment and development activities. The day-to-day operations of BCP and its operating partnership, Beacon Capital Partners, L.P. (the "Operating Partnership," and collectively with BCP, the "Company") are managed internally by the senior management of BCP. BCP is the sole general partner of the Operating Partnership, through which the investments of the Company are made.

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR MATERIAL RISK FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK INCLUDING, AMONG OTHERS:

    - The Company relies upon, and its success is dependent upon, key personnel of BCP, including Alan M. Leventhal and Lionel P. Fortin.

    - It may be difficult for the Company to effectively implement its acquisition strategy and manage the resulting growth of the Company.

    - The Company has a limited operating history and no established sources of financing.

    - Certain of the Company's investments, such as the development of real estate assets, will require significant management resources, will be illiquid, and may decrease in value because of changes in economic conditions.

    - There is currently no market for the Company's Common Stock and the Company does not currently plan to list the Common Stock on an exchange or Nasdaq, thus there can be no assurance that any such market will develop.

    - Management of the Company may earn substantial compensation from the Long-Term Incentive Plan (as defined below) which, if paid, could substantially reduce cash available for distribution to stockholders.

    - The Company has a long-term management incentive plan with the incentive reward based upon the performance of the Company over a specified period. Management's interest in the return over this period may conflict with the interests of stockholders with shorter or longer investment goals.

    - The Company is subject to competition from numerous competitors, including other real estate investment trusts ("REITs") and private real estate opportunity funds which may affect the Company's ability to effectively implement its acquisition strategy.

    - The Company intends to leverage the Company's assets, and may, under the Company's current guidelines, borrow up to 60% of its total market capitalization, which can compound losses. The Company's organizational documents contain no limits on leverage of the Company's assets.

    - The Company's capital stock is subject to certain ownership limitations designed to ensure the Company's compliance with the REIT qualification requirements, including a provision that generally prohibits any person from beneficially owning more than 9.8% of the Company's outstanding stock, which could inhibit a change in control of the Company.

    - BCP may be subject to income tax at regular corporate rates if it fails to qualify as a REIT, which would substantially reduce the amount of cash available for distribution to stockholders.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS              , 1998.

                             CAUTIONARY STATEMENTS

    Certain statements in this Prospectus under the captions "Offering Summary," "Risk Factors," "Investment Strategies and Experience," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere constitute forward-looking statements. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry trends; competition; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulation; and other factors referenced in this Prospectus. See "Risk Factors." These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11 (as amended, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement (including the exhibits thereto) filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov.

    Upon the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the addresses set forth above. The Company reports its financial statements on a year ended December 31. The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and make available quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                               TABLE OF CONTENTS


CAUTIONARY STATEMENTS.................................................................          i
AVAILABLE INFORMATION.................................................................         ii
OFFERING SUMMARY......................................................................          1
  The Company.........................................................................          1
  Investment Strategy.................................................................          1
  Advantages of the Company Structure.................................................          2
  The BCP Sister Corp. ...............................................................          3
  Summary Risk Factors................................................................          3
  Recent and Pending Acquisitions.....................................................          4
    Recent Acquisitions...............................................................          4
    Pending Acquisition...............................................................          6
    Investment in Cypress Communications, Inc.........................................          6
  Management and Incentive Plans......................................................          6
  Restrictions on Ownership of Stock..................................................          7
  Use of Proceeds.....................................................................          7
  Distribution Policy.................................................................          8
  Tax Status of the Company...........................................................          8
  Organization and Relationships......................................................          9
RISK FACTORS..........................................................................         10
  Economic and Business Risks.........................................................         10
    Dependence on Key Personnel.......................................................         10
    Growth Strategy May Not Be Successfully Implemented...............................         10
      Availability of Capital.........................................................         10
      Failure to Effectively Manage Rapid Growth......................................         10
      Portfolio Acquisition Risks.....................................................         10
    Development or Redevelopment of Assets............................................         11
    Conflicts of Interest.............................................................         11
      Conflicts Relating to the Operating Partnership.................................         11
      Conflicts Relating to the BCP Sister Corporation................................         11
      Conflicts Relating to the Incentive Return......................................         12
      Policies With Respect to Conflicts of Interest..................................         12
    Leverage Can Reduce Income Available for Distribution.............................         12
    Risks Associated With Hedging Investments and Investments in Derivatives..........         13
    The Company's Insurance Will Not Cover All Losses.................................         13
    Property Taxes Decrease Returns on Real Estate....................................         14
    Compliance with Americans with Disabilities Act and Other Changes in Governmental
      Rules and Regulations May Be Costly.............................................         14
    Adverse Effect on Results of Operations Due to Possible Environmental
     Liabilities......................................................................         14
    BCP Sister Corp. Will Have Separate Financing.....................................         15
    Newly-Organized Corporation.......................................................         15
  Investment Activity Risks...........................................................         15
    Appropriate Investments May Not Be Available......................................         15
    Real Estate Is Illiquid and Value Is Dependent on Conditions Beyond the Company's
     Control..........................................................................         15
    Competition for Acquisitions......................................................         16
    Real Estate Financing Risks.......................................................         16
    Real Estate Investment Risks......................................................         16
    Risks Related to Investments in Mortgage Loans....................................         16
      Commercial Mortgage Loans May Involve a Risk of Loss............................         16
      Volatility of Values of Mortgaged Properties May Adversely Affect the Company's
       Mortgage Loans.................................................................         16
      General Default Risks...........................................................         16
    Multi-Sector Investment Strategy..................................................         17

    Geographic Concentration of Assets................................................         17
    New Markets.......................................................................         17
    Risks Involved in Acquisitions through Partnerships and Joint Ventures............         17
    Risks Involved in Acquisitions through Subsidiaries...............................         17
    Foreign Real Properties Are Subject to Currency Conversion Risks and Uncertainty
     of Foreign Laws..................................................................         18
  Legal and Tax Risks.................................................................         18
    Tax Risks.........................................................................         18
    Adverse Impact of Future Legislation Regarding REITs..............................         19
    Aggregate Stock Ownership Limit May Restrict Business Combination Opportunities...         19
    Foreign Investors Should Consider Tax Risks Under FIRPTA..........................         20
    Plans Should Consider ERISA Risks of Investing in Common Stock....................         20
    Changes in Management May Be Deterred.............................................         21
    Board of Directors May Change Certain Policies Without Stockholder Consent........         21
    Loss of Investment Company Act Exemption Would Adversely Affect the Company.......         21
    Limitation on Liability of Officers and Directors of the Company..................         21
  Other Risks.........................................................................         22
    Restrictions on Transferability; Lack of Public Market............................         22
    Risk that Market for Common Stock Will Not Develop................................         22

THE COMPANY...........................................................................         23
  Recent Acquisitions.................................................................         23
  Pending Acquisition.................................................................         25
  Investment in Cypress Communications, Inc...........................................         26
  The Properties & Pending Acquisitions...............................................         27
  Occupancy Rates, Base Rents and Net Effective Rents.................................         28
  Lease Expirations--All Properties...................................................         29
  Historical Operating Information....................................................         33
  Mortgage Indebtedness...............................................................         35
  Directors and Executive Officers....................................................         37
  Other Professionals.................................................................         40
  Board of Directors and Indemnification of Officers and Directors....................         41
  Management Compensation.............................................................         43
  Long-Term Incentive Plan............................................................         43
  Stock Incentive Plan................................................................         45
  Employment Agreements; Covenants Not to Compete.....................................         46
  Credit Facility.....................................................................         46
  Certain Relationships; Conflicts of Interest........................................         46
USE OF PROCEEDS.......................................................................         48
DISTRIBUTION POLICY...................................................................         48
INVESTMENT STRATEGIES AND EXPERIENCE..................................................         49
  Investment Strategies and Experience................................................         49
  Investment Management...............................................................         51
  The BCP Sister Corp. ...............................................................         52
  Policies with Respect to Certain Other Activities...................................         53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................         54
PRICE RANGE OF COMMON STOCK...........................................................         56
CAPITALIZATION........................................................................         56
DILUTION..............................................................................         56
SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA............................         57
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................         58

DESCRIPTION OF SECURITIES.............................................................         61
  General.............................................................................         61
  Common Stock........................................................................         61
  Preferred Stock.....................................................................         61
  Power to Issue Additional Shares of Common Stock and Preferred Stock................         62
  Dividend Reinvestment Plan..........................................................         62
  Transfer Agent and Registrar........................................................         62
  Transfer Restrictions...............................................................         62
  Registration Rights.................................................................         64
CERTAIN PROVISIONS OF MARYLAND LAW AND OF
  BCP'S CHARTER AND BYLAWS............................................................         66
  Amendment of Charter and Bylaws.....................................................         66
  Dissolution of the Company..........................................................         66
  Meetings of Stockholders............................................................         66
  The Board of Directors..............................................................         66
  Limitation of Liability and Indemnification.........................................         67
  Indemnification Agreements..........................................................         68
  Business Combinations...............................................................         68
  Control Share Acquisitions..........................................................         69
COMMON STOCK AVAILABLE FOR FUTURE SALE................................................         70
OPERATING PARTNERSHIP AGREEMENT.......................................................         71
  Classes of Units....................................................................         71
  Management..........................................................................         71
  Removal of the General Partner; Transfer of the General Partner's Interest..........         71
  Amendments of the Operating Partnership Agreement...................................         72
  Transfer of Units; Substitute Limited Partners......................................         72
  Redemption of OP Units..............................................................         72
  Operations..........................................................................         73
  Issuance of Additional Limited Partnership Interests................................         73
  Extraordinary Transactions..........................................................         73
  Exculpation and Indemnification of the General Partner..............................         74
  Tax Matters.........................................................................         74
FEDERAL INCOME TAX CONSIDERATIONS.....................................................         75
  Taxation of the Company.............................................................         75
  Requirements for Qualification......................................................         76
  Impact of Future Legislation........................................................         82
  Failure to Qualify..................................................................         82
  Taxation of Taxable U.S. Stockholders...............................................         82
  Taxation of Stockholders on the Disposition of the Common Stock.....................         84
  Information Reporting Requirements and Backup Withholding...........................         84
  Taxation of Tax-Exempt Stockholders.................................................         84
  Taxation of Non-U.S. Stockholders...................................................         85
  Other Tax Consequences..............................................................         87
  BCP Sister Corp.....................................................................         87
ERISA CONSIDERATIONS..................................................................         88
  The Treatment of the Company's Underlying Assets Under ERISA........................         88
SELLING STOCKHOLDERS..................................................................         89
PLAN OF DISTRIBUTION..................................................................        102
LEGAL MATTERS.........................................................................        103
EXPERTS...............................................................................        103
INDEX TO FINANCIAL STATEMENTS AND SCHEDULES...........................................        F-1

                                OFFERING SUMMARY

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT REQUIRES OTHERWISE, ALL REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" SHALL MEAN BCP AND THE OPERATING PARTNERSHIP.

THE COMPANY

    BCP is a recently-organized Maryland corporation, formed on January 21, 1998 as a Massachusetts corporation and reincorporated, through a merger, in Maryland on March 17, 1998, which intends to qualify as a real estate investment trust (a "REIT"). BCP was established to conduct real estate investment and development activities. The Company presently owns 25 operating properties, consisting of 42 buildings and approximately 3.3 million rentable square feet. In addition, through a joint venture, the Company is developing a high-rise building in Seattle, Washington. The Company is also party to a second joint venture which holds a 12-acre site for development. The day-to-day operations of BCP and the Operating Partnership are managed internally by the senior management of BCP. BCP is the sole general partner of the Operating Partnership. The Company believes that it has developed an organization of investment and investment management professionals that is well-positioned to take advantage of today's real estate and capital markets environment.

    The Company's management combines real estate, capital markets and corporate expertise, which the Company believes will uniquely position it to capitalize on market and industry trends in complex real estate-related transactions across product, geographic and industry lines. Eight of the nine senior managers of the Company have an average of over 20 years experience in the real estate business. See "The Company--Directors and Executive Officers" and "Investment Strategies and Experience."

INVESTMENT STRATEGY

    BCP's investment strategy (the "Investment Strategy") is driven by management's experience with public and private real estate companies. As the capitalization of the real estate industry continues to evolve toward a publicly-held format, BCP believes, based upon its management's experience through several economic cycles in the real estate industry, that numerous investment opportunities will continue to emerge that reflect several primary shifts in the real estate industry. These shifts include:

    - rapid recovery of the real estate markets

    - extraordinary growth of the public capital markets for real estate companies

    - continued consolidation of the ownership of real estate

    - alignment of interests between investors and management

    - recognition of real estate companies as operating businesses

    These factors have resulted in significant investment opportunities in real estate, including arbitrage between public and private market pricing. It is BCP's belief that as the real estate industry continues its transformation (and recognizing that real estate is still fundamentally a cyclical business), disparities in pricing and capital availability, as well as ineffective management of real estate assets by others, will provide opportunities for skilled and experienced management teams such as the Company's management team. Initially, the Company expects to focus primarily on opportunities in the office sector. As the real estate market cycle advances, the Company expects additional opportunities to emerge in non-office market sectors, including opportunities in the hotel, residential and industrial sectors. See "Risk Factors-- Investment Activity Risks--Multi-Sector Investment Strategy." Increasingly, management expertise and creative real estate solutions will be required for successful real estate companies. BCP's management team has a proven track record in this regard in office as well as other property types. Based on these observations, BCP intends to identify, create and realize value for the Company in its investment in several principal areas of the real estate market (as outlined below).

    The Company's strategy is to profitably purchase, develop and manage real estate. BCP will implement this strategy through its senior management's experience managing both public and private real estate companies. Eight of the nine senior managers of the Company have an average of over 20 years experience in the real estate industry. During this time, management has developed an ability to identify and capitalize on industry trends. Management will apply these skills to capitalize on opportunities that emerge as the real estate industry continues its transformation and maturation process. The Company's management has also developed an informal network of domestic and foreign institutional relationships in the real estate industry. Management will attempt to utilize these relationships to help identify opportunities to implement its strategy.

    The Company's investments are expected to target the following principal real estate areas listed below (the "Real Estate-Related Assets"), although the Company cannot anticipate with any certainty the percentage of its investments that will be made in each category.

    - VALUE-ADDED REPOSITIONINGS AND DISCOUNTED PURCHASES--repositioning and recapitalization of under-utilized or poorly capitalized real property through purchases of debt on such properties, including investments in mortgage loans at a discount to the face value of such debt, or purchases of equity in such properties at a discount to the replacement cost of such properties;

    - DEVELOPMENT AND RE-DEVELOPMENT--strategic ground-up development or re-development of existing properties that can benefit from repositioning;

    - MULTIPLE PROPERTY PORTFOLIOS--acquisition of portfolios of real property owned by financial institutions, corporations and other non-strategic owners of real estate, as well as liquidating closed-end commingled funds and other large holders of real estate portfolios;

    - JOINT VENTURES AND STRATEGIC PARTNERSHIPS--formation of, or acquisition of interests in, joint ventures or strategic partnerships as a way to leverage both capital and management expertise; and

    - REAL ESTATE COMPANIES AND REAL ESTATE-RELATED BUSINESSES--investment in companies primarily engaged in the business of real estate ownership, real estate services or other real estate intensive operating businesses as well as related companies that serve the changing needs of the real estate industry.


    In addition to investments in Real Estate-Related Assets, the Company may also invest in other areas which it believes may add value to the Company (the "Other Assets", and together with Real Estate-Related Assets, "Assets"). The Company has no current plans to invest in such Other Assets. When and if such investments are made, they will not be the principal focus of the Company's investment strategy. The Company intends to conduct all of its investment activities, including those investments in Other Assets, in a manner consistent with maintaining the status of BCP as a REIT for United States federal income tax purposes. For a description of the restrictions imposed on a company desiring to be taxed as a REIT as to types of investments and limitations on the amount of such investments, see "Federal Income Tax Considerations--Requirements for Qualification." Other than these restrictions, the Company has no policy limiting the types of Other Assets in which it may invest or limiting the amount of its investments, if any, in such Other Assets. The Company believes that it will have distinct advantages over other real estate investment companies because the Company's senior management team has extensive experience in the acquisition, development, financing, management and disposition of Assets. Furthermore, as the capitalization of the real estate industry continues to evolve toward a publicly-held format, BCP's management believes that its prior success in managing a publicly-held REIT will provide the Company with an additional competitive advantage over other privately-held REITs and real estate investment funds.


ADVANTAGES OF THE COMPANY STRUCTURE

    The Company believes that by managing its day-to-day operations internally, the Company will offer competitive advantages to its stockholders in comparison to externally managed REITs as a result of the alignment of interests between management and stockholders. The Company also believes that it has a competitive advantage over certain other real estate investment entities, such as entities which are not qualified REITs, due to its ability to use Units of the Operating Partnership as acquisition currency for potential acquisitions that may provide sellers of property with certain tax advantages. See "Federal Income Tax Considerations."

THE BCP SISTER CORP.

    The Company anticipates that, although it has no immediate plans for such investment, it may, from time to time, identify Assets which it believes may be advantageous investments but which may be inappropriate (including for REIT qualification or other tax reasons) for investment, in whole or in part, by the Company. In order to permit stockholders to participate in the economic benefits that may be associated with such non-qualifying REIT Assets, the Company intends, from time to time, to utilize a structure (employed by certain other REITs) often referred to as a "paper clip." This "paper clip" structure would involve distributing to BCP's stockholders the equity interests of a newly-organized sister company (each, a "BCP Sister Corp."), that would not elect to qualify as a REIT, to make investments in certain non-qualifying REIT Assets. At the present time, no BCP Sister Corp. has been formed, nor does the Company have any current plans to form a BCP Sister Corp.

    The BCP Sister Corp. is intended to function primarily as an operating company, in contrast to the Company's principal focus on investment as a REIT in the Real Estate-Related Assets. The Company's ability to fully utilize the BCP Sister Corp. structure could be adversely affected as a result of future legislation. See "Risk Factors--Legal and Tax Risks--Tax Risks."

SUMMARY RISK FACTORS

    An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others, the following:

    - The Company will rely upon, and its success is dependent upon, key personnel of BCP, including Alan M. Leventhal and Lionel P. Fortin.

    - It may be difficult for the Company to effectively implement its acquisition strategy and manage the resulting growth in the Company.

    - The Company has a limited operating history and no established sources of financing.

    - Certain of the Company's investments, such as the development of real estate assets, will require significant management resources, will be illiquid, and may decrease in value because of changes in economic conditions.

    - There is currently no market for the Company's Common Stock and the Company does not currently plan to list the Common Stock on an exchange or Nasdaq, thus there can be no assurance that any such market will develop.

    - Management of the Company may earn substantial compensation from the Long-Term Incentive Plan which, if paid, could substantially reduce cash available for distribution to stockholders.

    - The Company has a long-term management incentive plan with the incentive reward based upon the Company's performance over a specified period. Management's interest in the return over this period may conflict with the interests of stockholders with shorter or longer investment goals.

    - The Company is subject to competition from numerous competitors, including other REITs and private real estate opportunity funds which may affect the Company's ability to effectively implement its acquisition strategy.

    - The Company intends to leverage the Company's assets, and may, under the Company's current guidelines, borrow up to 60% of its total market capitalization, which can compound losses. The Company's organizational documents contain no limits on leverage of the Company's assets.

    - The Company's capital stock is subject to certain ownership limitations designed to ensure the Company's compliance with the REIT qualification requirements, including a provision that generally prohibits any person from beneficially owning more than 9.8% of the Company's outstanding stock, which could inhibit a change of control of the Company.

    - BCP may be subject to income tax at regular corporate rates if it fails to qualify as a REIT, which would substantially reduce the amount of cash available for distribution to stockholders.

                        RECENT AND PENDING ACQUISITIONS

RECENT ACQUISITIONS

    THE ATHENAEUM PORTFOLIO. On May 1, 1998 the Company purchased a portfolio of eleven buildings in Cambridge, MA known as The Athenaeum Portfolio. The mixed-use portfolio consists of approximately 970,000 square feet and contains office, laboratory and retail uses as well as a 1,530 space parking garage. The purchase price for the portfolio was $195 million, including the assumption of approximately $69 million of first mortgage debt. The Company estimates that the aggregate purchase price is approximately 80% of replacement cost. On May 20, 1998, the Company completed the formation of a joint venture with PW Acquisitions IX, LLC, an affiliate of PaineWebber, in which both parties hold a 50% interest in the master limited liability company that controls the two limited liability companies that hold title to The Athenaeum Portfolio. Under the terms of the joint venture agreement, the PaineWebber affiliate will reimburse the Company for 50% of all costs associated with the acquisition of The Athenaeum Portfolio in exchange for its 50% interest in the master limited liability company.

    The portfolio is comprised of two components: One Kendall Square and The Athenaeum House (215 First Street), which are located within close proximity of the Massachusetts Institute of Technology ("M.I.T."). Several of the buildings were originally built as manufacturing buildings at the turn of the century and were fully renovated in the mid-1980's for office and laboratory uses. A nine-screen cinema was added to the complex in 1994. The buildings are currently 100% occupied. Major tenants which occupy more than 10% of the portfolio include: Genzyme, CLAM Associates, Cambridge Neuroscience, and Mitotix.

    The Athenaeum Portfolio is located in the East Cambridge office market. The overall Cambridge office market includes approximately 10 million square feet. According to Spaulding & Slye, the Cambridge office market had an overall vacancy rate of 2.4% as of June 30, 1998.

    TECHNOLOGY SQUARE & THE DRAPER BUILDING. On June 24, 1998 the Company purchased a four-building complex known as Technology Square and an adjacent building known as The Draper Building from a partnership managed by The Prudential Insurance Company of America ("Prudential"). The properties are located in Cambridge, MA, adjacent to One Kendall Square (described above) and M.I.T. and consist of 1,026,000 square feet. The purchase price for the properties was $123 million. As part of the purchase, Prudential accepted approximately $51.4 million in the form of units of the Operating Partnership at a blended rate of $20.31 per unit. There are no mortgages outstanding against these properties.

    Technology Square is currently 100% leased to two tenants: M.I.T. and Polaroid Corporation. The leases with these tenants expire in mid-1999. Average net lease rates in place are $6.53 per square foot, which the Company believes to be substantially below current market. Accordingly, the Company believes it will be able to re-let Technology Square at current market rents. The Company intends to re-develop and re-lease the property over the next 18-24 months and projects substantial increases in net operating income as the property is stabilized at current market net rents, which the Company believes to be approximately $24 per square foot. The scope of the re-development is currently under review by the Company and, therefore, the estimated cost has not yet been established. It is anticipated by management that any such redevelopment would be financed by the Company from cash on hand or project financing. The Draper Building is 100% leased to Draper Labs on a long-term lease which expires on October 20, 2001. The lease contains extension options through October 2051, pursuant to which the tenant has an option, under certain circumstances, to acquire The Draper Building.

    Technology Square and The Draper Building are located in the East Cambridge office market. The overall Cambridge office market includes approximately 10 million square feet. Upon completion of this acquisition, the Company will own approximately 2 million square feet of office and commercial space in the Cambridge market, including both The Athenaeum Portfolio and Technology Square and The Draper Building. According to Spaulding & Slye, the Cambridge office market had an overall vacancy rate of 2.4% as of June 30, 1998.

    THE BREUNIG PORTFOLIO On July 1, 1998 the Company acquired a 1,335,000 square foot portfolio of seven office properties and seven research & development (R&D) properties located in suburban Dallas, TX. The properties were purchased from Breunig Commercial Management, Inc., a Dallas-based real estate owner and manager for a total consideration of $91.2 million, including the assumption of approximately $21.8 million of first mortgage debt. The purchase price is approximately $68 per square foot, which the Company estimates to be approximately 65% of the replacement cost of the assets.

    The properties are predominately located along the North Central Expressway corridor in North Dallas. As measured on a square foot basis, the portfolio is approximately two-thirds office (842,000 s.f.), and one-third R&D (493,000 s.f.). The current average occupancy rate for the portfolio is 95%. However, nearly 54% of the space in the buildings is expiring over the next three years, providing an opportunity to substantially increase the net operating income as the properties are re-leased at current market rents. Average net rents at the properties are more than $3.00/s.f. (or nearly 56%) below what the Company estimates to be current market rents. Major tenants include: Blue Cross, Texas Instruments, Dallas Teachers Credit, Puretan, Inc., and Specialized Resources.

    The overall Dallas office market contains 133 million square feet of space. According to Cushman & Wakefield, as of the end of the Second Quarter of 1998, the overall vacancy rate was 13.1%. The office properties in The Breunig Portfolio are located primarily in the North Central Expressway and LBJ Freeway submarkets where the Second Quarter vacancy rates were 11.9% and 5.5%, respectively.

    The Office/Showroom category of the Dallas Industrial market (which includes R&D space), contains 49.5 million square feet of space. The overall vacancy rate as of the end of the Second Quarter was 5.4%. The R&D properties in The Breunig Portfolio are located primarily in the Richardson/Plano and North Dallas submarkets, where the Second Quarter 1998 vacancy rates were 3.4% and 3.5%, respectively.

    MILLENNIUM TOWER. On September 1, 1998 the Company entered into a joint venture agreement with HA L.L.C., an affiliate of Martin Smith Real Estate Services, a Seattle based real estate developer, by which the Company has agreed to fund 66 2/3% of the equity required to develop a high-rise building in downtown Seattle, Washington and HA L.L.C. has agreed to fund 33 1/3% of such equity. After each party receives a 15% per annum return on their equity, the profits from the venture will be split 60% to the Company and 40% to HA L.L.C. The building will be located at Second Avenue and Columbia Street and will consist of 13 floors of Class A office space above which there will be located 6 floors of luxury residential condominiums. The ground floor will be devoted to retail uses. Of the 261,000 square feet in the building, the office area will comprise 188,000 square feet, the retail area will be 10,000 square feet and the residential portion will be 63,000 square feet. The site is not yet fully entitled, although it is anticipated that final approvals will be obtained by November, 1998. As of this point in time, the office space has not been pre-leased, and the sales program for the condominiums has not yet commenced.

    The land has been contributed to the joint venture by HA L.L.C. at an agreed value of $10.5 million, and the Company has agreed to fund the first $19 million of cash requirements for the venture. The venture intends to finance the balance of development costs from a construction loan with an institutional lender. No loan has been obtained at this point in time because the Company's $19 million initial contribution will be utilized before any monies are drawn down on the construction loan. The estimated cost of the project is $71 million, including the value of the land.

    The property is located in the downtown Seattle office market, which includes approximately 28.0 million square feet of office space, of which 14.6 million square feet is Class A space. According to Colliers

Parrish International, at the end of the first quarter 1998 the market had an overall office vacancy rate of 2.9%, and the Class A sub-market had a vacancy rate of 2.3%.

PENDING ACQUISITION

    SUNNYVALE DEVELOPMENT. On August 9, 1998, the Company entered into a joint venture agreement with Mathilda Partners LLC, an affiliate of Menlo Equities, a California based developer, by which the Company has agreed to fund 87.5% of the equity required to develop two Class A office buildings and Mathilda Partners LLC has agreed to fund 12.5% of such equity. After each party receives a 12% per annum return on their equity, the profits from the venture will be split equally. The venture is under contract to acquire a twelve-acre site on Mathilda Avenue in Sunnyvale, California, on which the venture plans to construct two four-story office buildings with surface parking. Although it is anticipated that the buildings will contain approximately 267,000 square feet, certain changes in the entitlements for the property will be required to increase the permitted density from the currently permitted 187,000 square feet. Neither building has been pre-leased. In addition to funding approximately 40% of the development expenditures (including the acquisition of the land) from cash contributions, the venture intends to finance the balance of those expenditures with a construction loan from an institutional lender. At this point in time, the scope of the development budget has not been finalized, but it is anticipated to be approximately $57.0 million if the full 267,000 square feet are constructed. The site for the development is in the Sunnyvale office research and development market, which includes approximately 21.5 million square feet. According to Colliers Parrish International, the Sunnyvale office market had an overall vacancy rate of 4.2% as of May 1, 1998.


INVESTMENT IN CYPRESS COMMUNICATIONS, INC.



    On September 30, 1998, the Company invested $5,000,000 to acquire preferred stock in Cypress Communications, Inc., representing a 13.5% fully diluted ownership position in such company. Dividends will be paid on the Company's investment as and when dividends are declared on the preferred stock or any other class of stock in Cypress Communications, Inc. The preferred stock will be treated preferentially upon a liquidation of Cypress, should a liquidation occur, and is held by both the Operating Partnership and Tenant Communications, Inc., a Massachusetts corporation ("Tenant Communications"). Messrs. Leventhal and Fortin hold 91% of the voting common stock of Tenant Communications. The Operating Partnership holds 9% of the voting common stock and all of the non-voting stock of Tenant Communications. The Operating Partnership owns 99% of the economic interests in Tenant Communications and Messrs. Leventhal and Fortin jointly own a 1% economic interest in Tenant Communications.



    Cypress Communications, Inc. is a provider of bundled communications services to tenants in multi-tenant commercial buildings. By bundling services to multiple tenants in an office building, Cypress is able to aggregate the traffic of customers, giving them the advantage of a cost-effective service with a high level of customer care. Cypress offers its customers Internet access, video, voice mail and telephone service.


                         MANAGEMENT AND INCENTIVE PLANS

    The business and investment affairs of the Company are internally managed. Messrs. Leventhal and Fortin are the founders of the Company and serve as executive officers and Directors of BCP. The Company believes that it has developed an organization of real estate investment and investment management professionals that is well-positioned to take advantage of today's real estate and capital markets environment. The Company's professionals combine real estate, capital markets, and corporate expertise that the Company believes will uniquely position it to assist the Company in capitalizing on market and industry trends in complex investments in Real Estate-Related Assets across product, geographic and industry lines. There can be no assurance, however, that the experience of such individuals will result in attractive investments for the Company. See "The Company--Directors and Executive Officers."

    Messrs. Leventhal and Fortin have formed Beacon Capital Participation Plan, L.P., a Delaware limited partnership ("Beacon Capital Participation Plan") and have offered equity interests in Beacon Capital

Participation Plan to certain members of the Company's senior management. In addition, Messrs. Leventhal and Fortin, individually and through Beacon Capital Participation Plan, have purchased, directly from the Company and the Operating Partnership, a combination of shares of Common Stock and Units for an aggregate purchase price of $15 million, representing approximately 3.2% of the equity interests in the Company on a fully diluted basis. The Company has established a long-term incentive plan (the "Long-Term Incentive Plan") to align the interests of management with the interests of the Company's stockholders. Under the Long-Term Incentive Plan, on March 16, 1998, Beacon Capital Participation Plan was issued, for no additional consideration, a Convertible Unit of the Operating Partnership. See "The Company--Long-Term Incentive Plan" and "Risk Factors--Economic and Business Risks--Conflicts of Interest." BCP's senior management, by holding equity interests in Beacon Capital Participation Plan, will be able to participate in the Long-Term Incentive Plan subject to certain vesting restrictions. See "The Company--Long-Term Incentive Plan" and "Risk Factors--Economic and Business Risks--Conflicts of Interest." As further incentive to the Company's management, the Company has adopted a stock option and incentive plan (the "Stock Incentive Plan") whereby a number of the Company's employees will be eligible to receive options to acquire shares of Common Stock. See "The Company--Management Compensation" and "--Stock Incentive Plan." There can be no assurance that the Long-Term Incentive Plan or the Stock Incentive Plan will provide an incentive to the management of the Company to enhance the value of the Common Stock or whether the value of the Common Stock will increase at all. See "The Company--Certain Relationships; Conflicts of Interest" and "Risk Factors--Economic and Business Risks--Conflicts of Interest."

                       RESTRICTIONS ON OWNERSHIP OF STOCK

    Due to limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended (the "Code"), and to otherwise address concerns relating to the concentration of stock ownership, the charter of BCP, as may be amended from time to time (the "Charter") prohibits any single stockholder from owning, directly or by virtue of the attribution provisions of the Code or the Exchange Act, more than 9.8% of the aggregate value of the issued and outstanding shares of Common Stock of BCP (the "Aggregate Stock Ownership Limit"). Additionally, the Charter provides that certain mutual funds and certain other widely-held entities (other than pension plans as described in Section 401(a) of the Code) may actually and beneficially own up to 15% of the outstanding shares of Common Stock (the "Look-Through Ownership Limit"). The Board of Directors may waive or modify the Aggregate Stock Ownership Limit and the Look-Through Ownership Limit with respect to one or more persons if it is satisfied, based upon the receipt of a ruling from the Internal Revenue Service (the "Service") or the advice of tax counsel, that ownership in excess of this limit will not jeopardize the Company's status as a REIT for federal income tax purposes and will not cause the Company to be a "pension-held" REIT for federal income tax purposes. See "Description of Securities."

                                USE OF PROCEEDS

    The Selling Stockholders will receive all of the proceeds from the sale of the Offered Securities offered hereby. The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Offered Securities. The proceeds from the Company's Original Offering are being used to fund acquisitions and for operating expenses.

                              DISTRIBUTION POLICY

    The Operating Partnership intends to make distributions to its partners, including BCP. BCP intends to make distributions to its stockholders of all or substantially all of its net taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code. See "Federal Income Tax Considerations--Requirements for Qualification."

    The declaration and payment of dividends by any BCP Sister Corp. (if and when formed) will be a business decision to be made by the BCP Sister Corp.'s board of directors from time to time based on such considerations as the BCP Sister Corp.'s board of directors deems relevant, will be payable only out of funds legally available therefor under the law of the state of the BCP Sister Corp.'s formation and will be subject to any limitations which may be contained in any applicable debt instruments of the BCP Sister Corp. See "Risk Factors--Economic and Business Risks--Conflicts of Interest."

    As further incentive to the Company's management, the Company has adopted a stock option and incentive plan (the "Stock Incentive Plan") whereby a number of the Company's employees will be eligible to receive options to acquire shares of Common Stock.

                           TAX STATUS OF THE COMPANY

    BCP will elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. If BCP qualifies for taxation as a REIT, BCP generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although BCP does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, BCP has received, in connection with the filing of this Registration Statement, an opinion of Goodwin, Procter & Hoar LLP that BCP has been and will be organized in conformity with the requirements for qualification as a REIT, and that the proposed manner of operations of BCP will enable it to qualify as a REIT, which opinion is based on certain factual and other assumptions and representations with respect to BCP's past and expected ongoing businesses and investment activities and other customary matters. No assurance can be given as to the accuracy of such assumptions and representations or that BCP will be able to comply with them in the future. Furthermore, such opinion is not binding on the Service or on any court, and no assurance can be given that BCP will operate in a manner so as to qualify or remain qualified as a REIT. Failure to qualify as a REIT would render BCP subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to BCP's stockholders would not be deductible by BCP. Even if BCP qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. In accordance with the REIT provisions of the Code, BCP will adopt the calendar year as its taxable year. In connection with BCP's election to be taxed as a REIT, BCP's Charter imposes restrictions on the transfer of the Common Stock. See "Risk Factors-- Legal and Tax Risks--Tax Risks" and "Federal Income Tax Considerations--Taxation of the Company."

                         ORGANIZATION AND RELATIONSHIPS

    The relationship among BCP, the Operating Partnership, Beacon Capital Partcipation Plan and the BCP Sister Corp. (if formed), and the equity ownership thereof is depicted in the picture shown below.

     [Chart describing the relationship of BCP, the Operating Partnership, Other Limited Partners, Beacon Capital Participation Plan, BCP Sister Corp.
          and the BCP Sister Corp. Operating Partnership (if formed)]

------------------------

(1) The Company anticipates that at the time of formation of the BCP Sister Corp., the stockholders of BCP and the BCP Sister Corp. would be the same. However, the equity interests of BCP and the BCP Sister Corp. may be owned and transferred separately and independently of each other and, consequently, the stockholder constituency of each entity may change over time.

                                  RISK FACTORS

    An investment in the Common Stock involves a high degree of risk. Before purchasing any of the shares of Common Stock offered hereby, prospective investors should carefully consider the following material risk factors, in addition to the information set forth elsewhere in this Prospectus.

                          ECONOMIC AND BUSINESS RISKS

    DEPENDENCE ON KEY PERSONNEL. The Company believes that its success will depend to a significant extent upon the experience of its founders, Alan M. Leventhal and Lionel P. Fortin, and on other members of senior management of the Company whose continued service is not guaranteed. The Company believes that Messrs. Leventhal and Fortin, in particular, have national reputations in the real estate investment industry which are expected to assist the Company in identifying Assets for acquisition. Messrs. Leventhal and Fortin have entered employment and non-competition agreements with the Company, but there can be no guarantee that these agreements can be judicially enforced. The loss of the services of either Mr. Leventhal or Mr. Fortin could have a material adverse effect on the operations of the Company because the Company would have a diminished capacity to obtain real estate investment opportunities, to capitalize upon their relationships in the real estate industry and to structure and execute its potential investments. The Company may not be able to successfully recruit additional personnel and any additional personnel that are recruited may not have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. The Company does not currently intend to maintain key-man life insurance with respect to any of its executive officers. See "The Company--Directors and Executive Officers" and "The Company--Management Compensation."

GROWTH STRATEGY MAY NOT BE SUCCESSFULLY IMPLEMENTED.

    AVAILABILITY OF CAPITAL. The ability of the Company to implement its growth strategy depends on access to capital necessary to invest in Assets through the use of borrowings, subsequent issuances of Common Stock or other securities or operating cash flow. The Company was formed on January 21, 1998, has a limited operating history and, other than the proceeds of the Original Offering, has no established sources of financing. The failure to obtain necessary capital could have a material adverse effect on the Company's ability to acquire Assets. The Company anticipates that it will, in part, be dependent upon a bank or other institutional lender with respect to a credit facility. No such credit facility has yet been obtained by the Company.

    FAILURE TO EFFECTIVELY MANAGE RAPID GROWTH. To successfully implement its acquisition strategy, the Company must integrate acquired Assets into its existing operations. As a result, the consolidation of functions and integration of departments, systems and procedures of acquired Assets with the Company's then-existing operations presents a significant management challenge, and the failure to effectively integrate such Assets into the Company's management and operating structures could have a material adverse effect on the results of operations and financial condition of the Company.

    PORTFOLIO ACQUISITION RISKS. The Company's business and acquisition strategy includes acquisitions of multiple Assets in single transactions in order to reduce acquisition expenses per property and to enable the Company to gain a critical mass of Assets that provides operating leverage. However, portfolio acquisitions are more complex than single-property acquisitions, and the risk that a multiple-property acquisition will not close may be greater than in a single-property acquisition. In addition, the Company's costs for a portfolio acquisition that does not close are generally greater than for a single-property acquisition that does not close. If the Company fails to close portfolio acquisitions, its ability to increase its Funds from Operations will be limited and a charge to earnings for costs related to the failed acquisition may occur. Portfolio acquisitions may also result in the Company owning Assets in geographically dispersed markets that are geographically removed from the Company's principal markets. This geographic diversity will place additional demands on the Company's ability to manage such operations.

Another risk associated with portfolio acquisitions is that a seller may require that a group of properties be purchased as a package, even though one or more of the properties in the portfolio does not meet the Company's investment criteria. In such cases, the Company may attempt to make a joint bid with another buyer, or the Company may purchase a portfolio of Assets with the intent to subsequently dispose of those Assets which do not meet its criteria. In the case of joint bids, however, it is possible that the other buyer may default in its obligations, which increases the risk that the acquisition may not close, with the adverse consequences described above. In cases where the Company intends to dispose of Assets it does not wish to own, there can be no assurance as to how quickly the Company could sell or exchange such Assets or the terms on which they could be sold or exchanged.

    DEVELOPMENT OR REDEVELOPMENT OF ASSETS. The Company also intends to pursue the development and construction of Real-Estate Related Assets, in accordance with the Company's development and underwriting policies in effect from time to time as opportunities arise. Risks associated with such development and construction activities include the risk that: (i) the Company may abandon development opportunities after expending resources to determine feasibility;
(ii) construction costs of a project may exceed original estimates; (iii) occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; (iv) financing may not be available on favorable terms for development of a property; and (v) construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

    The Company anticipates that development may be financed, in whole or in part, through equity or debt offerings or under lines of credit or other forms of secured or unsecured construction financing that will result in the risk that, upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms. If a project is unsuccessful, the Company's losses may exceed its investment in the project.

CONFLICTS OF INTEREST.

    CONFLICTS RELATING TO THE OPERATING PARTNERSHIP. BCP, as the General Partner of the Operating Partnership, will have fiduciary obligations to the limited partners (including Beacon Capital Participation Plan) of the Operating Partnership, which may conflict with the interests of BCP's stockholders. In addition, those persons holding Units, as limited partners, will have the right to vote as a class on certain amendments to the Operating Partnership Agreement and individually to approve certain amendments that would adversely affect their rights, which voting rights may be exercised in a manner that conflicts with the interests of those investors who acquire shares of Common Stock in this Offering. In addition, under the terms of the Operating Partnership Agreement, if pursuant to the MGCL or the Company's organizational documents a transaction would require a vote of the Company's stockholders, the General Partner must also conduct a vote of the partners of the Operating Partnership. Approval of both the stockholders and the partners is required before a transaction can be consummated. The partners' interest in approving any such transaction may or may not align with the stockholders' interest in approving such transaction. Thus, the partners may prevent consummation of a transaction that the stockholders believe is in their best interest. See "The Company--Certain Relationships; Conflicts of Interest."

    CONFLICTS RELATING TO THE BCP SISTER CORP. Certain of the officers and directors of BCP may also serve as officers or directors of the BCP Sister Corp, if and when formed. This may create conflicting demands on the time of those officers and directors serving both the Company and the BCP Sister Corp. If, as expected, ownership of the BCP Sister Corp. and the Company differ over time, conflicts of interest may develop. Provisions in the BCP Sister Corp.'s formation documents are expected to (i) provide that the BCP Sister Corp. may enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors (and the Company may enter into an inter-company agreement with the BCP Sister Corp. with respect thereto) and (ii) generally prohibit the BCP Sister Corp. from engaging in activities or making investments appropriate for a REIT unless the Company was first given the opportunity to do so, but elected not to do so, in each instance. There can be no assurance that such an inter-company agreement will prevent conflicts between the Company and the BCP Sister Corp. regarding which person or entity will pursue potential business opportunities, if any. There can also be no assurance that conflicts between the Company and the BCP Sister Corp. will not arise concerning short-term or long-term business plans, investment strategy, geographic concentration or services provided. The Company and the Board of Directors may be subject to various potential conflicts of interest as a result of the relationships between the BCP Sister Corp. and the Company, including as a result of the possibility that the BCP Sister Corp.'s formation documents and any inter-company agreements may be negotiated while BCP and the BCP Sister Corp. are under common control. See "The Company--Certain Relationships; Conflicts of Interest."

    CONFLICTS RELATING TO THE INCENTIVE RETURN. As part of the Company's long-term incentive plans, Beacon Capital Participation Plan, an entity owned and controlled by the Company's management and established for such purpose, was issued on March 16, 1998, a Convertible Unit which shall convert (provided that the Incentive Return has in fact been earned) at the end of the three-year period following the completion of the first calendar year following the Closing of the Original Offering, into a certain number of incentive units of limited partnership interest in the Operating Partnership ("Incentive Units") (if any) with a fair market value equal to the Incentive Return. Messrs. Leventhal and Fortin control and own equity interests in Beacon Capital Participation Plan and certain members of the Company's senior management also hold minority interests in Beacon Capital Participation Plan. The Incentive Return is calculated based on the growth of the Company's Funds From Operations above a specified benchmark, measured at the end of a specific period. Thus, Management has an incentive to maximize growth during this period. Management's interest in the return over this period may conflict with the interests of stockholders with shorter or longer investment goals. While the Incentive Return was designed to align the interests of the Company's senior management with the interests of the Company's stockholders, no assurance can be given that conflicts will not arise between such management's interests in the Incentive Return and the stockholders' interests in the Company. See "The Company--Long-Term Incentive Plan."

    POLICIES WITH RESPECT TO CONFLICTS OF INTEREST. The Company intends to adopt certain policies designed to eliminate or minimize conflicts of interest, which will include a requirement that all transactions in which officers or Directors have a conflicting interest must be approved by a majority of the Company's Independent Directors. However, there can be no assurance that these policies will be successful in minimizing or eliminating such conflicts and, if they are not successful, decisions could be made that might fail to fully reflect the interests of all stockholders of the Company.


    LEVERAGE CAN REDUCE INCOME AVAILABLE FOR DISTRIBUTION. The Company intends to leverage its Assets through borrowings, generally through the use of bank credit facilities, mortgage loans on real estate and other borrowings. However, the Company's only outstanding indebtedness as of this date is mortgage indebtedness. See "The Properties and Pending Acquisitions--Mortgage Indebtedness." To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the Assets acquired, the Company's return on its investment and cash available for distribution to its stockholders may be adversely affected. Currently, the Company has no variable rate financing, though if the Company did obtain such financing in the future and did not engage in a succesful hedging strategy, an increase in the interest rate payable on such financing would cause higher debt payments and could materially adversely impact liquidity and results from operations.


    Additionally, leverage creates an opportunity for increased returns on equity, but at the same time creates risks. For example, debt service payments can reduce the net income available for distributions to stockholders. There can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company may lose some or all of its Assets to foreclosure or sale to satisfy its debt obligations. Changes in interest rates can affect the Company's income by affecting the spread between the Company's income on its Assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning Assets and its ability to realize gains from the sale of Assets.

    The Company currently intends to adopt guidelines to maintain a debt to total market capitalization ratio not in excess of 60%. A policy such as this would allow the Company to incur additional indebtedness as its stock price increases even though there hasn't necessarily been a corresponding increase in the Company's ability to service its indebtedness. For purposes of this policy, the Company's debt to market capitalization ratio is calculated as the Company's proportionate share of total consolidated and unconsolidated debt as a percentage of the sum of the market value of outstanding shares of capital stock of the Company and Units plus the Company's proportionate share of total consolidated and unconsolidated debt. The Charter and Bylaws, however, do not limit the amount of indebtedness the Company can incur. Accordingly, the Board of Directors of the Company could alter or eliminate this policy and would do so, for example, if it were necessary in order for the Company to continue to qualify as a REIT. See "Certain Provisions of Maryland Law and of BCP's Charter and Bylaws" and "Risk Factors--Legal and Tax Risks-- Board of Directors May Change Certain Policies Without Stockholder Consent."

    RISKS ASSOCIATED WITH HEDGING INVESTMENTS AND INVESTMENTS IN
DERIVATIVES. Changes in interest rates may adversely affect the Company's investments. Interest rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Company. The Company may employ a hedging strategy to limit the effects of changes in interest rates on its operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of derivatives to hedge the Company's assets and liabilities carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to stockholders and, indeed, that such losses may exceed the amount invested in such instruments. The Company has no formal policy with respect to hedging investments or investments in derivatives. There is no perfect hedge for any investment, and a hedge may not perform its intended use of offsetting losses on an investment. Moreover, with respect to certain of the instruments used as hedges for the Company's assets and liabilities, the Company is exposed to the risk that the counterparties with which the Company trades may cease making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position. In addition, when derivative securities are purchased as hedges, the price of the hedging vehicle may move more or less than the price movement of the asset being hedged, thus amplifying any losses incurred. There can also be no assurance of a correlation between price movements in a hedging vehicle and an asset being hedged, thus presenting the risk that both the hedging vehicle and the hedged asset may decline in value at the same time. Additionally, if there is a default by a party to a hedging transaction, the Company may only have contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreement related to the transaction. The profitability of the Company may be adversely affected during any period as a result of changing interest rates or due to losses incurred in hedging transactions, possibly resulting in a material adverse impact on the Company's liquidity and results from operations. For a discussion of the treatment of income from hedging investments under the REIT qualification requirements of the Code, see "Federal Income Tax Considerations--Requirements for Qualification--Income Tests."

    THE COMPANY'S INSURANCE WILL NOT COVER ALL LOSSES. The Company intends to maintain comprehensive insurance on each of the Assets, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the Assets in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of similar properties. There are certain types of losses, however, generally of a catastrophic nature, including, without limitation, earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors may also make it infeasible to use insurance proceeds to replace an Asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected Asset.

    PROPERTY TAXES DECREASE RETURNS ON REAL ESTATE. Each Asset will be subject to real and, in some instances, personal property taxes. The real and personal property taxes on Assets in which the Company invests may increase or decrease as property tax rates change and as the Assets are assessed or reassessed by taxing authorities. If property taxes on the Company's investments increase, the Company's cash available for distribution to its stockholders will be adversely affected.

    COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS MAY BE COSTLY. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company may not be in compliance with the ADA. If a property is not in compliance with the ADA, the Company will be required to make modifications to such property to bring it into compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the properties, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications to the properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its stockholders could be adversely affected.

    ADVERSE EFFECT ON RESULTS OF OPERATIONS DUE TO POSSIBLE ENVIRONMENTAL LIABILITIES. The Company's operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation with respect to the Assets, or loans secured by Assets, with environmental problems that materially impair the value of the Assets. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate properly such property, may adversely affect the owner's ability to borrow by using such real property as collateral. Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership and operation of properties, the Company may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with such environmental laws could materially adversely affect the Company's results of operations and financial condition.

    In connection with the acquisition of Real Estate-Related Assets, the Company intends to obtain Phase I environmental site assessments ("ESAs") prepared by qualified independent environmental engineers. The purpose of ESAs is to identify potential sources of contamination for which the Real Estate-Related Assets may be responsible and to assess the status of environmental regulatory compliance. It is possible, however, that these ESAs will not reveal all environmental liabilities or that such Real

Estate-Related Assets may be subject to material environmental liabilities of which the Company is unaware.

    BCP SISTER CORP. WILL HAVE SEPARATE FINANCING. The Company anticipates that the BCP Sister Corp., if and when formed, will obtain its own financing, separate from that of the Company. There can be no assurance that such financing will be readily available or, if available, that it will be on terms acceptable to the BCP Sister Corp. In addition, to the extent that the BCP Sister Corp. should default under such financing, there can be no assurance that the BCP Sister Corp. would be able to obtain sufficient financing to cure such default or to ascertain the full impact of such default on the Company.

    NEWLY-ORGANIZED CORPORATION. The Company was formed on January 21, 1998, was re-incorporated, through a merger, in Maryland on March 17, 1998, and consequently has a limited operating history and does not yet have any established sources of financing. The Company will be dependent upon the experience and expertise of its senior management in administering its day-to-day operations. There can be no assurance that the Company's management will be able to implement successfully the strategies that the Company intends to pursue. In addition, as a newly-organized company, the Company's policies and procedures are subject to change over time. See "The Company--Directors and Executive Officers" and "--Risks Related to Growth Strategy."

                           INVESTMENT ACTIVITY RISKS

    APPROPRIATE INVESTMENTS MAY NOT BE AVAILABLE. Although the Company may invest in Other Assets as opportunities arise, the Company intends to focus primarily on acquiring Real Estate-Related Assets consistent with its Investment Strategy (as defined below). There can be no assurance, however, that the Company will identify Assets that meet its investment criteria, that the Company will be successful in acquiring any Assets that may be identified or that any such Assets will produce a return on the Company's investment. The Company will have broad authority to invest in Assets consistent with its Investment Strategy. The Company may invest in highly-leveraged Assets, which may increase the likelihood of a loss of the Company's Assets through foreclosure. No assurance can be made that the Company's decisions in this regard will result in a profit for the Company. Investment in real estate is a highly-competitive business and the acquisition of Assets is often based on competitive bidding. Consequently, the Company's inability to identify appropriate Assets may have an adverse effect on the Company's results of operations and hinder the Company's growth rate.

    REAL ESTATE IS ILLIQUID AND VALUE IS DEPENDENT ON CONDITIONS BEYOND THE COMPANY'S CONTROL. The Company expects to invest in Assets which may be subject to varying degrees of risk generally incident to the ownership of real property. Real estate investments are relatively illiquid. The ability of the Company to vary its investments in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any Assets acquired by the Company will not decrease in the future. The underlying value of Assets and the Company's income and ability to make distributions to its stockholders are dependent upon the ability of the Company to operate the Assets in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real property leased to one or more lessees, the ability of the lessees to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including, without limitation, earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company in whole or in part.

    COMPETITION FOR ACQUISITIONS. Competition exists for investment opportunities in most sectors of the real estate industry, including all sectors in which the Company intends to invest. The Company may be competing for Assets with entities that have substantially greater economic and personnel resources than the Company or better relationships with sellers of Assets, lenders and others. These entities may also generally be able to accept more risk than the Company prudently can manage. Competition may generally reduce the number of suitable prospective Assets offered to the Company and increase the bargaining power of property owners seeking to sell, thereby increasing prices.

    REAL ESTATE FINANCING RISKS. The Company is subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required debt service. In addition, there is a risk that, if necessary, existing indebtedness will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of the existing indebtedness.

    REAL ESTATE INVESTMENT RISKS. Real property investments are subject to varying degrees of risks. If the Company's Assets do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, the Company's cash flow and ability to make distributions to its stockholders will be adversely affected. An Asset's revenues and value may be adversely affected by the general economic climate, the local economic climate, local real estate conditions, the ability of the owner to provide adequate management, maintenance and insurance, and increased operating costs. Certain significant expenditures associated with each equity investment (such as mortgage payments, if any, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. There are numerous competitors for development and acquisitions of properties, including other REITs, which may have greater resources than the Company.

    RISKS RELATED TO INVESTMENTS IN MORTGAGE LOANS. Investments in mortgage loans may carry certain risks which are not present in other types of investments, including, without limitation, the following:

    COMMERCIAL MORTGAGE LOANS MAY INVOLVE A RISK OF LOSS. Commercial mortgage loans involve a high degree of risk because of a variety of factors, including
(i) dependency for repayment on successful operation of the mortgaged property and tenant businesses operating therein, (ii) the fact that such loans are usually non-recourse to the borrower and (iii) loan terms that include amortization schedules longer than the stated maturity and provide for balloon payments at stated maturity rather than periodic principal payments. In addition, the value of commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

    VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY AFFECT ADVERSELY THE COMPANY'S MORTGAGE LOANS. Commercial real estate values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions, local real estate conditions, changed or continued weakness in specific industry segments, general public perceptions of the safety, convenience, services and attractiveness of the property, the willingness and ability of the property's owner to provide capable management and adequate maintenance, to make capital expenditures and improvements and to provide leasing concessions, construction quality, age and design, and increases in operating expenses (such as energy costs).

    GENERAL DEFAULT RISKS. With respect to its investments in mortgage loans, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and special hazard losses that are not covered by standard hazard insurance. In the event of any default under mortgage loans held by the Company, the Company will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal amount of the mortgage loan, and may not receive interest payments on such mortgage loan which could have a material adverse effect on the Company's cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien may be unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on the Company's anticipated return on the foreclosed mortgage loan.

    MULTI-SECTOR INVESTMENT STRATEGY. The Company's current strategy is to acquire Assets across a variety of real estate product-types in a variety of geographic locations, initially with a particular emphasis on office Assets. Accordingly, the Company will be required to maintain expertise, relationships and market knowledge across a broad range of product-types and geographic regions, and will be subject to the market conditions affecting each such product-type in various markets, including such factors as the local economic climate, business layoffs, industry slowdowns, changing demographics, and local supply and demand issues affecting each such market. This multi-sector approach could require more management time, staff support and expense than a company whose focus is dedicated to a greater extent on a single product-type in fewer jurisdictions than is contemplated by the Company.

    GEOGRAPHIC CONCENTRATION OF ASSETS. The economic performance and value of the Company's real estate assets will be subject to all of the risks incident to the ownership and operation of real estate. These include the risks normally associated with changes in national, regional and local economic and market conditions. The Assets are located in two markets--East Cambridge, Massachusetts and Dallas, Texas, and the Company has no limits on its ability to become even more geographically concentrated. Local real estate market conditions may include a large supply of competing space and competition for tenants, including competition based on rental rates, attractiveness and location of property and quality of maintenance, insurance and management services. Economic and market conditions may impact the ability of tenants to make lease payments. In addition, other factors may adversely affect the performance and value of an Asset, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates and the availability of financing. If the Assets do not generate sufficient income to meet operating expenses, the Company's income and ability to make distributions to its stockholders will be adversely affected.

    NEW MARKETS. Although the Company's management has historical experience with Real Estate-Related Assets and Other Assets and investments in a variety of geographic areas of the country, it is possible that the Company's expertise in those markets may not assist the Company in its new markets. In such event, the Company may be exposed to, among others, risks associated with (i) a lack of market knowledge and understanding of the local economy, (ii) an inability to access land and property acquisition opportunities, (iii) an inability to obtain construction tradespeople, (iv) sudden adverse shifts in supply and demand factors and (v) an unfamiliarity with local governmental procedures.

    RISKS INVOLVED IN ACQUISITIONS THROUGH PARTNERSHIPS AND JOINT
VENTURES. Instead of purchasing properties directly, the Company may invest as a partner or a co-venturer. Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's partner or co-venturer might become bankrupt, that such partner or co-venturer might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, and that such partner or co-venturer may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. Such investments may also have the potential risk of impasse on decisions because neither the partner nor the co-venturer would have full control over the partnership or joint venture. The Company will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit the Company's objectives to be achieved. There is no limitation under the Company's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures.


    RISKS INVOLVED IN ACQUISITIONS THROUGH SUBSIDIARIES. The common stock of Tenant Communications Inc. is divided into two classes: voting and nonvoting. Of the voting common stock, 91% is held by Messrs.

Leventhal and Fortin and 9% is held by the Operating Partnership. The Operating Partnership holds all of the nonvoting stock. The Operating Partnership owns 99% of the economic interest in Tenant Communications, Inc. and Messrs. Leventhal and Fortin jointly own 1% of such economic interest. Messrs. Leventhal and Fortin, as holders of 91% of the voting common stock, retain the ability to elect the board of directors of Tenant Communications, Inc. Although the voting and nonvoting common stock of Tenant Communications, Inc. held by the Company through the Operating Partnership represent 99% of the economic interests in such company, the Company is not able to elect directors. Its ability to influence the day-to-day decisions affecting Tenant Communications, Inc. may therefore be limited. As a result, the board of directors of Tenant Communications, Inc. may implement business policies or decisions that would not have been implemented by persons controlled by the Company, and such policies may be adverse to the interests of the Company and could adversely impact the Company's results of operations.


    FOREIGN REAL PROPERTIES ARE SUBJECT TO CURRENCY CONVERSION RISKS AND UNCERTAINTY OF FOREIGN LAWS. In addition to making investments in domestic Assets, the Company may invest in Assets located outside the United States. Risks inherent in investing in real estate located in foreign countries generally include unexpected changes in regulatory environments, longer accounts receivable payment cycles, potentially adverse tax consequences and the burden of complying with a wide variety of foreign laws. Moreover, investments in foreign Assets may be exposed to the risk of fluctuations in the foreign exchange rates between the US dollar and the currency in which a transaction is conducted.

                              LEGAL AND TAX RISKS

    TAX RISKS. BCP intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although BCP does not intend to request a ruling from the Service as to its REIT status, BCP received, in connection with the filing of this Registration Statement, an opinion from its counsel, Goodwin, Procter & Hoar LLP, that, it has been and will be organized in conformity with the requirements for qualification as a REIT, and its proposed manner of operation will enable it to qualify as a REIT, which opinion is based on certain factual and other assumptions and representations with respect to BCP's past and expected ongoing businesses and investment activities and other customary matters. No assurance can be given as to the accuracy of such assumptions and representations or that BCP will be able to comply with them in the future. Furthermore, such opinion is not binding on the Service or any court, and no assurance can be given that BCP will operate in a manner so as to qualify or remain qualified as a REIT. The opinion of Goodwin, Procter & Hoar LLP represents only the view of counsel to BCP based on counsel's review and analysis of existing law, which includes no controlling precedent and which is subject to change, possibly on a retroactive basis. See "Federal Income Tax Considerations--Requirements for Qualification." Furthermore, both the validity of the opinion and the continued qualification of BCP as a REIT will depend on BCP's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. BCP's operations will not be monitored by Goodwin, Procter & Hoar LLP to ensure continued compliance with the REIT requirements. If BCP were to fail to qualify as a REIT in any taxable year, BCP would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by BCP in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain REIT provisions of the Code, BCP also would be disqualified from taxation as a REIT for the four taxable years subsequent to the year during which BCP ceased to qualify as a REIT. See "Federal Income Tax Considerations--Requirements for Qualification."

    BCP must distribute annually at least 95% of its net taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, BCP will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid or deemed paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. The amount of any net long-term capital gains that BCP elects to retain and pay income tax on will be treated as distributed for purposes of the 4% excise tax.

    BCP intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require BCP to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of BCP's net taxable income could cause BCP (i) to sell assets in adverse market conditions,
(ii) to distribute amounts that represent a return of capital, or (iii) to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures, or repayment of debt. Gains from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax. See "Federal Income Tax Considerations-- Requirements for Qualification."

    It is anticipated that BCP may purchase mortgage loans. If BCP purchases such Assets and is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on such mortgage loans, such arrangement will be treated as a "taxable mortgage pool" for federal income tax purposes. If all or a portion of BCP is considered a "taxable mortgage pool," BCP's status as a REIT generally should not be impaired, but a portion of BCP's taxable income may be characterized as "excess inclusion income" and allocated to the stockholders of BCP. Any excess inclusion income (i) could not be offset by net operating losses of a stockholder, (ii) would be subject to tax as "unrelated business taxable income" to a tax-exempt stockholder, (iii) would be subject to the application of federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty), with respect to amounts allocable to foreign stockholders, and (iv) would be taxable (at the highest corporate tax rate) to BCP, rather than its stockholders, to the extent allocable to shares of stock of BCP held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business taxable income, including governmental organizations).

    ADVERSE IMPACT OF FUTURE LEGISLATION REGARDING REITS. BCP's qualification as a REIT or its ability to fully utilize the BCP Sister Corp. structure could be affected as a result of future legislation. In that regard, Congress recently enacted, and the Clinton Administration signed into law, certain revenue proposals as part of the Internal Revenue Service Restructuring and Reform Act of 1998 that included, among other things, a freeze on the grandfathered status of REITs that are "paired" or "stapled" with a related operating company. Unlike such "paired" or "stapled" structures, the proposed BCP Sister Corp. structure would be a "paper clip" structure in which interests in the BCP Sister Corp. distributed to the Company's stockholders could be transferred independently from the Company's Common Stock. Although such legislation does not affect "paper clip" structures, there can be no assurance that the recently enacted legislation will not place legislative or judicial scrutiny on the "paper clip" structure or that legislation adversely affecting such a structure will not be proposed and enacted. See "Federal Income Tax Considerations--Impact of Future Legislation."

    AGGREGATE STOCK OWNERSHIP LIMIT MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. In order for BCP to maintain its qualification as a REIT under the Code, not more than 50% in value of its outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of BCP's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). In order to facilitate maintenance of its qualification as a REIT for federal income tax purposes, and to otherwise address concerns relating to concentration of stock ownership, the Charter contains the Aggregate Stock Ownership Limit which generally prohibits any single stockholder from "beneficially owning" (as such term is defined in the Charter) more than 9.8% of the issued and outstanding shares of the Company's Common Stock. Additionally, the Charter contains the Look-Through Ownership Limit, which generally permits certain mutual funds and certain other widely-held entities (other than pension plans as described in Section

401(a) of the Code) to beneficially own up to 15% of the outstanding shares of Common Stock. The Board of Directors may waive or modify the Aggregate Stock Ownership Limit and the Look-Through Ownership Limit with respect to one or more persons if it is satisfied, based upon the receipt of a ruling from the Service or the advice of tax counsel, that ownership in excess of this limit will not jeopardize the Company's status as a REIT for federal income tax purposes and will not cause the Company to be a "pension-held" REIT for federal income tax purposes. These ownership limits may have the effect of inhibiting or impeding a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction. See "Description of Securities--Transfer Restrictions" and "Federal Income Tax Considerations--Requirements for Qualification."

    FOREIGN INVESTORS SHOULD CONSIDER TAX RISKS UNDER FIRPTA. Gain recognized by a Non-U.S. Stockholder (as defined herein) upon a sale of his Common Stock generally will be taxed under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") if BCP is not a "domestically controlled REIT." A "domestically controlled REIT" is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although it is currently anticipated that BCP will be a "domestically controlled REIT" and, therefore, the re-sale of the Common Stock will not be subject to taxation under FIRPTA, there can be no assurance that BCP is or will continue to be a "domestically-controlled REIT." Even if such gain is not subject to FIRPTA, such gain will be taxable to a Non-U.S. Stockholder under certain other circumstances. If the gain on the re-sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). See "Federal Income Tax Considerations--Taxation of Non-U.S. Stockholders."

    PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN COMMON STOCK. ERISA is a broad statutory framework that governs non-governmental employee benefit plans in the United States. Fiduciaries of pension, profit-sharing or other employee benefit plans subject to Title I of ERISA ("ERISA Plans"), in consultation with their advisers, should carefully consider the impact of ERISA and the regulations of the Department of Labor (the "DOL") thereunder on the ERISA Plan's decision to invest in the Common Stock. In particular, a fiduciary of an ERISA Plan should consider whether its decisions with respect to these matters would satisfy the requirements set forth in Part 4 of subtitle B of Title I of ERISA, including (a) the diversification and prudence requirements of ERISA, (b) the requirement that the decisions be in the best interests of the participants and beneficiaries of the ERISA Plan, and (c) the requirement that the decision be authorized under the appropriate governing instruments and investment policies of the ERISA Plan.

    ERISA also prohibits certain transactions involving an ERISA Plan and persons who are "parties in interest" with respect to the ERISA Plan. In addition, the Code provides for similar prohibited transaction rules applicable to "plans" (as defined in Section 4975 of the Code) and "disqualified persons" with respect to such plans. The fiduciary of an ERISA Plan or a plan described in Section 4975 of the Code (referred to together herein as "Plans") contemplating an investment in the Common Stock should consider whether the acquisition of such Common Stock would result in a prohibited transaction under ERISA and/or the Code and if so, whether an exemption from these prohibited transaction rules is available. In addition, the Plan Assets Regulation provides that, subject to certain exceptions, the assets of an entity in which a Plan holds an equity interest may be treated as assets of the investing Plan, in which event, the underlying assets of such entity (and transactions involving such assets) would be subject to ERISA and applicable provisions of the Code (including prohibited transaction provisions of ERISA and the Code). The Company intends to take such steps as may be necessary to qualify BCP and the Operating Partnership (and any BCP Sister Corp.) for one or more of the exceptions available under such regulation and, thereby, prevent the assets of the Company from being treated as assets of any investing Plan.

Specifically, the Company will use its reasonable best efforts to qualify as a "real estate operating company" (within the meaning of the Plan Assets Regulation) at least until such time as the Common Stock qualifies as a class of "publicly offered securities" (as such term is defined in such regulation). In addition, with respect to any BCP Sister Corp., the Company will take such steps as may be necessary to qualify such BCP Sister Corp. as an operating company or a venture capital operating company or for one of the other available exceptions under the Plan Assets Regulation prior to distributions of its equity interests, although no assurances can be made in this regard. See "ERISA Considerations--The Treatment of the Company's Underlying Assets Under ERISA."

    CHANGES IN MANAGEMENT MAY BE DETERRED. As a Maryland corporation, BCP is subject to various provisions of the Maryland General Corporation Law (the "MGCL"), which (a) impose certain restrictions and require certain procedures with respect to certain business combinations, including, but not limited to, transactions with holders of more than 10% of the voting power of BCP's equity securities and (b) limit voting rights for holders of 20% or more of the voting power of BCP's stock. These provisions could have the effect of discouraging a takeover or other transaction involving a change in control in which holders of some, or a majority, of the shares of the Common Stock might receive a premium for their shares of the Common Stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interests. The Charter of the Company exempts from the Maryland statute any business combination with Alan M. Leventhal, Lionel P. Fortin or current or future affiliates, associates or other persons acting in concert as a group with either of Messrs. Leventhal or Fortin. In addition, the right of Beacon Capital Participation Plan to receive the Incentive Return in the event of a change of control of the Company (as defined in the Operating Partnership Agreement) may deter third parties from entering into business combinations with the Company. See "Certain Provisions of Maryland Law and of BCP's Charter and Bylaws--Business Combinations," "--Control Share Acquisitions" and "The Company--Long-Term Incentive Plan."

    BOARD OF DIRECTORS MAY CHANGE CERTAIN POLICIES WITHOUT STOCKHOLDER
CONSENT. The major policies of the Company, including its investment policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, will be determined by its Board of Directors from time to time. The Board of Directors may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the stockholders. The effect of any such changes may be positive or negative. See "Certain Provisions of Maryland Law and of BCP's Charter and Bylaws."

    LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT THE
COMPANY. The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act of 1940. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the Staff of the Commission, in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire therefore may be limited by the exemption provisions of the Investment Company Act. In addition, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or
(b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

    LIMITATION ON LIABILITY OF OFFICERS AND DIRECTORS OF THE COMPANY. The Charter contains a provision which limits the liability of a director or officer to BCP and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. See "Certain Provisions of Maryland Law and of BCP's Charter and Bylaws."

                                  OTHER RISKS

    RESTRICTIONS ON TRANSFERABILITY; LACK OF PUBLIC MARKET. Each subsequent purchaser will be required to represent and warrant that it (i) is acquiring Common Stock for investment and not with a view to distribution or resale, (ii) understands it must bear the economic risk of an investment in the Common Stock for an indefinite period of time because the Common Stock has not been registered with the Commission or any other state or governmental agency, and
(iii) understands that the Common Stock may not be transferred or sold, unless the Common Stock is registered or an exemption from such registration is available. There is currently no public market for the Common Stock and there is no assurance that one will develop. In addition, transfers of the Common Stock are prohibited if such transfer would (x) violate the Securities Act or any other applicable federal or state securities laws, rules or regulations, or (y) cause the Company to fail to comply with any of the requirements for qualification as a REIT under the Code or (z) cause the Company to violate any of the restrictions of the Charter. In addition, holders of the Common Stock may be prevented from relying upon the Registration Statement of which this Prospectus forms a part for the resale of shares of the Common Stock as a result of the right of the Company under the Registration Rights Agreement to suspend its effectiveness during blackout periods (as defined below), required for the Company to ensure that this Prospectus remains current. See "Description of Securities-- Registration Rights." Consequently, the purchase of the Common Stock should be considered a long-term and illiquid investment. See "Description of Securities--Transfer Restrictions."

    RISK THAT MARKET FOR COMMON STOCK WILL NOT DEVELOP. The Common Stock presently has no established trading market. While the Common Stock has been accepted for trading in the PORTAL Market, a real-time electronic National Association of Securities Dealers marketplace that facilitates trading in securities originally offered pursuant to Rule 144A transactions such as the Company's Original Offering, there can be no assurance that an active trading market for the Common Stock will develop in the PORTAL Market or elsewhere. In addition, access to the PORTAL Market, unlike other prominent stock exchanges or NASDAQ markets, is restricted to certain parties, including qualified institutions and certain brokers and dealers, and can only be used for the trading of certain restricted securities. Accordingly, no assurance can be given as to (i) the likelihood that an active market for the Common Stock will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell their Common Stock, or (iv) the prices that stockholders may obtain for their Common Stock.

                                  THE COMPANY

    BCP is a recently-organized Maryland corporation, formed on January 21, 1998 as a Massachusetts corporation and reincorporated as a Maryland corporation on March 17, 1998, and will elect to be taxed as a REIT under the Code. The Operating Partnership is a Delaware limited partnership. The principal executive offices of the Company are located at One Federal Street, 26th Floor, Boston, Massachusetts 02110. The Company's telephone number is (617) 457-0400.

    The Company believes that its senior management has long-standing relationships with institutional owners, lenders, bankers and other real estate operators and developers which the Company anticipates may provide the Company with regular access to transaction activity and investment opportunities. In addition, the operating experience of its senior management gained through the management of public and private companies provides a unique perspective that is expected to be particularly valuable as the real estate cycle changes and as the real estate industry continues its transformation from private to public capitalization. In addition to the experience gained by the senior management as senior management of Beacon Properties, they have also been active in the development, acquisition and management of a broad spectrum of property types, including lodging, apartment, industrial, retail and mixed-use projects.

    The Company has entered into management agreements with its wholly-owned affiliate, Beacon Capital Partners Management, LLC, a Delaware limited liability company (the "Management Affiliate"), in order to assure that the quality of services rendered to the Company's tenants is appropriate for the type of property under management. The Management Affiliate engages sub-agents to handle the day-to-day and on-site management responsibilities associated with each property. Depending upon the particular property and occupancy situation of such property, the sub-agent's compensation for such services is either (i) a flat fee; (ii) a flat fee with an incentive component; or (iii) based upon a percentage of gross rental income realized. The Management Affiliate is managed by the Company, and therefore shares the same management team as is involved in the day-to-day operations of the Company. No additional compensation is awarded to the officers and employees as a result of their efforts in handling the business affairs of the Management Affiliate.

    The Athenaeum Portfolio, Technology Square and the Draper Building are each managed by the Management Affiliate, and the Management Affiliate has engaged Spaulding & Slye as sub-agent under an agreement with an initial term through December 31, 1999. The sub-agent agreement is terminable by the Management Affiliate without cause or penalty on 30 days' notice to the sub-agent.

    The Breunig Portfolio is currently managed by Bruenig Commercial Management, Inc., the same management entity that managed the assets for the sellers of the individual properties which comprised the portfolio. The management agreement is due to expire on June 30, 1999, although the Company has the option to terminate the agreement as of January 1, 1999.

    The Sunnyvale Development, once constructed, will be managed by an affiliate of Menlo Equities. The management arrangement was negotiated as part of the joint venture structure.

RECENT ACQUISITIONS

    THE ATHENAEUM PORTFOLIO. On May 1, 1998 the Company purchased a portfolio of eleven buildings in Cambridge, MA known as The Athenaeum Portfolio. The mixed-use portfolio consists of approximately 970,000 square feet and contains office, laboratory and retail uses as well as a 1,530 space parking garage. The purchase price for the portfolio was $195 million, including the assumption of approximately $69 million of first mortgage debt. The Company estimates that the aggregate purchase price is approximately 80% of replacement cost. On May 20, 1998, the Company completed the formation of a joint venture with PW Acquisitions IX, LLC, an affiliate of PaineWebber, in which both parties hold a 50% interest in the master limited liability company that controls the two limited liability companies that hold title to The Athenaeum Portfolio. Under the terms of the joint venture agreement, the Paine Webber affiliate will reimburse the Company for 50% of all costs associated with the acquisition of The Athenaeum Portfolio in exchange for its 50% interest in the master limited liability company.

    The portfolio is comprised of two components: One Kendall Square and The Athenaeum House (215 First Street), which are located within close proximity of M.I.T. Several of the buildings were originally built as manufacturing buildings at the turn of the century and were fully renovated in the mid-1980's for office and laboratory uses. A nine-screen cinema was added to the complex in 1994. The buildings are currently 100% occupied. Major tenants which occupy more than 10% of the portfolio include: Genzyme, CLAM Associates, Cambridge Neuroscience, and Mitotix.

    The Athenaeum Portfolio is located in the East Cambridge office market. The overall Cambridge office market includes approximately 10 million square feet. According to Spaulding & Slye, the Cambridge office market had an overall vacancy rate of 2.4% as of June 30, 1998.

    TECHNOLOGY SQUARE & THE DRAPER BUILDING. On June 24, 1998 the Company purchased a four- building complex known as Technology Square and an adjacent building known as The Draper Building from a partnership managed by Prudential. The properties are located in Cambridge, MA, adjacent to One Kendall Square (described above) and M.I.T. and consist of 1,026,000 square feet. The purchase price for the properties was $123 million. As part of the purchase, Prudential accepted approximately $51.4 million in the form of units of the Operating Partnership at a blended rate of $20.31 per unit. There are no mortgages outstanding against these properties.

    Technology Square is currently 100% leased to two tenants: M.I.T. and Polaroid Corporation. The leases with these tenants expire in mid-1999. Average net lease rates in place are $6.53 per square foot, which the Company believes to be substantially below current market. Accordingly, the Company believes it will be able to re-let Technology Square at current market rents. The Company intends to re-develop and re-lease the property over the next 18-24 months and projects substantial increases in net operating income as the property is stabilized at current market net rents, which the Company believes to be approximately $24 per square foot. The scope of the re-development is currently under review by the Company and, therefore, the estimated cost thereof has not yet been established. It is anticipated by management that any such redevelopment would be financed by the Company from cash on hand or project financing. The Draper Building is 100% leased to Draper Labs on a long-term lease which expires on October 20, 2001. The lease contains extension options through October 2051, pursuant to which the tenant has an option, under certain circumstances, to acquire The Draper Building.

    Technology Square and The Draper Building are located in the East Cambridge office market. The overall Cambridge office market includes approximately 10 million square feet. Upon completion of this acquisition, the Company will own approximately 2 million square feet of office and commercial space in the Cambridge market, including The Athenaeum Portfolio, Technology Square and The Draper Building. According to Spaulding & Slye, the Cambridge office market had an overall vacancy rate of 2.4% as of June 30, 1998.

    THE BRUENIG PORTFOLIO. On July 1, 1998, the Company acquired a 1,335,000 square foot portfolio of seven office properties and seven research & development (R&D) properties located in suburban Dallas, TX. The properties were purchased from Breunig Commercial Management, Inc., a Dallas-based real estate owner and manager for a total consideration of $91.2 million, including the assumption of approximately $21.8 million of first mortgage debt. The purchase price is approximately $68 per square foot, which the Company estimates to be approximately 65% of the replacement cost of the assets.

    The properties are predominately located along the North Central Expressway corridor in North Dallas. As measured on a square foot basis, the portfolio is approximately two-thirds office (842,000 s.f.), and one-third R&D (493,000 s.f.) The current average occupancy rate for the portfolio is 95%. However, nearly 54% of the space in the buildings is expiring over the next 3 years, providing an opportunity to substantially increase the net operating income as the properties are re-leased at current market rents.

Average net rents at the properties are more than $3.00/s.f. (or nearly 56%) below what the Company estimates to be current market rents. Major tenants include: Blue Cross, Texas Instruments, Dallas Teachers Credit, Puretan, Inc., and Specialized Resources.

    The overall Dallas office market contains 133 million square feet of space. According to Cushman & Wakefield, as of the end of the Second Quarter of 1998, the overall vacancy rate was 13.1%. The office properties in The Breunig Portfolio are located primarily in the North Central Expressway and LBJ Freeway submarkets where the Second Quarter vacancy rates were 11.9% and 5.5%, respectively.

    The Office/Showroom category of the Dallas Industrial market (which includes R&D space), contains 49.5 million square feet of space. The overall vacancy rate as of the end of the Second Quarter was 5.4%. The R&D properties in The Breunig Portfolio are located primarily in the Richardson/Plano and North Dallas submarkets, where the Second Quarter 1998 vacancy rates were 3.4% and 3.5%, respectively.

    MILLENNIUM TOWER. On September 1, 1998 the Company entered into a joint venture agreement with HA L.L.C., an affiliate of Martin Smith Real Estate Services, a Seattle based real estate developer, by which the Company has agreed to fund 66 2/3% of the equity required to develop a high-rise building in downtown Seattle, Washington and HA L.L.C. has agreed to fund 33 1/3% of such equity. After each party receives a 15% per annum return on their equity, the profits from the venture will be split 60% to the Company and 40% to HA L.L.C. The building will be located at Second Avenue and Columbia Street and will consist of 13 floors of Class A office space above which there will be located 6 floors of luxury residential condominiums. The ground floor will be devoted to retail uses. Of the 261,000 square feet in the building, the office area will comprise 188,000 square feet, the retail area will be 10,000 square feet and the residential portion will be 63,000 square feet. The site is not yet fully entitled, although it is anticipated that final approvals will be obtained by November 1998. As of this point in time, the office space has not been pre-leased, and the sales program for the condominiums has not yet commenced.

    The land has been contributed to the joint venture by HA L.L.C. at an agreed value of $10.5 million, and the Company has agreed to fund the first $19 million of cash requirements for the venture. The venture intends to finance the balance of development costs from a construction loan with an institutional lender. No loan has been obtained at this point in time because the Company's $19 million initial contribution will be utilized before any monies are drawn down on the construction loan. The estimated cost of the project is $71 million, including the value of the land.

    The property is located in the downtown Seattle office market, which includes approximately 28.0 million square feet of office space, of which 14.6 million square feet is Class A space. According to Colliers Parrish International at the end of the first quarter 1998 the market had an overall office vacancy rate of 2.9%, and the Class A sub-market had a vacancy rate of 2.3%.

    In the opinion of management, each of the Company's properties is adequately insured.

PENDING ACQUISITION

    SUNNYVALE DEVELOPMENT. On August 9, 1998, the Company entered into a joint venture agreement with Mathilda Partners LLC, an affiliate of Menlo Equities, a California based developer, by which the Company has agreed to fund 87.5% of the equity required to develop two Class A office buildings and Mathilda Partners LLC has agreed to fund 12.5% of such equity. After each party receives a 12% per annum return on their equity, the profits from the venture will be split equally. The venture is under contract to acquire a twelve-acre site on Mathilda Avenue in Sunnyvale, California, on which the venture plans to construct two four-story office buildings with surface parking. Although it is anticipated that the buildings will contain approximately 267,000 square feet, certain changes in the entitlements for the property will be required to increase the permitted density from the currently permitted 187,000 square feet. Neither building has been pre-leased. In addition to funding approximately 40% of the development expenditures (including the acquisition of the land) from cash contributions, the venture intends to finance the balance of those expenditures with a construction loan from an institutional lender. At this point in time, the scope of the development budget has not been finalized, but it is anticipated to be approximately $57.0 million if the full 267,000 square feet are constructed. The site for the development is in the Sunnyvale office market, which includes approximately 21.5 million square feet. According to Colliers Parrish International, the Sunnyvale office research and development market had an overall vacancy rate of 4.2% as of May 1, 1998.


INVESTMENT IN CYPRESS COMMUNICATIONS, INC.



    On September 30, 1998, the Company invested $5,000,000 to acquire preferred stock in Cypress Communications, Inc., representing a 13.5% fully diluted ownership position in such company. Dividends will be paid on the Company's investment as and when dividends are declared on the preferred stock or any other class of stock in Cypress Communications, Inc. The preferred stock will be treated preferentially upon a liquidation of Cypress, should a liquidation occur, and is held by both the Operating Partnership and Tenant Communications, Inc., a Massachusetts corporation ("Tenant Communications"). Messrs. Leventhal and Fortin hold 91% of the voting common stock of Tenant Communications. The Operating Partnership holds 9% of the voting common stock and all of the non-voting stock of Tenant Communications. The Operating Partnership owns 99% of the economic interests in Tenant Communications and Messrs. Leventhal and Fortin jointly own a 1% economic interest in Tenant Communications.



    Cypress Communications, Inc., is a provider of bundled communications services to tenants in multi-tenant commercial buildings. By bundling services to multiple tenants in an office building, Cypress is able to aggregate the traffic of customers, giving them the advantage of a cost-effective service with a high level of customer care. Cypress offers its customers Internet access, video, voice mail and telephone service.

THE PROPERTIES & PENDING ACQUISITIONS

    Set forth below are summary descriptions of the Properties and Pending Acquisitions. (1)(2)

                                                                                                         PERCENT
                                                                                           RENTABLE      LEASED
                                     YEAR BUILT/    OWNERSHIP     NO. OF     PROPERTY       AREA IN        AT
PROPERTY                              RENOVATED    INTEREST (3)   BLDGS.     LOCATION     SQUARE FEET    6/30/98
-----------------------------------  -----------   ------------   ------   -------------  -----------   ---------
CAMBRIDGE OFFICE MARKET:
215 First Street...................   1885/1981         50%          1     Cambridge, MA     306,084      100%
One Kendall Square Cinema..........     1994            50%          1     Cambridge, MA      31,641      100%
Buildings 100-500..................   1887/1984         50%          4     Cambridge, MA     222,372       99%
Buildings 600/650/700..............   1916/1985         50%          2     Cambridge, MA     236,661      100%
Buildings 1500 & 1700..............   1914/1986         50%          2     Cambridge, MA      39,707      100%
Building 1400......................     1989            50%          1     Cambridge, MA     133,211      100%
                                                                  ------                  -----------   ---------
  Subtotal The Athenaeum Portfolio                                  11                       969,676      100%
                                                                  ------                  -----------   ---------
545 Tech Square (4)................     1965           100%          1     Cambridge, MA     144,123      100%
549 Tech Square....................     1962           100%          1     Cambridge, MA      40,377      100%
565 Tech Square....................     1965           100%          1     Cambridge, MA     201,816      100%
575 Tech Square....................     1965           100%          1     Cambridge, MA     165,208      100%
The Draper Building (5)............     1976           100%          1     Cambridge, MA     474,481      100%
                                                                  ------                  -----------   ---------
  Subtotal Tech Square & The Draper
    Building                                                         5                     1,026,005      100%
                                                                  ------                  -----------   ---------
  Subtotal Cambridge, MA                                            16                     1,995,681      100%
                                                                  ------                  -----------   ---------
SUBURBAN DALLAS OFFICE MARKET:
Bank One LBJ.......................     1982           100%          1     Dallas, TX         42,000       71%
Brandywine Place...................     1984           100%          4     Plano, TX          66,237      100%
Crosspoint Atrium..................     1981           100%          1     Dallas, TX        220,212       94%
Forest Abrams Place................     1983           100%          2     Dallas, TX         68,827       88%
6500 Greenville Avenue (6).........   1981/1996        100%          1     Dallas, TX        114,600       89%
Northcreek Place II (7)............     1984           100%          2     Dallas, TX        163,303       98%
One Glen Lakes (8).................     1982           100%          1     Dallas, TX        166,272       95%
                                                                           Richardson,
Park North Business Center.........     1979           100%          2     TX                 36,885       84%
Plaza at Walnut Hill...............     1982           100%          2     Dallas, TX         88,280       91%
                                                                           Richardson,
Richardson Business Center.........     1983           100%          2     TX                 66,300      100%
Richardson Commerce Centre.........     1981           100%          3     Dallas, TX         60,517      100%
                                                                           Richardson,
Sherman Tech.......................     1981           100%          1     TX                 16,176      100%
                                                                           Richardson,
T I Business Park..................     1980           100%          1     TX                 96,902      100%
                                                                           Farmers
Venture Drive Tech Center..........     1975           100%          3     Branch, TX        128,322      100%
                                                                  ------                  -----------   ---------
  Subtotal Dallas, TX                                               26                     1,334,833       95%
                                                                  ------                  -----------   ---------
Total/Weighted Average Properties                                   42                     3,330,514       98%
                                                                  ------                  -----------   ---------
                                                                  ------                  -----------   ---------

--------------------------
(1) Millennium Tower has not been included in these figures because it is a developement project. Millennium Tower is a joint venture between the Company and HA L.L.C., which plans to build a high-rise building in downtown Seattle, Washington.

(2) The pending Sunnyvale acquisition has not been included in these figures because it is a development project. Sunnyvale is a joint venture between the Company and Mathilda Partners LLC, which plans to build two Class A office buildings in Sunnyvale, California.

(3) The Company holds a 50% interest in The Athenaeum Portfolio which includes 11 buildings, a nine screen-1,200 seat cinema and 1,530 structured parking spaces.

(4) Tech Square includes 955 structured parking spaces.

(5) The Draper Building includes 965 structured parking spaces.

(6) 6500 Greenville Avenue includes 281 structured parking spaces.

(7) Northcreek Place II includes 232 structured parking spaces.

(8) One Glen Lakes includes 546 structured parking spaces.

OCCUPANCY RATES, BASE RENTS AND NET EFFECTIVE RENTS

    The following chart sets forth the occupancy rate, expressed as a percentage, the average annual Base Rent (as defined below) and the average Net Effective Rent (as defined below) per square foot for each of the Company's Properties as of June 30, 1998. Base Rent is gross rent excluding payments by tenants on account of real estate tax and operating expense escalation. Net Effective Rent is Base Rent adjusted on a straight-line basis for contractual rent step-ups and free rent periods, plus tenant payments on account of real estate tax and operating expense escalation, less total operating expenses and real estate taxes.

                                                                                 AVERAGE    AVERAGE
                                                         TOTAL          %         BASE      NET EFF
PROPERTY                                                  AREA       LEASED       RENT       RENT
-----------------------------------------------------  ----------  -----------  ---------  ---------
215 First Street.....................................     306,084         100%  $   19.22  $   14.98
One Kendall Square Cinema............................      31,641         100%      18.29      13.48
Buildings 100-500....................................     222,372          99%      24.68      15.69
Buildings 600/650/700................................     236,661         100%      31.82      24.14
Buildings 1500 & 1700................................      39,707         100%      14.92      10.45
Building 1400........................................     133,211         100%      26.82      19.54
                                                       ----------         ---   ---------  ---------
The Athenaeum Portfolio                                   969,676         100%      24.38      17.78
                                                       ----------         ---   ---------  ---------
545 Tech Square (NNN)................................     144,123         100%      13.35      13.35
549 Tech Square......................................      40,377         100%       6.51       4.06
565 Tech Square......................................     201,816         100%       6.63       4.08
575 Tech Square......................................     165,208         100%       7.32       4.16
The Draper Building (NNN)............................     474,481         100%       6.16       6.16
                                                       ----------         ---   ---------  ---------
Tech Square & The Draper Building....................   1,026,005         100%       7.46       6.36
                                                       ----------         ---   ---------  ---------
Total Cambridge, MA..................................   1,995,681         100%      15.67      11.90
                                                       ----------         ---   ---------  ---------
Bank One LBJ.........................................      42,000          71%      12.08       6.10
Brandywine Place.....................................      66,237         100%      10.20       7.29
Crosspoint Atrium....................................     220,212          94%      11.52       6.28
Forest Abrams Place..................................      68,827          88%      11.86       6.54
6500 Greenville Avenue...............................     114,600          89%      11.95       6.69
Northcreek Place II..................................     163,303          98%      11.57       6.47
One Glen Lakes.......................................     166,272          95%      14.99       9.52
Park North Business Center...........................      36,885          84%       5.35       4.22
Plaza at Walnut Hill.................................      88,280          91%       7.14       4.46
Richardson Business Center...........................      66,300         100%       4.39       4.27
Richardson Commerce Centre...........................      60,517         100%       6.73       1.61
Sherman Tech.........................................      16,176         100%       6.21       4.19
T I Business Park....................................      96,902         100%       4.76       3.98
Venture Drive Tech Center............................     128,322         100%       4.69       3.56
                                                       ----------         ---   ---------  ---------
Total Dallas, TX.....................................   1,334,833          95%       9.64       5.82
                                                       ----------         ---   ---------  ---------
Total/Weighted Average...............................   3,330,514          98%  $   13.33  $    9.54
                                                       ----------         ---   ---------  ---------
                                                       ----------         ---   ---------  ---------

LEASE EXPIRATIONS--ALL PROPERTIES

    The following table sets forth lease expirations (in square feet) for each of the Company's Properties.

                            7/1/98
                              TO
       PROPERTY            12/31/98      1999       2000       2001       2002       2003       2004       2005       2006
-----------------------  ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
CAMBRIDGE, MA
-----------------------

215 FIRST STREET
-----------------------
square feet (a)........       46,752      34,383     11,345     44,277    117,016     52,311          0          0          0
% sq. ft. (b)..........        15.3%       11.2%       3.7%      14.5%      38.2%      17.1%       0.0%       0.0%       0.0%
annual rent (c)........      776,849     870,416    163,420    841,040  2,555,762    839,493          0          0          0
% annual rent (d)......        12.8%       14.4%       2.7%      13.9%      42.3%      13.9%       0.0%       0.0%       0.0%
tenants (e)............            7           8          4          4          5          5          0          0          0

ONE KENDALL SQUARE
  CINEMA
-----------------------
square feet (a)........            0           0          0          0          0          0          0          0          0
% sq. ft. (b)..........         0.0%        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (c)........            0           0          0          0          0          0          0          0          0
% annual rent (d)......         0.0%        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (e)............            0           0          0          0          0          0          0          0          0

BUILDINGS 100-500
-----------------------
square feet (a)........       54,248      25,857     34,172     19,798     29,869     34,256          0     21,116          0
% sq. ft. (b)..........        24.4%       11.6%      15.4%       8.9%      13.4%      15.4%       0.0%       9.5%       0.0%
annual rent (c)........    1,014,041     554,269    926,647    417,581    717,629    814,951          0    520,896          0
% annual rent (d)......        20.4%       11.2%      18.7%       8.4%      14.5%      16.4%       0.0%      10.5%       0.0%
tenants (e)............           12           9          8          8         10          2          0          4          0

BUILDINGS 600/650/700
-----------------------
square feet (a)........        3,965      26,150     71,738      4,629     31,333          0          0     98,846          0
% sq. ft. (b)..........         1.7%       11.0%      30.3%       2.0%      13.2%       0.0%       0.0%      41.8%       0.0%
annual rent (c)........      213,281     400,560  2,442,338    117,395  1,252,066          0          0  3,241,160          0
% annual rent (d)......         2.8%        5.2%      31.9%       1.5%      16.3%       0.0%       0.0%      42.3%       0.0%
tenants (e)............            2           6          3          1          1          0          0          1          0

BUILDINGS 1500 & 1700
-----------------------
square feet (a)........        3,830         275          0     15,707      4,709          0          0          0          0
% sq. ft. (b)..........         9.6%        0.7%       0.0%      39.6%      11.9%       0.0%       0.0%       0.0%       0.0%
annual rent (c)........       20,529       2,196          0    393,462    103,598          0          0          0          0
% annual rent (d)......         3.3%        0.3%       0.0%      62.5%      16.5%       0.0%       0.0%       0.0%       0.0%
tenants (e)............            1           1          0          1          1          0          0          0          0

BUILDING 1400
-----------------------
square feet (a)........            0           0      7,868     24,541          0          0          0    100,802          0
% sq. ft. (b)..........         0.0%        0.0%       5.9%      18.4%       0.0%       0.0%       0.0%      75.7%       0.0%
annual rent (c)........            0           0    197,959    784,336          0          0          0  3,072,432          0
% annual rent (d)......         0.0%        0.0%       4.9%      19.3%       0.0%       0.0%       0.0%      75.8%       0.0%
tenants (e)............            0           0          1          1          0          0          0          2          0
                         ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

TOTAL THE ATHENAEUM
  PORTFOLIO
-----------------------
square feet (a)........      108,795      86,665    125,123    108,952    182,927     86,567          0    220,764          0
% sq. ft. (b)..........        11.2%        8.9%      12.9%      11.2%      18.9%       8.9%       0.0%      22.8%       0.0%
annual rent (c)........    2,024,700   1,827,441  3,730,364  2,553,814  4,629,055  1,654,443          0  6,834,489          0
% annual rent (d)......         8.5%        7.6%      15.6%      10.7%      19.3%       6.9%       0.0%      28.5%       0.0%
tenants (e)............           22          24         16         15         17          7          0          7          0


                                     2008 &
       PROPERTY            2007      BEYOND
-----------------------  ---------  ---------
CAMBRIDGE, MA
-----------------------
215 FIRST STREET
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
ONE KENDALL SQUARE
  CINEMA
-----------------------
square feet (a)........          0     31,641
% sq. ft. (b)..........       0.0%     100.0%
annual rent (c)........          0    578,802
% annual rent (d)......       0.0%     100.0%
tenants (e)............          0          1
BUILDINGS 100-500
-----------------------
square feet (a)........          0        156
% sq. ft. (b)..........       0.0%       0.1%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          1
BUILDINGS 600/650/700
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
BUILDINGS 1500 & 1700
-----------------------
square feet (a)........          0     15,186
% sq. ft. (b)..........       0.0%      38.2%
annual rent (c)........          0    109,494
% annual rent (d)......       0.0%      17.4%
tenants (e)............          0          3
BUILDING 1400
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
                         ---------  ---------
TOTAL THE ATHENAEUM
  PORTFOLIO
-----------------------
square feet (a)........          0     46,983
% sq. ft. (b)..........       0.0%       4.8%
annual rent (c)........          0    688,296
% annual rent (d)......       0.0%       2.9%
tenants (e)............          0          5

------------------------------

(a) Total area in square feet covered by such leases.

(b) Percentage of total square feet of the Property.

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus the current tenant payments on account of real estate tax and operating escalations (amounts in dollars).

(d) Calculated as annual rent divided by the total annual rent.

(e) The number of tenants whose leases will expire.

                            7/1/98
                              TO
PROPERTY                   12/31/98      1999       2000       2001       2002       2003       2004       2005       2006
-----------------------  ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

545 TECH SQUARE
-----------------------
square feet(a).........            0     144,123          0          0          0          0          0          0          0
% sq. ft.(b)...........         0.0%      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent(c).........            0   3,149,241          0          0          0          0          0          0          0
% annual rent(d).......         0.0%      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants(e).............            0           2          0          0          0          0          0          0          0

549 TECH SQUARE
-----------------------
square feet(a).........            0      40,377          0          0          0          0          0          0          0
% sq. ft.(b)...........         0.0%      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent(c).........            0     205,823          0          0          0          0          0          0          0
% annual rent(d).......         0.0%      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants(e).............            0           1          0          0          0          0          0          0          0

565 TECH SQUARE
-----------------------
square feet(a).........            0     201,816          0          0          0          0          0          0          0
% sq. ft.(b)...........         0.0%      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent(c).........            0   1,403,561          0          0          0          0          0          0          0
% annual rent(d).......         0.0%      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants(e).............            0           1          0          0          0          0          0          0          0

575 TECH SQUARE
-----------------------
square feet(a).........            0     165,208          0          0          0          0          0          0          0
% sq. ft.(b)...........         0.0%      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent(c).........            0   1,208,911          0          0          0          0          0          0          0
% annual rent(d).......         0.0%      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants(e).............            0           1          0          0          0          0          0          0          0

THE DRAPER BUILDING(F)
-----------------------
square feet(a).........            0           0          0          0          0          0          0          0          0
% sq. ft.(b)...........         0.0%        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent(c).........            0           0          0          0          0          0          0          0          0
% annual rent(d).......         0.0%        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants(e).............            0           0          0          0          0          0          0          0          0
                         ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

TOTAL TECH SQUARE & THE
  DRAPER BUILDING
-----------------------
square feet(a).........            0     551,524          0          0          0          0          0          0          0
% sq. ft.(b)...........         0.0%       53.8%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent(c).........            0   5,967,535          0          0          0          0          0          0          0
% annual rent(d).......         0.0%       53.3%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants(e).............            0           5          0          0          0          0          0          0          0


                                     2008 &
PROPERTY                   2007      BEYOND
-----------------------  ---------  ---------
545 TECH SQUARE
-----------------------
square feet(a).........          0          0
% sq. ft.(b)...........       0.0%       0.0%
annual rent(c).........          0          0
% annual rent(d).......       0.0%       0.0%
tenants(e).............          0          0
549 TECH SQUARE
-----------------------
square feet(a).........          0          0
% sq. ft.(b)...........       0.0%       0.0%
annual rent(c).........          0          0
% annual rent(d).......       0.0%       0.0%
tenants(e).............          0          0
565 TECH SQUARE
-----------------------
square feet(a).........          0          0
% sq. ft.(b)...........       0.0%       0.0%
annual rent(c).........          0          0
% annual rent(d).......       0.0%       0.0%
tenants(e).............          0          0
575 TECH SQUARE
-----------------------
square feet(a).........          0          0
% sq. ft.(b)...........       0.0%       0.0%
annual rent(c).........          0          0
% annual rent(d).......       0.0%       0.0%
tenants(e).............          0          0
THE DRAPER BUILDING(F)
-----------------------
square feet(a).........          0    474,481
% sq. ft.(b)...........       0.0%     100.0%
annual rent(c).........          0  5,228,781
% annual rent(d).......       0.0%     100.0%
tenants(e).............          0          1
                         ---------  ---------
TOTAL TECH SQUARE & THE
  DRAPER BUILDING
-----------------------
square feet(a).........          0    474,481
% sq. ft.(b)...........       0.0%      46.2%
annual rent(c).........          0  5,228,781
% annual rent(d).......       0.0%      46.7%
tenants(e).............          0          1

----------------------------------

(a) Total area in square feet covered by such leases.

(b) Percentage of total square feet of the Property.

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus the current tenant payments on account of real estate tax and operating escalations (amounts in dollars).

(d) Calculated as annual rent divided by the total annual rent.

(e) The number of tenants whose leases will expire.

(f) The Draper Building is reflected as a 2008 & beyond expiration; although the current lease term expires in 2001, the tenant has options to extend through October 2051 at rental rates that are significantly below market.

                            7/1/98
                              TO
PROPERTY                   12/31/98      1999       2000       2001       2002       2003       2004       2005       2006
-----------------------  ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
DALLAS, TX
-----------------------

BANK ONE LBJ
-----------------------
square feet (a)........        3,004         896      3,597     11,647          0     10,443        350          0          0
% sq. ft. (b)..........         7.2%        2.1%       8.6%      27.7%       0.0%      24.9%       0.8%       0.0%       0.0%
annual rent (c)........       26,759      11,200     43,265    137,859          0    122,554     13,801          0          0
% annual rent (d)......         7.5%        3.2%      12.2%      38.8%       0.0%      34.5%       3.9%       0.0%       0.0%
tenants (e)............            2           1          2          3          0          2          1          0          0

BRANDYWINE PLACE
-----------------------
square feet (a)........       10,806      24,706     15,629      5,144      8,595          0      1,357          0          0
% sq. ft. (b)..........        16.3%       37.3%      23.6%       7.8%      13.0%       0.0%       2.0%       0.0%       0.0%
annual rent (c)........       95,637     218,038    189,257     68,414    109,655          0     17,994          0          0
% annual rent (d)......        13.7%       31.2%      27.1%       9.8%      15.7%       0.0%       2.6%       0.0%       0.0%
tenants (e)............            5           7         10          3          5          2          1          0          0

CROSSPOINT ATRIUM
-----------------------
square feet (a)........        6,709      54,419     28,136     12,045     21,811     37,586      2,856          0          0
% sq. ft. (b)..........         3.0%       24.7%      12.8%       5.5%       9.9%      17.1%       1.3%       0.0%       0.0%
annual rent (c)........       60,404     722,158    401,839    200,208    357,922    524,234     46,924          0          0
% annual rent (d)......         2.0%       24.0%      13.4%       6.7%      11.9%      17.4%       1.6%       0.0%       0.0%
tenants (e)............            7          11         10          3          4          7          1          0          0

FOREST ABRAMS PLACE
-----------------------
square feet (a)........        6,150      28,729     11,027      3,985      3,967      6,779          0          0          0
% sq. ft. (b)..........         8.9%       41.7%      16.0%       5.8%       5.8%       9.8%       0.0%       0.0%       0.0%
annual rent (c)........       71,467     375,912    154,682     51,563     61,082     87,851          0          0          0
% annual rent (d)......         8.9%       46.8%      19.3%       6.4%       7.6%      10.9%       0.0%       0.0%       0.0%
tenants (e)............            9          10         10          3          3          2          0          0          0

6500 GREENVILLE AVENUE
-----------------------
square feet (a)........        9,599      12,949     30,096     17,496     23,230      8,340          0          0          0
% sq. ft. (b)..........         8.4%       11.3%      26.3%      15.3%      20.3%       7.3%       0.0%       0.0%       0.0%
annual rent (c)........      110,015     173,596    390,646    247,026    378,265    133,440          0          0          0
% annual rent (d)......         7.7%       12.1%      27.3%      17.2%      26.4%       9.3%       0.0%       0.0%       0.0%
tenants (e)............            7           8          9          4          5          1          0          0          0

NORTHCREEK PLACE II
-----------------------
square feet (a)........       53,366      23,869     20,591      6,871     52,466      2,865          0          0          0
% sq. ft. (b)..........        32.7%       14.6%      12.6%       4.2%      32.1%       1.8%       0.0%       0.0%       0.0%
annual rent (c)........      573,936     321,752    303,939    112,745    738,023     47,273          0          0          0
% annual rent (d)......        27.4%       15.3%      14.5%       5.4%      35.2%       2.3%       0.0%       0.0%       0.0%
tenants (e)............           10          10          7          4          4          1          0          0          0

ONE GLEN LAKES
-----------------------
square feet (a)........       19,320      15,255     28,804     20,612     49,626      3,892     19,693          0          0
% sq. ft. (b)..........        11.6%        9.2%      17.3%      12.4%      29.8%       2.3%      11.8%       0.0%       0.0%
annual rent (c)........      298,517     209,847    452,562    363,623    848,843     74,921    368,838          0          0
% annual rent (d)......        11.4%        8.0%      17.3%      13.9%      32.4%       2.9%      14.1%       0.0%       0.0%
tenants (e)............            7           5          7          3          7          1          2          0          0

PARK NORTH BUSINESS
  CENTER
-----------------------
square feet (a)........        4,083      10,981     15,813          0          0          0          0          0          0
% sq. ft. (b)..........        11.1%       29.8%      42.9%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (c)........       26,213      73,905     94,257          0          0          0          0          0          0
% annual rent (d)......        13.5%       38.0%      48.5%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (e)............            1           2          2          0          0          0          0          0          0


                                     2008 &
PROPERTY                   2007      BEYOND
-----------------------  ---------  ---------
DALLAS, TX
-----------------------
BANK ONE LBJ
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
BRANDYWINE PLACE
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
CROSSPOINT ATRIUM
-----------------------
square feet (a)........          0     42,694
% sq. ft. (b)..........       0.0%      19.4%
annual rent (c)........          0    696,286
% annual rent (d)......       0.0%      23.1%
tenants (e)............          0          2
FOREST ABRAMS PLACE
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
6500 GREENVILLE AVENUE
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
NORTHCREEK PLACE II
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
ONE GLEN LAKES
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
PARK NORTH BUSINESS
  CENTER
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0

                            7/1/98
                              TO
PROPERTY                   12/31/98      1999       2000       2001       2002       2003       2004       2005       2006
-----------------------  ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
PLAZA AT WALNUT HILL
-----------------------
square feet (a)........        9,199      11,734     25,645     19,751     14,221          0          0          0          0
% sq. ft. (b)..........        10.4%       13.3%      29.0%      22.4%      16.1%       0.0%       0.0%       0.0%       0.0%
annual rent (c)........       63,437      94,138    184,801    139,044     93,574          0          0          0          0
% annual rent (d)......        11.0%       16.4%      32.1%      24.2%      16.3%       0.0%       0.0%       0.0%       0.0%
tenants (e)............            4           4          8          3          1          0          0          0          0

RICHARDSON BUSINESS
 CENTER
-----------------------
square feet (a)........            0           0     58,425      7,875          0          0          0          0          0
% sq. ft. (b)..........         0.0%        0.0%      88.1%      11.9%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (c)........            0           0    333,962     57,645          0          0          0          0          0
% annual rent (d)......         0.0%        0.0%      85.3%      14.7%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (e)............            0           0          2          1          0          0          0          0          0

RICHARDSON COMMERCE
 CENTRE
-----------------------
square feet (a)........       16,863       3,960        840          0      8,000     24,042      6,812          0          0
% sq. ft. (b)..........        27.9%        6.5%       1.4%       0.0%      13.2%      39.7%      11.3%       0.0%       0.0%
annual rent (c)........      119,132      32,868      5,536          0     21,520    169,765     56,199          0          0
% annual rent (d)......        29.4%        8.1%       1.4%       0.0%       5.3%      41.9%      13.9%       0.0%       0.0%
tenants (e)............            3           1          1          0          1          3          1          0          0

SHERMAN TECH
-----------------------
square feet (a)........        8,599           0      7,577          0          0          0          0          0          0
% sq. ft. (b)..........        53.2%        0.0%      46.8%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (c)........       52,495           0     50,496          0          0          0          0          0          0
% annual rent (d)......        51.0%        0.0%      49.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (e)............            2           0          2          0          0          0          0          0          0

TI BUSINESS PARK
-----------------------
square feet (a)........       37,193      12,447     26,689     20,573          0          0          0          0          0
% sq. ft. (b)..........        38.4%       12.8%      27.5%      21.2%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (c)........       88,398      71,335    138,597    149,977          0          0          0          0          0
% annual rent (d)......        19.7%       15.9%      30.9%      33.5%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (e)............            2           3          5          2          0          0          0          0          0

VENTURE DRIVE TECH
 CENTER
-----------------------
square feet (a)........        6,525           0     55,177     20,379          0     46,241          0          0          0
% sq. ft. (b)..........         5.1%        0.0%      43.0%      15.9%       0.0%      36.0%       0.0%       0.0%       0.0%
annual rent (c)........       27,861           0    299,935    103,118          0    213,803          0          0          0
% annual rent (d)......         4.3%        0.0%      46.5%      16.0%       0.0%      33.2%       0.0%       0.0%       0.0%
tenants (e)............            1           0          5          1          0          2          0          0          0
                         ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

TOTAL DALLAS, TX
-----------------------
square feet (a)........      191,416     199,945    328,046    146,378    181,916    140,188     31,068          0          0
% sq. ft. (b)..........        14.3%       15.0%      24.6%      11.0%      13.6%      10.5%       2.3%       0.0%       0.0%
annual rent (c)........    1,614,270   2,304,749  3,034,773  1,631,222  2,608,884  1,373,840    503,755          0          0
% annual rent (d)......        11.7%       16.7%      22.1%      11.8%      18.9%      10.0%       3.7%       0.0%       0.0%
tenants (e)............           60          62         80         30         30         21          6          0          0
                         ------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
TOTAL PROPERTIES
-----------------------
square feet(a).........      300,211     838,134    453,169    255,330    364,843    226,755     31,068    220,764          0
% sq. ft.(b)...........         9.0%       25.2%      13.6%       7.7%      11.0%       6.8%       0.9%       6.6%       0.0%
annual rent(c).........    3,638,970   10,099,726 6,774,138  4,185,035  7,237,939  3,028,283    503,755  6,834,489          0
% annual rent(d).......         7.4%       20.6%      13.8%       8.6%      14.8%       6.2%       1.0%      14.0%       0.0%
tenants(e).............           82          91         96         45         47         28          6          7          0


                                     2008 &
PROPERTY                   2007      BEYOND
-----------------------  ---------  ---------
PLAZA AT WALNUT HILL
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
RICHARDSON BUSINESS
 CENTER
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
RICHARDSON COMMERCE
 CENTRE
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
SHERMAN TECH
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
TI BUSINESS PARK
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
VENTURE DRIVE TECH
 CENTER
-----------------------
square feet (a)........          0          0
% sq. ft. (b)..........       0.0%       0.0%
annual rent (c)........          0          0
% annual rent (d)......       0.0%       0.0%
tenants (e)............          0          0
                         ---------  ---------
TOTAL DALLAS, TX
-----------------------
square feet (a)........          0     42,694
% sq. ft. (b)..........       0.0%       3.2%
annual rent (c)........          0    696,286
% annual rent (d)......       0.0%       5.1%
tenants (e)............          0          2
                         ---------  ---------
TOTAL PROPERTIES
-----------------------
square feet(a).........          0    564,158
% sq. ft.(b)...........       0.0%      16.9%
annual rent(c).........          0  6,613,363
% annual rent(d).......       0.0%      13.5%
tenants(e).............          0          8

----------------------------------

(a) Total area in square feet covered by such leases.

(b) Percentage of total square feet of the Property.

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus the current tenant payments on account of real estate tax and operating escalations (amounts in dollars).

(d) Calculated as annual rent divided by the total annual rent.

(e) The number of tenants whose leases will expire.

HISTORICAL OPERATING INFORMATION

    The following charts set forth the Historic Occupancy, Historic Base Rent and Historic Net Rent (as defined below) per square foot for each of the Properties. Historic Net Rent is Base Rent plus tenant payments on account of real estate tax and operating expense escalation, less total operating expenses and real estate taxes.

                                                                                   HISTORIC OCCUPANCY
                                                         TOTAL    -----------------------------------------------------
                      PROPERTY                           AREA       1993       1994       1995       1996       1997
-----------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
215 First Street.....................................    306,084        63%        86%        97%        96%       100%
One Kendall Square Cinema (a)........................     31,641     --         --           100%       100%       100%
Buildings 100-500....................................    222,372        69%        91%        75%        84%        84%
Buildings 600/650/700................................    236,661        95%        95%        95%        97%        99%
Buildings 1500 & 1700 (b)............................     39,707     --            87%        82%        87%        87%
Building 1400........................................    133,211        98%        96%        90%       100%       100%
                                                       ---------  ---------  ---------  ---------  ---------  ---------
The Athenaeum Portfolio..............................    969,676        78%        91%        90%        94%        95%
                                                       ---------  ---------  ---------  ---------  ---------  ---------
545 Tech Square......................................    144,123       100%       100%       100%       100%       100%
549 Tech Square......................................     40,377       100%       100%       100%       100%       100%
565 Tech Square......................................    201,816       100%       100%       100%       100%       100%
575 Tech Square......................................    165,208       100%       100%       100%       100%       100%
The Draper Building..................................    474,481       100%       100%       100%       100%       100%
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Tech Square & The Draper Building....................  1,026,005       100%       100%       100%       100%       100%
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Bank One LBJ (b).....................................     42,000     --         --         --         --         --
Brandywine Place (b).................................     66,237     --            96%        94%        92%        99%
Crosspoint Atrium (b)................................    220,212     --            79%        87%        94%        95%
Forest Abrams Place (b)..............................     68,827     --         --         --         --            76%
6500 Greenville Avenue (b)...........................    114,600     --         --         --            78%        83%
Northcreek Place II (b)..............................    163,303     --            95%        91%        98%        95%
One Glen Lakes (b)...................................    166,272     --         --            94%        96%        95%
Park North Business Center (b).......................     36,885     --         --         --           100%       100%
Plaza at Walnut Hill (b).............................     88,280     --            71%        78%        81%        84%
Richardson Business Center (b).......................     66,300     --         --         --           100%        92%
Richardson Commerce Centre (b).......................     60,517     --            90%        94%        99%        90%
Sherman Tech (b).....................................     16,176     --           100%        96%        98%       100%
T I Business Park (b)................................     96,902     --         --            85%        97%        99%
Venture Drive Tech Center (b)........................    128,322     --            87%        94%        94%        92%
                                                       ---------  ---------  ---------  ---------  ---------  ---------
The Breunig Portfolio................................  1,334,833     --            86%        90%        93%        92%
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Total/Weighted Average...............................  3,330,514        90%        93%        93%        96%        96%
                                                       ---------  ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------  ---------

                                                                                   HISTORIC BASE RENT
                                                         TOTAL    -----------------------------------------------------
                      PROPERTY                           AREA       1993       1994       1995       1996       1997
-----------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
215 First Street.....................................    306,084  $   17.32  $   14.36  $   13.52  $   15.19  $   16.62
One Kendall Square Cinema (a)........................     31,641     --         --          16.07      17.71      17.93
Buildings 100-500....................................    222,372      17.93      19.43      20.92      17.82      21.74
Buildings 600/650/700................................    236,661      26.96      28.49      28.47      28.99      31.91
Buildings 1500 & 1700 (b)............................     39,707     --           9.43      10.51      11.58      11.46
Building 1400........................................    133,211      23.16      25.67      27.96      26.95      27.30
                                                       ---------  ---------  ---------  ---------  ---------  ---------
The Athenaeum Portfolio..............................    969,676      20.88      20.52      20.81      20.71      22.82
                                                       ---------  ---------  ---------  ---------  ---------  ---------
545 Tech Square......................................    144,123      27.14      22.89      22.28      21.86      20.84
549 Tech Square......................................     40,377      11.88      11.61      11.12      10.42       9.88
565 Tech Square......................................    201,816       9.09       9.32       9.28       8.63       8.01
575 Tech Square......................................    165,208      10.61      10.50       9.90       9.38       8.59
The Draper Building..................................    474,481       6.16       6.16       6.16       6.16       6.16
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Tech Square & The Draper Building....................  1,026,005      10.63      10.05       9.84       9.54       9.12
                                                       ---------  ---------  ---------  ---------  ---------  ---------

                                                                                   HISTORIC BASE RENT
                                                         TOTAL    -----------------------------------------------------
                      PROPERTY                           AREA       1993       1994       1995       1996       1997
-----------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Bank One LBJ (b).....................................     42,000     --         --         --         --         --
Brandywine Place (b).................................     66,237     --         --           7.64       8.81       8.81
Crosspoint Atrium (b)................................    220,212     --           7.76       8.59      10.12      10.74
Forest Abrams Place (b)..............................     68,827     --         --         --         --         --
6500 Greenville Avenue (b)...........................    114,600     --         --         --         --          10.84
Northcreek Place II (b)..............................    163,303     --           9.41      12.06      11.26      11.17
One Glen Lakes (b)...................................    166,272     --         --         --          11.37      12.08
Park North Business Center (b).......................     36,885     --         --         --           5.31       5.40
Plaza at Walnut Hill (b).............................     88,280     --           7.06       6.73       7.76       6.12
Richardson Business Center (b).......................     66,300     --         --         --           2.78       3.75
Richardson Commerce Centre (b).......................     60,517     --         --           4.94       5.22       5.84
Sherman Tech (b).....................................     16,176     --         --          11.21       5.36       5.58
T I Business Park (b)................................     96,902     --         --         --           4.34       4.27
Venture Drive Tech Center (b)........................    128,322     --         --           3.92       3.97       4.34
                                                       ---------  ---------  ---------  ---------  ---------  ---------
The Breunig Portfolio................................  1,334,833     --           8.20       8.00       8.06       8.52
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Total/Weighted Average...............................  3,330,514  $   15.41  $   13.72  $   13.22  $   12.50  $   13.02
                                                       ---------  ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------  ---------

                                                                                    HISTORIC NET RENT
                                                         TOTAL    -----------------------------------------------------
                      PROPERTY                           AREA       1993       1994       1995       1996       1997
-----------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
215 First Street.....................................    306,084  $    7.23  $    8.06  $    8.63  $    9.64  $   11.18
One Kendall Square Cinema (a)........................     31,641     --         --          13.33      14.56      13.38
Buildings 100-500....................................    222,372       8.19      14.34      16.42      13.90      13.98
Buildings 600/650/700................................    236,661      16.95      18.79      18.56      18.27      20.75
Buildings 1500 & 1700 (b)............................     39,707     --           6.75       6.47       8.70       7.93
Building 1400........................................    133,211      14.01      14.46      17.48      16.93      16.52
                                                       ---------  ---------  ---------  ---------  ---------  ---------
The Athenaeum Portfolio..............................    969,676      11.03      13.11      14.12      13.85      14.83
                                                       ---------  ---------  ---------  ---------  ---------  ---------
545 Tech Square......................................    144,123      16.38      12.14      12.01      12.38      11.85
549 Tech Square......................................     40,377       3.36       3.27       3.84       3.82       3.31
565 Tech Square......................................    201,816       2.96       3.16       3.14       3.19       2.71
575 Tech Square......................................    165,208       3.39       3.65       3.30       3.81       3.54
The Draper Building..................................    474,481       5.87       5.86       5.85       5.84       5.83
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Tech Square & The Draper Building....................  1,026,005       6.27       5.75       5.69       5.83       5.60
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Bank One LBJ (b).....................................     42,000     --         --         --         --         --
Brandywine Place (b).................................     66,237     --         --           4.60       4.82       5.36
Crosspoint Atrium (b)................................    220,212     --           2.20       2.29       4.14       4.20
Forest Abrams Place (b)..............................     68,827     --         --         --         --         --
6500 Greenville Avenue (b)...........................    114,600     --         --         --         --           3.66
Northcreek Place II (b)..............................    163,303     --           4.79       5.75       6.43       5.23
One Glen Lakes (b)...................................    166,272     --         --         --           5.54       5.70
Park North Business Center (b).......................     36,885     --         --         --           3.96       4.01
Plaza at Walnut Hill (b).............................     88,280     --           3.45       3.66       3.54       2.12
Richardson Business Center (b).......................     66,300     --         --         --           1.90       3.46
Richardson Commerce Centre (b).......................     60,517     --         --           3.43       3.82       4.11
Sherman Tech (b).....................................     16,176     --         --           8.82       2.45       2.46
T I Business Park (b)................................     96,902     --         --         --           3.87       3.89
Venture Drive Tech Center (b)........................    128,322     --         --           3.52       2.85       3.26
                                                       ---------  ---------  ---------  ---------  ---------  ---------
The Breunig Portfolio................................  1,334,833     --           3.33       3.87       4.33       4.21
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Total/Weighted Average...............................  3,330,514  $    8.50  $    8.12  $    8.18  $    7.80  $    7.85
                                                       ---------  ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------  ---------

----------------------------------

(a) Construction of The Cinema at Kendall Square was completed in late 1994.

(b) The previous owners did not have historical information prior to their ownership of these properties. Therefore, no information prior to their ownership is available.

MORTGAGE INDEBTEDNESS

    The Company's total outstanding consolidated mortgage debt and its proportionate share of the total outstanding unconsolidated mortgage debt on the properties is approximately $56.1 million at September 1, 1998. The following table sets forth certain information regarding the consolidated and unconsolidated mortgage debt obligations of the Company, including mortgage obligations relating to specific Properties. All of the mortgage debt is nonrecourse to the Company, with certain exceptions such as liability for fraud, misapplication of insurance proceeds and environmental matters.

                                PRINCIPAL        COMPANY'S                                  ESTIMATED
                                 AMOUNT         PORTION OF      INTEREST     MATURITY    BALANCE DUE ON
PROPERTY                     (AS OF 9/1/98)      PRINCIPAL        RATE         DATE         MATURITY
---------------------------  ---------------  ---------------  -----------  -----------  ---------------
                                                    (DOLLAR AMOUNTS IN MILLIONS)
MORTGAGE INDEBTEDNESS:

CONSOLIDATED PROPERTIES

Northcreek Place II........     $     4.3        $     4.3           7.80%     12/1/05      $     3.6
One Glen Lakes.............           5.7              5.7           7.75%      9/1/05            4.8
6500 Greenville Avenue.....           3.5              3.5           7.80%     12/1/04            3.1
Brandywine Place...........           1.5              1.5           9.00%     12/1/99            1.5
Plaza at Walnut Hill.......           1.5              1.5           9.00%      (e)               0.0
Richardson Business
  Center...................           1.5              1.5           9.00%      (g)               0.0
Park North Business
  Center...................           1.0              1.0           8.25%      (i)               0.0
T I Business Park..........           1.6              1.6           9.25%      5/1/02            1.4
Richardson Commerce
  Centre...................           1.0              1.0           9.00%      (l)               0.0
                                    -----            -----                                      -----
  Total Consolidated
    Properties.............          21.6             21.6                                       14.4
                                    -----            -----                                      -----

UNCONSOLIDATED PROPERTIES

The Athenaeum
  Portfolio (n)............          68.9             34.5          8.485%     1/11/27            0.0
                                    -----            -----                                      -----
  Total Unconsolidated
    Properties.............          68.9             34.5                                        0.0
                                    -----            -----                                      -----
  Total Mortgage Debt......  $       90.5     $       56.1                               $       14.4
                                    -----            -----                                      -----
                                    -----            -----                                      -----

PROPERTY                        PREPAYMENT PROVISIONS
---------------------------  ---------------------------
MORTGAGE INDEBTEDNESS:
CONSOLIDATED PROPERTIES
Northcreek Place II........  Prepayable subject to
                               conditions (a)
One Glen Lakes.............  Prepayable subject to
                               conditions (b)
6500 Greenville Avenue.....  Prepayable subject to
                               conditions (c)
Brandywine Place...........  Prepayable subject to
                               conditions (d)
Plaza at Walnut Hill.......  Prepayable subject to
                               conditions (f)
Richardson Business
  Center...................  Prepayable subject to
                               conditions (h)
Park North Business
  Center...................  Prepayable subject to
                               conditions (j)
T I Business Park..........  Prepayable subject to
                               conditions (k)
Richardson Commerce
  Centre...................  Prepayable subject to
                               conditions(m)
  Total Consolidated
    Properties.............
UNCONSOLIDATED PROPERTIES
The Athenaeum
  Portfolio (n)............  Prepayable subject to
                               conditions (o)
  Total Unconsolidated
    Properties.............
  Total Mortgage Debt......

------------------------

(a) Prepayable after January 1, 2001 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance.

(b) Prepayable after October 1, 2000 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance.

(c) Prepayable after January 1, 2002 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance.

(d) Prepayable subject to payments of 3% of the amount prepaid before December 1, 1998, 2% if prepaid before June 1, 1999 and 1% thereafter.

(e) Plaza at Walnut Hill loan matures on July 1, 2017. The lender has the right to accelerate the maturity in the sixth, eleventh or sixteenth loan years, on six months' notice. No prepayment fees apply in that event.

(f) Prepayable after June 12, 2002 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum prepayment of 1% of the amount prepaid.

(g) The Richardson Business Center loan matures on November 1, 2021. The lender has the right to accelerate the maturity in the sixth, eleventh, sixteenth or twenty-first loan years, on six months' notice. No prepayment fees apply in that event.

(h) Prepayable after October 24, 2001 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum prepayment of 1% of the amount prepaid.

(i) The Park North Business Center loan matures on October 1, 2022. The lender has the right to accelerate the maturity in the sixth, eleventh, sixteenth or twenty-first loan years, on six months' notice. No prepayment fees apply in that event.

(j) Prepayable after September 8, 2002 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum prepayment of 1% of the amount prepaid.

(k) Prepayable after March 1, 2000 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 2% of the then balance.

(l) The Richardson Commerce Centre loan matures on March 1, 2019. The lender has the right to accelerate the maturity in the sixth, eleventh, sixteenth or twenty-first loan years, on six months' notice. No prepayment fees apply in that event.

(m) Prepayable after February 24, 1999 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum prepayment of 1% of the amount prepaid.

(n) The Company holds a 50% interest in the master limited liability company that controls the two limited liability companies that hold title to The Athenaeum Portfolio.

(o) Prepayable after January 11, 2007 without a fee. Prior to January 11, 2007 but after April 11, 1999, all or a portion of the loan may be defeased; i.e., the amount prepaid is used to purchase U.S. Obligations with maturities sufficient to enable the scheduled payments on the loan to be met.

DIRECTORS AND EXECUTIVE OFFICERS

    The Company believes that it has developed an organization of real estate investment and management professionals that is well-positioned to take advantage of today's real estate and capital environment. The following table sets forth certain information about the Directors and executive officers of BCP.

NAME                               AGE                          POSITION(S) HELD
-----------------------------      ---      ---------------------------------------------------------
Alan M. Leventhal............          46   Chairman of the Board of Directors and Chief Executive
                                            Officer
Lionel P. Fortin.............          55   President, Chief Operating Officer and Director
William A. Bonn..............          47   Senior Vice President and General Counsel
Jeremy B. Fletcher...........          49   Senior Vice President of BCP and Chief Executive Beacon
                                            Capital Partners West, a division of BCP
John Halsted.................          33   Senior Vice President of BCP and Chief Investment Officer
                                            of Beacon Venture Partners, Inc.
Douglas S. Mitchell..........          56   Senior Vice President--Development
Erin R. O'Boyle..............          38   Senior Vice President and Chief Investment Officer
Randy J. Parker..............          40   Senior Vice President and Chief Financial Officer
E. Valjean Wheeler...........          53   Senior Vice President of BCP and Chief Executive Beacon
                                            Capital Partners Central, a division of BCP
Stephen T. Clark.............          42   Director
Steven Shulman...............          57   Director
Scott M. Sperling............          40   Director

    The principal occupation for the last five years of each Director and senior manager of BCP, as well as other related information, is set forth below.

    ALAN M. LEVENTHAL. Mr. Leventhal is co-founder of BCP and serves as Chairman, a Class I Director with a term expiring in 1999, and Chief Executive Officer. Prior to founding BCP, Mr. Leventhal served as President and Chief Executive Officer of Beacon Properties Corporation ("Beacon Properties"), one of the largest REITs in the United States. Beacon Properties' portfolio included 124 office properties nationwide, comprising approximately 18.8 million square feet. Beacon Properties was merged with Equity Office Properties Trust in December 1997. Mr. Leventhal received his Bachelor's degree in Economics from Northwestern University in 1974 and a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College in 1976. Mr. Leventhal is a Trustee of Boston University and the New England Aquarium Corporation and recently served as First Vice Chair of the National Association of Real Estate Investment Trusts ("NAREIT"). He is also a member of the Visiting Committee of Northwestern University and the Board of Overseers of WGBH, Beth Israel Deaconess Medical Center, and the Museum of Science in Boston. Mr. Leventhal has lectured at the Amos Tuck School of Business Administration at Dartmouth College and the Massachusetts Institute of Technology Center for Real Estate. Mr. Leventhal has been awarded the Realty Stock Review's "Outstanding CEO Award" for 1996 and 1997, and the Commercial Property News' "Office Property Executive of the Year" for 1996.

    LIONEL P. FORTIN. Mr. Fortin is co-founder of BCP and serves as President, Chief Operating Officer and a, a Class II Director with a term expiring in 2000. He served as Executive Vice President, Chief Operating Officer and a Director of Beacon Properties. From May 1994 through February 1995, Mr. Fortin served as Chief Financial Officer of Beacon Properties. Mr. Fortin serves as a Director of Energy Capital Partners, an energy finance company, and has lectured at the Massachusetts Institute of Technology Center for Real

Estate. Mr. Fortin graduated from Bentley College in 1968 and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

    WILLIAM A. BONN. Mr. Bonn serves as Senior Vice President of, and General Counsel to, the Company. Mr. Bonn served as General Counsel to Beacon Properties prior to joining the Company. From 1987 to 1997, Mr. Bonn served as General Counsel and Senior Vice President for Property Capital Trust, a Boston-based REIT. From 1978 to 1987, Mr. Bonn held various positions as an attorney with The Prudential Insurance Company of America. From 1976 to 1978, Mr. Bonn was involved in the private practice of law in Los Angeles. Mr. Bonn currently serves as Co-Chairman of the Government Relations Committee of NAREIT. Mr. Bonn holds a Bachelor of Science degree from the University of California at San Diego and a Juris Doctor degree from the University of San Diego. He is admitted to practice law in Massachusetts, New York and California, and is a member of the American, California and Boston Bar Associations.

    JEREMY B. FLETCHER. Mr. Fletcher serves as Senior Vice President and Chief Executive of Beacon Capital Partners West, a division of BCP. Mr. Fletcher served as Senior Vice President and Chief Executive of Beacon Properties West prior to joining the Company. Before joining the Company, Mr. Fletcher was the Director of Insignia Commercial Group, Inc., Los Angeles. From 1993 to July 1996, Mr. Fletcher was with the Paragon Group, where he served as Senior Vice President/General Partner of the Southern California/Arizona Region. Mr. Fletcher received his Bachelor's degree in Geology from Albion College. He is a member of the Urban Land Institute (ULI), Real Estate Investment Advisory Council ("REIAC"), and National Association of Industrial and Office Properties (NAIOP) and is a licensed real estate broker in the State of California.

    JOHN HALSTED. Mr. Halsted serves as Senior Vice President and, upon formation of the BCP Sister Corp., will serve as Chief Investment Officer of Beacon Venture Partners, Inc. Prior to joining the Company, Mr. Halsted was Vice President at Harvard Private Capital Group ("Harvard"). He joined Harvard in 1993 and was responsible for the origination and management of investments in specialty, finance, retail and energy companies. From 1991 to 1993, Mr. Halsted was an Associate with Simmons & Company, an investment banking firm based in Houston, Texas. Mr. Halsted earned his Masters in Business Administration from The Harvard Business School and a degree in economics from The University of California at Berkeley.

    DOUGLAS S. MITCHELL. Mr. Mitchell serves as Senior Vice President--Development. Mr. Mitchell served as the Senior Vice President--Leasing/Management and Development of Beacon Properties and as President of the Beacon Properties Management Company from 1994 until 1997. He joined the Beacon Properties organization in 1964 and has extensive experience in leasing, management and development. He graduated from the Wentworth Institute in 1962 and is a member of the Greater Boston Real Estate Board. Mr. Mitchell is also a licensed real estate broker in Massachusetts and New York.

    ERIN R. O'BOYLE. Ms. O'Boyle serves as Senior Vice President and Chief Investment Officer. Prior to joining the Company, Ms. O'Boyle served as Vice President, Acquisitions for Beacon Properties, where she was responsible for negotiating over $1.8 billion of investment opportunities. Ms. O'Boyle joined Beacon Properties in 1986 and has held positions in asset management and development. Ms. O'Boyle received her Bachelor of Science in structural engineering from the University of Delaware and her Master of Science in real estate development from the Massachusetts Institute of Technology. Ms. O'Boyle is the past chair of the Alumni Association for the Massachusetts Institute of Technology Center for Real Estate, is past president of the New England Women in Real Estate ("NEWIRE"), and currently is on the board of the Northeast chapter of REIAC.

    RANDY J. PARKER. Mr. Parker serves as Senior Vice President and Chief Financial Officer. Before joining the Company, Mr. Parker was Vice President, Investor Relations for Beacon Properties, where he was responsible for managing the relationships with institutional stockholders and analysts. Prior to joining Beacon Properties, Mr. Parker was Senior Vice President and Portfolio Manager at Aldrich Eastman &

Waltch ("AEW"), where he was responsible for the management of over $400 million of investment portfolios on behalf of institutional clients. During his eight year tenure at AEW, Mr. Parker also held positions in asset management and investment origination. Mr. Parker was also previously associated with JMB/Federated Realty, where he served as Project Manager for various retail development projects. Mr. Parker holds a Master of Business Administration degree from the Wharton School, University of Pennsylvania and a Bachelor of Architecture degree from the University of Kentucky.

    E. VALJEAN WHEELER. Mr. Wheeler serves as Senior Vice President and Chief Executive of Beacon Capital Partners Central, a division of BCP. Mr. Wheeler served as Senior Vice President and Chief Executive of Beacon Properties Midwest prior to joining the Company. Before joining Beacon Properties, Mr. Wheeler held various senior management positions with Equity Office Holdings, L.L.C. beginning in 1989, and served as President and Chief Operating Officer from 1995 to 1997. He also held various senior management positions with the Broe Companies and Williams Realty Corporation. Mr. Wheeler graduated from Oklahoma State University with a Bachelor of Science in Education. He is a member of the Urban Land Institute (ULI) and has served on the National Advisory Council of the Building Owners and Managers Association (BOMA).

    STEPHEN T. CLARK. Mr. Clark serves as a Class II Director with a term expiring in 2000. Since 1995, Mr. Clark has been President of Cypress Realty, Inc., a real estate investor and developer based in Houston, Texas. Previously, Mr. Clark served as Managing Director of Harvard Private Capital Group where he directed the group responsible for real estate investment and management activities. Prior to joining Harvard, Mr. Clark was a partner in Clark-Pilgrim Limited Partnership and in Trammell Crow Company where he was in charge of office and industrial activities in Philadelphia and Delaware. Mr. Clark has extensive investment experience in developmental and distressed real estate assets. He received a Masters in Business Administration degree from Harvard Business School and received his undergraduate degree from Duke University. Mr. Clark serves as Chairman of the Board of Abacoa Development Company.

    STEVEN SHULMAN. Mr. Shulman serves as a Class III Director with a term expiring in 2001. He served as a Director of Beacon Properties from 1995 to 1997. Since 1984, Mr. Shulman has been active in investment banking through his wholly owned company, The Hampton Group, and Latona Associates, Inc. where he serves as a Managing Director. Currently, Mr. Shulman is a shareholder and director in a diversified group of companies, including Ermanco Incorporated, Corinthian Directory, Terrace Holdings, Inc. and WPI Group, Inc. In addition, he serves as Non-executive Chairman of Terrace Holdings, Inc. Mr. Shulman is a graduate of Stevens Institute of Technology where he received a Bachelor's degree in Mechanical Engineering and a Master's degree in Industrial Management. Mr. Shulman serves as Vice Chairman of the Board of Stevens Institute of Technology.

    SCOTT M. SPERLING. Mr. Sperling serves as a Class III Director with a term expiring in 2001. He served as a Director of Beacon Properties from 1994 to 1997. Mr. Sperling joined Thomas H. Lee Co., a Boston-based investment firm, as a general partner in September 1994. Previously, Mr. Sperling served as Managing Partner and Vice Chairman of the Aeneas Group, Inc./Harvard Management Company from 1984 through 1994. Mr. Sperling has been the founder and/or lead investor of numerous companies and has led the acquisition or turnaround of companies in a wide variety of industries. He is currently a director of Livent, PriCellular Corporation, Softkey, The Learning Company, General Chemical Group, Object Design, Inc. and several private firms. He received a Master's of Business Administration degree from the Harvard Business School and received his undergraduate degree from Purdue University. Mr. Sperling is a member of the Corporation of the Brigham and Women's Hospital and a director of the American Technion Society.

OTHER PROFESSIONALS

    DAVID P. BENNETT. Mr. Bennett serves as Regional Vice President of Beacon Capital Partners Central, located in Chicago. Prior to joining the Company, Mr. Bennett served as Regional Vice President at Beacon Properties, where he had asset management responsibilities for the Midwest region consisting of approximately 5.0 million square feet. Before joining Beacon Properties, Mr. Bennett was a Vice President at The Balcor Company and held various positions from 1987-1997. He holds a Bachelor of Science degree in Finance from the University of Illinois.

    MICHAEL J. BOWLER. Mr. Bowler serves as Director of Financial Analysis for Beacon Capital Partners. Before joining the company, Mr. Bowler served as the Director of Financial Analysis for Beacon Properties Corporation where he was responsible for all acquisition, asset management and development financial analysis. Prior to joining Beacon, Mr. Bowler was an Assistant Vice President at Northland Investment Corporation where he held a variety of financial and accounting positions from 1982 to 1994. Mr. Bowler is a graduate of Bentley College where he received a Bachelor of Science degree in Accounting.

    NANCY J. BRODERICK. Ms. Broderick serves as Vice President and Treasurer. Before joining the Company, Ms. Broderick served as Vice President and Treasurer for Beacon Properties where she was responsible for a variety of corporate finance and treasury functions, including key banking and institutional lender relationships as well as administration of Beacon Properties' credit facility. Ms. Broderick holds a Bachelor of Science degree in Accounting from Stonehill College and a Master of Science degree in Taxation from Bentley College. She is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Public Accountants.

    JEFFREY D. BROWN. Mr. Brown serves as Acquisition Manager. Before joining the Company, Mr. Brown was a Financial Analyst at Beacon Properties, where he was responsible for the analysis and underwriting of investment opportunities. Mr. Brown was a Consultant with E&Y Kenneth Leventhal Real Estate Group from 1994 to 1996, where he was responsible for valuation analysis and due diligence assignments for various clients. Mr. Brown holds a Bachelor of Science degree from Cornell University.

    DAVID L. COHAN. Mr. Cohan serves as Vice President. Prior to joining the Company, Mr. Cohan served as a Senior Acquisition Manager at Beacon Properties. Before joining Beacon Properties, Mr. Cohan held operations, planning and asset management positions at Copley Real Estate Advisors in Boston. He has also had project management roles for firms developing retail, resort, waterfront, residential, and industrial projects throughout the continental United States and Hawaii. Mr. Cohan holds a Master of Science degree in Real Estate Development from the Massachusetts Institute of Technology Center for Real Estate where he also served as a teaching and research assistant in recent years. He has a Bachelor's degree in English writing from the University of Pennsylvania.

    LISA A. MEOMARTINO. Ms. Meomartino serves as Corporate Controller for Beacon Capital Partners. Prior to joining the Company, Ms. Meomartino served as Director of Property Accounting for Beacon Properties Corporation where she managed the financial reporting, accounting systems administration and lease administration functions for 21.3 million square feet of commercial office buildings. She joined Beacon in 1985 and has held various corporate and property accounting positions. Ms. Meomartino holds a BS in Business Administration from Bryant College and a MS in Finance from Boston College.

    JENNIFER L. PLUMPTON. Ms. Plumpton serves as a Financial Analyst. Before joining the Company, Ms. Plumpton was a Financial Analyst at Morgan Stanley Realty Incorporated, where she was responsible for the analysis and execution of securities offerings, mergers, acquisitions and asset sales for real estate investment trusts and real estate operating companies. Ms. Plumpton holds a Bachelor's degree in Mathematics from Providence College.

    THOMAS RAGNO. Mr. Ragno serves as Vice President, Management and Leasing. Prior to joining the Company, Mr. Ragno served as Vice President, Property Management of Beacon Properties where he directly supervised property management operations in the metro-Boston region consisting of approximately 8.0 million square feet and 170 employees. Mr. Ragno joined Beacon Properties in 1986 and has held various positions in leasing and project management. Mr. Ragno holds an S.M. in Civil Engineering from the Massachusetts Institute of Technology and a Bachelor of Science degree in Civil Engineering and Engineering & Public Policy from Carnegie-Mellon University.

    STEPHEN A. STANLEY. Mr. Stanley serves as Director of Information Technology for Beacon Capital Partners. Prior to joining the Company, Mr. Stanley was the Director of Technical Services for Beacon Properties Corporation from 1994 to 1997. Prior to joining Beacon, Mr. Stanley was Manager of Information Systems at First Winthrop Corporation. Mr. Stanley is a graduate of the University of Maine where he received a Bachelor of Science degree with a concentration in Finance.

    M. WISTAR WOOD. Mr. Wood serves as Vice President, Acquisitions. Prior to joining the Company he served as Vice President, Acquisitions for Beacon Properties Corporation, where he managed the search and negotiations for ownership opportunities. Prior to joining Beacon in February 1997, Mr. Wood served as Vice President of Acquisitions for Metric Realty from 1995 to 1997 and oversaw all acquisition activity in a 26-state territory. Prior to joining Metric in 1995, he was with Copley Real Estate Advisors, responsible for acquisitions and sales. Mr. Wood is a graduate of Princeton University and holds a MBA from the Wharton School, University of Pennsylvania. He is the founder of REIAC's Northeast Chapter, and a member of ICSC.

BOARD OF DIRECTORS AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. All officers serve at the discretion of the Board of Directors. Each of the Directors who are not employees of the Company (the "Independent Directors") receive an annual director's fee of $20,000. Each Independent Director also receives $1,000 for each regular quarterly or special meeting of the Board of Directors attended, $1,000 for each committee meeting attended and $250 for each special telephonic committee meeting or meeting of the Board of Directors in which such Independent Director has participated. Independent Directors are also reimbursed for reasonable expenses incurred to attend director and committee meetings. Independent Directors may make an election, subject to approval of the Board's compensation committee (the "Compensation Committee"), to receive options to purchase Common Stock at a discount to fair market value in lieu of cash fees or to receive deferred stock units. Officers of the Company who are Directors will not be paid any directors' fees. Independent Directors receive, upon initial election to the Board of Directors, an option to purchase 5,000 shares of Common Stock, and annually thereafter will receive an option to purchase 5,000 shares of Common Stock. All options granted to Independent Directors vest on the date of grant.

    The Charter of BCP provides that, except in the case of a vacancy, a majority of the members of the Board of Directors will be Independent Directors. Vacancies occurring on the Board of Directors among the Independent Directors will be filled by the vote of a majority of the Directors, including a majority of the Independent Directors. The Compensation Committee will consist solely of Independent Directors, except that Mr. Leventhal or his designee may serve as an EX OFFICIO, non-voting member of the Compensation Committee.

    The Maryland General Corporation Law (the "MGCL") permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation or its stockholders for money damages, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter limits the liability of the Board of Directors and officers to the Company to the fullest extent permitted from time to time by Maryland law. See "Certain Provisions of Maryland Law and BCP's Charter and of Bylaws--Limitation of Liability and Indemnification."

    The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to, or at the request of, the corporation, unless it is established that (a) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and
(i) the act or omission was committed in bad faith or (ii) the act or omission was the result of active and deliberate dishonesty, (b) the indemnified party actually received an improper personal benefit in money, property or services or
(c) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BCP pursuant to the foregoing provisions, BCP has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MANAGEMENT COMPENSATION

    The Company intends to initially provide each executive officer at the Senior Vice President level with the same annual salary. In addition, the Company has awarded certain stock options and anticipates that it may (i) award bonus compensation for certain members of senior management and (ii) at the discretion of Messrs. Leventhal and Fortin and, with the advice of the Compensation Committee, certain members of senior management may be eligible to participate in the Incentive Return. See "--Long-Term Incentive Plan." The following table sets forth certain information about the expected compensation of the executive officers of the Company.

NAME                                                  ANNUAL SALARY  STOCK OPTIONS GRANTED
----------------------------------------------------  -------------  ---------------------
Alan M. Leventhal...................................   $   200,000           500,000(1)
Lionel P. Fortin....................................   $   200,000           500,000(2)
Erin R. O'Boyle.....................................   $   125,000           175,000
William A. Bonn.....................................   $   125,000           150,000
Randy J. Parker.....................................   $   125,000           150,000
Jeremy B. Fletcher..................................   $   125,000           125,000
John Halsted........................................   $   125,000           125,000
Douglas S. Mitchell.................................   $   125,000           125,000
E. Valjean Wheeler..................................   $   125,000           125,000

------------------------

(1) Includes stock options granted to Mr. Leventhal and subsequently transferred to a trust, of which Mr. Leventhal is a beneficiary.

(2) Includes stock options granted to Mr. Fortin and subsequently transferred to a trust, of which Mr. Fortin's wife is a trustee.

LONG-TERM INCENTIVE PLAN

    The Company's compensation and incentive plans are designed to align the interests of the Company's executive management with the interests of the Company's stockholders. The Company's Long-Term Incentive Plan is designed to reward certain members of management for growth of the Company's Funds from Operations in excess of a specified benchmark as described below. If the Company's Funds from Operations exceeds this benchmark, management will be entitled to receive an incentive return determined in the manner described below (the "Incentive Return"), which shall be calculated at the end of the three year period following the completion of the first calendar year following the Closing (the "Determination Date").

    The Incentive Return shall equal the product of (A) 12% of the dollar amount by which (i) the Actual Return exceeds (ii) the Base Return; multiplied by (B) the weighted average of shares of Common Stock and Units outstanding for the 12 months immediately preceding the Determination Date; multiplied by (C) the Company's Multiple (as defined below). The Incentive Return is a function of the amount by which the Actual Return exceeds the Base Return. If the Actual Return does not exceed the Base Return, no Incentive Return will have been earned. Likewise, the maximum Incentive Return is limited by the amount the Actual Return exceeds the Base Return.

    For the purposes of calculating the Incentive Return:

        "Actual Return" means the Funds from Operations (before the Incentive Return) of the Company per share of Common Stock and per Unit for the 12 months immediately preceding the Determination Date;

        "Base Return" means an amount equal to what the Company's Funds from Operations would have been for the twelve month period immediately preceding the Determination Date assuming a benchmark cumulative rate of return on the Offering Price equal to 10% per annum, compounding quarterly, calculated since the beginning of the calendar quarter following the date of Closing.

        "Funds from Operations", as defined by NAREIT, means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization (in each case, only real estate-related assets), and after adjustments for unconsolidated partnerships and joint ventures; and

        "Multiple" means the price of the Company's Common Stock (as defined below) divided by the Company's Funds from Operations per share for the fiscal quarter ending on the Determination Date on an annualized basis.

    For the purposes of calculating the Multiple, the price of the Company's Common Stock will be calculated as follows:

        (1) where there exists a public market for the Company's Common Stock, the price of the Company's Common Stock will be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in THE WALL STREET JOURNAL for the 90 calendar days prior to the calculation of the Multiple.

        (2) if no public market for the Common Stock exists at the time of such exercise, the price of the Company's Common Stock will be determined by a single, independent appraiser to be selected by a committee composed of Independent Directors, which appraiser shall appraise the fair market value of one share of the Company's Common Stock within 30 days of its selection within such guidelines as shall be determined by the committee of Independent Directors.

    The right to receive the Incentive Return, in the event of a change in control of the Company (as such term is defined in the Operating Partnership Agreement), shall automatically accelerate and the determination of the Incentive Return shall be appropriately adjusted to reflect such acceleration as determined by the Company's Compensation Committee. The Company anticipates that the mechanism by which the Incentive Return will be adjusted as a result of a change of control shall be established by the Compensation Committee in advance of any such event.

    The Long-Term Incentive Plan takes the form of a Convertible Unit which was issued to Beacon Capital Participation Plan on March 16, 1998. The Convertible Unit is convertible at the Determination Date (assuming the Incentive Return has in fact been earned) into a certain number of incentive units of limited partnership interest in the Operating Partnership (the "Incentive Units") with a fair market value equal to the amount of the Incentive Return. The Incentive Units share equally on a unit-by-unit basis with the outstanding Units in all distributions by the Operating Partnership and are redeemable for cash or, at the election of the Independent Directors of BCP, exchangeable for shares of Common Stock. See "Operating Partnership Agreement."

    Certain members of the Company's senior management have been, and from time to time may be, offered the opportunity to acquire equity interests in Beacon Capital Participation Plan. Messrs. Leventhal and Fortin, with the assistance and advice of the Company's Compensation Committee, shall decide who shall be offered equity interests in Beacon Capital Participation Plan. Members of BCP's senior executive management who become equity holders of Beacon Capital Participation Plan shall be allocated an interest in (i) the Incentive Return, subject to certain vesting restrictions, and (ii) the Units held by Beacon Capital Participation Plan. On the Determination Date, 50% of each such equity holders' interests in the Incentive Return shall vest and on the first anniversary of the Determination Date each equity holders' interests in the Incentive Return shall be fully vested. An equity holder of Beacon Capital Participation Plan whose employment with the Company terminates prior to full vesting of his or her interest in the Incentive Return shall automatically forfeit any such unvested interest and the general partner of Beacon

Capital Participation Plan, an entity controlled by Messrs. Leventhal and Fortin, shall have the authority to reallocate such interest as they deem appropriate. See "Risk Factors--Economic and Business Risks-- Conflicts of Interest."

    There can be no assurance that the awards under the Long-Term Incentive Plan, or the stock options or other rewards pursuant to the Stock Incentive Plan described below, will provide an incentive to the Company's management to enhance the value of the Common Stock or that management's efforts will, in fact, result in the enhancement in value of the Common Stock. In addition, the Incentive Return, if paid, could substantially reduce cash available for distribution to stockholders. See "Risk Factors--Economic and Business Risks--Conflicts of Interest."

    Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.

    The ability of the Company to generate Funds from Operations in excess of the Base Return described above and, consequently, the ability of Beacon Capital Participation Plan to earn the Incentive Return described in the preceding paragraph, is dependent upon the Company's ability to execute successfully the investment strategies described in this Prospectus, and other factors, many of which are not within the Company's control.

STOCK INCENTIVE PLAN

    The Company has adopted a Stock Incentive Plan, which provides for options to purchase shares of Common Stock. The Stock Incentive Plan authorizes the grant of options and other stock-based awards to the Company's executive officers, Directors and employees and other key persons. The purpose of the Stock Incentive Plan is to provide a means of performance-based compensation in order to provide incentive for the members of the Company's management to enhance the value of BCP's Common Stock.

    PLAN ADMINISTRATION; ELIGIBILITY. The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Administrator").

    The Administrator will have full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Stock Incentive Plan. Persons eligible to participate in the Stock Incentive Plan are generally those executive officers, Independent Directors and employees of the Company and other key persons who are responsible for or contribute to the management, growth or profitability of the Company, as selected from time to time by the Administrator in its sole discretion.

    RESERVED SHARES. The maximum number of shares of Common Stock reserved and available for issuance under the Stock Incentive Plan will be such aggregate number of shares as does not exceed the sum of (i) 12% of the outstanding equity interests in the Company (including Common Stock and Units subject to redemption rights) (as determined as of the Final Original Offering Closing Date) plus (ii) as of the last business day of each calendar quarter ending after the Final Original Offering Closing Date, an additional positive number equal to 10% of any net increase of outstanding equity interests in the Company.

    STOCK OPTIONS. The Stock Incentive Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of Incentive Options, and may not be less than 25% of the fair market value of the Common Stock on the date of grant in the case of Non-Qualified Options. Plan participants may elect with the consent of the Administrator, to receive discounted Non-Qualified Options in lieu of cash compensation. To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

    The term of each option will be fixed by the Administrator and may not exceed ten years from date of grant in the case of an Incentive Option. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator.

    OTHER STOCK BASED GRANTS. The Administrator may also award, subject to such conditions and restrictions imposed by the Administrator, shares of Common Stock or Units (or other interests in the Operating Partnership) which may or may not be subject to a risk of forfeiture; deferred stock units which are ultimately payable in the form of shares of Common Stock; performance share awards to participants entitling the participant to receive shares of Common Stock upon the achievement of individual or Company performance goals; dividend equivalent rights (which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock); awards of capital stock other than Common Stock and other awards that are valued in whole or in part by reference to or are otherwise based on, Common Stock.

    CHANGE OF CONTROL PROVISIONS. The Stock Incentive Plan provides that unless otherwise provided in the award agreement, all awards becomes fully vested and non-forfeitable upon a change of control of the Company (as defined in the Stock Incentive Plan).

    AMENDMENTS AND TERMINATION. The Board of Directors may amend or terminate the Stock Incentive Plan at any time, except that approval by BCP's stockholders is required for such amendments or termination to the extent the Board of Directors determines that such approval is necessary or desirable in order to meet certain exceptions under securities, tax and other applicable laws.

EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE

    Messrs. Leventhal and Fortin have entered into employment agreements (the "Employment Agreements") with the Company. The Employment Agreements, which are for a term of three years from the Closing Date of the Original Offering , contain non-competition, change in control and other provisions customary for senior executives of publicly-traded REITs. See "--Management Compensation."

CREDIT FACILITY

    The Company intends to obtain a commitment from a lender to enter into a credit facility (the "Credit Facility") to provide the Company with an available source of debt financing. See "Risk Factors-- Investment Activity Risks--Real Estate Financing Risks" and "Plan of Distribution."

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

    Messrs. Leventhal and Fortin have formed Beacon Capital Participation Plan and have offered equity interests in Beacon Capital Participation Plan to certain members of the Company's senior management. In addition, Messrs. Leventhal and Fortin, individually and through Beacon Capital Participation Plan, have purchased, directly from the Company and the Operating Partnership, a combination of shares of Common Stock and Units for an aggregate purchase price of approximately $15 million, representing approximately 3.2% of the equity interests in the Company on a fully diluted basis. In addition, the

Company has established the Long-Term Incentive Plan to align the interests of management with the interests of the Company's stockholders, pursuant to which Beacon Capital Participation Plan has been issued, for no additional consideration, a Convertible Unit of the Operating Partnership. Provided that the Incentive Return has, in fact, been earned, at the end of the three year period following the completion of the first calendar year following the Closing Date of the Original Offering, the Convertible Unit will convert into a certain number of Incentive Units with a fair market value equal to the Incentive Return. See "The Company--Long-Term Incentive Plan" and "Risk Factors--Economic and Business Risks-- Conflicts of Interest." Beacon Capital Participation Plan has been granted certain registration rights with respect to any Common Stock issuable upon an exchange of Units and Incentive Units held by Beacon Capital Participation Plan. See "Description of Securities--Registration Rights." BCP's senior management, by holding equity interests in Beacon Capital Participation Plan, is able to participate in the Incentive Return subject to certain vesting restrictions. See "The Company--Long-Term Incentive Plan" and "Risk Factors--Economic and Business Risks--Conflicts of Interest." Although the Company believes that the Long-Term Incentive Plan will serve to align the interests of management with the interests of the Company's stockholders, the possibility exists that conflicts of interest could arise between the interests of management and the interests of the Company's stockholders relating to the Long-Term Incentive Plan and the conversion of the Convertible Unit into Incentive Units, including for example, with respect to the timing of transactions which could affect the Company's Funds from Operations in the fiscal year or fiscal quarter in which the Convertible Unit converts into the Incentive Units, if any.

    After the formation of the BCP Sister Corp. and the distribution of the BCP Sister Corp.'s equity interests to the partners and stockholders of the Company, the BCP Sister Corp. will rely on the Company to provide it investments. The Company expects that the provisions in the BCP Sister Corp.'s formation documents will (i) provide that the BCP Sister Corp. will enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors (and the Company may enter into an intercompany agreement with the BCP Sister Corp. with respect thereto) and (ii) generally prohibit the BCP Sister Corp. from engaging in activities or making investments appropriate for a REIT (for a specified time period) unless the Company was first given the opportunity to do so but elected not to do so. While it is the Company's intention that the Company and the BCP Sister Corp. have separate boards of directors, to the extent that there is overlap, the Board of Directors may be subject to various potential conflicts of interest as a result of the relationships with the BCP Sister Corp. and the Company. See "Risk Factors--Investment Activity Risks--Conflicts of Interest." In addition, to the extent that the BCP Sister Corp. requires separate financing arrangements, conflicts may arise between the BCP Sister Corp. and the Company to the extent that the BCP Sister Corp. has difficulty obtaining or maintaining such financing. See "Risk Factors--Economic and Business Risks--BCP Sister Corp. Will Have Separate Financing."

    The market in which the Company expects to purchase assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company and the BCP Sister Corp. and its affiliates, in addition to those described herein.

                                USE OF PROCEEDS

    The Selling Stockholders will receive all of the proceeds from the sale of the Offered Securities offered hereby. The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Offered Securities.

                              DISTRIBUTION POLICY

    In order to avoid corporate income taxation on the earnings that it distributes, BCP must distribute to its stockholders an amount at least equal to
(i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of BCP in addition to the requirements of the Code.

    Subject to the distribution requirements referred to in the immediately preceding paragraph, BCP intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Assets. BCP may, however, under certain circumstances, make a distribution of principal or of assets. Such distributions, if any, will be made at the discretion of BCP's Board of Directors.

    It is anticipated that distributions generally will be taxable as ordinary income to non-tax exempt stockholders of BCP, although a portion of such distributions may be designated by BCP as long-term capital gain or may constitute a return of capital. BCP will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by BCP, see "Federal Income Tax
Considerations--Taxation of the Company" and "--Taxation of Taxable U.S. Stockholders."

    The declaration and payment of dividends by any BCP Sister Corp. (if and when formed) will be made by the BCP Sister Corp.'s board of directors from time to time based on such considerations as the BCP Sister Corp.'s board of directors deems relevant, will be payable only out of funds legally available therefor under the laws of the state of formation of the BCP Sister Corp. and will be subject to any limitations which may be contained in the debt instruments of the BCP Sister Corp. See "Risk Factors--Economic and Business Risks--Conflicts of Interest."

                      INVESTMENT STRATEGIES AND EXPERIENCE

INVESTMENT STRATEGIES AND EXPERIENCE

    BCP's investment strategy will be driven by the background and experience of the senior management of the Company, including management's experience with public and private real estate companies. As the capitalization of the real estate industry continues to evolve toward a publicly-held format, BCP believes, based upon its management's experience through several economic cycles in the real estate industry, that numerous investment opportunities will continue to emerge that reflect several primary shifts in the real estate industry. These shifts include:

    - rapid recovery of the real estate markets

    - extraordinary growth of the public capital markets for real estate companies

    - continued consolidation of the ownership of real estate

    - alignment of interests between investors and management

    - recognition of real estate companies as operating businesses

    These factors have resulted in significant investment opportunities in real estate, including arbitrage between public and private market pricing. It is BCP's belief that as the real estate industry continues its transformation (and recognizing that real estate is still fundamentally a cyclical business), disparities in pricing and capital availability, as well as ineffective management of real estate assets by others, will provide opportunities for skilled and experienced management teams, such as the Company's management team. Initially, the Company expects to focus primarily on opportunities in the office sector. As the real estate market cycle advances, the Company expects additional opportunities to emerge in non-office market sectors, including opportunities in the lodging, residential and industrial sectors. See "Risk Factors--Investment Activity Risks--Multi-Sector Investment Strategy." The Company believes that, increasingly, management expertise and creative real estate solutions will be required for successful real estate companies. BCP's management team has a proven track record in this regard in office as well as with other property types. Based on these observations, BCP intends to identify, create and realize value for the Company in its investment in Real Estate-Related Assets (as outlined below). Several themes underlie this strategy:

    - RELATIONSHIPS--BCP's management will draw upon its extensive network of domestic and foreign institutional relationships established over the past twenty years in the public and private company sectors. These relationships have provided, and are expected to continue to provide, early and sometimes exclusive access to negotiated transactions and avoidance of competitive auctions.

    - OPERATING COMPANY EXPERTISE--BCP will identify opportunities where its expertise in actively managing both public and private real estate companies can be applied to under-performing real estate assets or real estate companies.

    - INDUSTRY TRENDS--BCP will identify and capitalize on industry trends that emerge as the market continues its transformation and maturation process.

    The Company initially intends to focus its investment activity in the following types of Real Estate-Related Assets: (i) value-added repositionings and discounted purchases; (ii) development and re-development; (iii) multiple-property portfolios; (iv) joint ventures and strategic partnerships; and (v) real estate companies and real estate-related businesses.

    (i) VALUE-ADDED REPOSITIONINGS AND DISCOUNTED PURCHASES. The Company expects to target investments in under-utilized or poorly capitalized single assets and portfolios that may be recapitalized on advantageous terms and repositioned with the expectation of returns greater than those that could be achieved by acquiring a stabilized property. These investments may include the purchase of the property at a discount to replacement cost or the purchase of the underlying debt thereon often at a discount to face value. In today's dynamic real estate industry with an ever-changing and cyclical economy and changing demographic characteristics, there generally will be opportunities to take better advantage of well-located and structurally sound properties. Opportunities in this area include acquisitions of properties and portfolios from controlling parties who are not focused on maximizing value in these assets, whether because they have lost economic incentive or because they are non-strategic or inefficient owners of real estate. In addition, opportunities may involve substantial rehabilitation or redevelopment and ground-up development where market conditions warrant new construction. Investments in this area may benefit from the Company's value-added problem-solving and structuring capabilities, as well as from the skills of operating partners in joint venture investments. The Company believes that there may be an availability of these opportunities due to short-term issues with the properties (such as vacancies) that may not appeal to larger publicly-traded REITs.

    (ii) DEVELOPMENT AND RE-DEVELOPMENT. The Company expects that it will target, on a selected basis, investments requiring strategic ground-up development or re-development of existing properties that can benefit from repositioning. Based on the current stage of the real estate business cycle, the Company believes that attractive development opportunities are presenting themselves in a number of markets. The Company expects to seek out opportunities where market vacancy rates and market rents justify new construction and where job growth will support new demand for office space. The Company's management has significant experience in numerous urban and suburban development projects in Boston and throughout the United States, including prominent office and mixed-use developments, particularly in Boston. In addition, BCP's principals also have development expertise in other property types, including lodging, industrial, retail, apartments and mixed-use projects.

    (iii) MULTIPLE PROPERTY PORTFOLIOS. The Company expects to target real estate acquisitions resulting from corporate divestitures from users, financial institutions, and other non-strategic and inefficient owners of real estate. Many domestic and foreign corporations and institutions (i.e., insurance companies, pension funds and endowments) have made direct investments in real estate assets or, on occasion, have established full-service real estate subsidiaries. In the current era of corporate restructuring and downsizing, many companies have chosen to liquidate non-core businesses and real estate assets. In addition, the Company believes that the trend from private to public ownership is motivating many institutions to liquidate their privately-held real estate portfolios. As a result, the Company believes that many opportunities will exist to acquire real estate assets, real estate operating businesses or interests in real estate joint ventures directly from corporations and institutions. In some instances, the selling companies may have particular objectives, such as the need to sell assets prior to the end of a fiscal quarter or a desire to allow an operating partner to continue to participate in an investment, which the Company expects to be able to accommodate. The Company also believes that foreign institutions may become particularly active sellers of domestic and foreign assets in the near future. The Company believes that it will be able to capitalize on management's historically successful relationships with a wide range of institutions and, therefore, have a competitive advantage in accessing many of these portfolios. The Company believes that its experienced management team and its expertise in managing large, complex portfolios may allow the Company to (i) pursue property portfolios that other real estate investment entities may view as too complex, and (ii) take advantage of the opportunities presented by these portfolios that may have been inefficiently managed.

    (iv) JOINT VENTURES AND STRATEGIC PARTNERSHIPS. The Company expects to enter into, or acquire interests in, joint ventures or strategic partnerships as a way to leverage both capital and expertise.

    (v) REAL ESTATE COMPANIES AND REAL ESTATE-RELATED BUSINESSES. As public market ownership and consolidation continues in the real estate industry, the Company expects to target investments in real estate companies and businesses with a real estate component. Opportunities in this target area include public and private companies, and generally fall into three types of companies: (a) real estate ownership companies, including REITs and non-REIT ownership companies, homebuilders and other development companies; (b) real estate service companies, such as management or brokerage companies; and (c) businesses with a strategic dependence on real estate. In particular, there may be opportunities to acquire controlling interests in certain small to mid-sized REITs that do not trade at multiples as high as many other larger and better capitalized REITs. The Company intends to invest in private placements of common stock or other securities convertible into common stock. When the Company identifies strong management teams and growth prospects, it may provide growth capital to such companies and may recapitalize over-leveraged or other poorly-capitalized companies. The Company believes that its experienced management will enhance such companies' abilities to evaluate investment opportunities. The Company expects to take advantage of the arbitrage between private and public market pricing of real estate with its investments in this area. Conversely, when an entity can be acquired for less than the value of its assets, the Company may acquire control of such entity, whether directly (through the acquisition of a controlling equity interest) or indirectly (through the acquisition of debt). To supplement its efforts in this strategic area, the Company's management team includes an individual with extensive experience in corporate private equity investments.


    Although the Company expects that its primary emphasis will be on the acquisition of the above-described categories of Real Estate-Related Assets, future acquisitions also may include Other Assets. The Company has no current plans to invest in such Other Assets. When and if such investments are made, they will not be the principal focus of the Company's investment strategy. The Company intends to conduct all of its investment activities, including those investments in the Other Assets, in a manner consistent with maintaining the status of BCP as a REIT for United States federal income tax purposes. For a description of the restrictions imposed on a company desiring to be taxed as a REIT as to types of investments and limitations on the amounts of such investments, see "Federal Income Tax Considerations--Requirements for Qualification." Other than these restrictions, the Company has no policy limiting the types of Other Assets in which it may invest or limiting the amount of its investments, if any, in such Other Assets. To the extent that the Company believes that any of the above-described investments may add value to the Company and the investment by stockholders in the Company, but are inconsistent with maintaining the status of BCP as a REIT, such investments could be made by the BCP Sister Corp. However, the Company's ability to fully utilize the BCP Sister Corp. structure could be affected as a result of future legislation. See "Risk Factors--Legal and Tax Risks--Adverse Impact of Future Legislation Regarding REITs." In addition to making such investments through the BCP Sister Corp., the Company might make such investments through a taxable corporate subsidiary in which the Company would hold a majority of the economic interest but less than 10% of the voting power. See "Federal Income Tax Considerations-- Requirements for Qualifications." Any such investments will be structured to avoid jeopardizing the Company's qualification as a REIT under the Code.


    The Company cannot anticipate with any certainty the percentage of the net proceeds of the Original Offering, or its other assets or funds, that will be invested in each category of Real Estate-Related Assets or Other Assets. The Company has broad discretion in the manner in which it makes investments, subject to its Investment Strategy. There can be no assurance that the Company will be successful in its Investment Strategy. See "Risk Factors--Investment Activity Risks--Appropriate Investments May Not Be Available and Investments of Net Proceeds May Be Delayed."

INVESTMENT MANAGEMENT

    The Company intends to create value in, and realize value from, its investments by identifying advantageous investment management strategies. The senior management of the Company has extensive experience in a broad range of aspects of real estate investment management, including financing, asset and property management, development and dispositions.

    The Company's corporate office, located in Boston, is staffed by twenty-five employees. The Company has regional offices located in Chicago and Los Angeles, staffed by three and two employees, respectively. The Company intends to pursue investments throughout the country. In addition, the Company intends to enhance and extend its internal management resources through the relationships and contacts with third-party property management and brokerage firms with specialized geographic and property-type expertise and information that the Company's management has developed as a result of its experience in the real estate industry. Through its existing offices and these relationships, the Company can gain a local presence in strategic markets and hands-on operational knowledge of the assets underlying its investments, as well as better access to proprietary transactions. The senior management of the Company has developed a network of such parties and will expand such relationships as they pursue the Company's Investment Strategy. Generally, the Company intends to structure relationships with parties who will make meaningful equity investments and provide incentives to its partners to ensure that the parties' interests are aligned with the Company's, while the Company retains control over each investment. See "Risk Factors-- Economic and Business Risks--Risks Related to Growth Strategy."

    The Company intends to finance investments with the use of leverage in an effort to maximize equity returns while allowing maximum flexibility and maintaining an acceptable level of risk. As the real estate markets have improved, the debt financing markets also have improved from the borrower's perspective. Lenders are providing greater leverage at relatively lower cost with greater structuring flexibility. The senior management of the Company has established relationships in the lending community, being regular users of debt financing and the Company expects to benefit from such individual lending relationships. See "Management's Discussion and Analysis of Liquidity and Capital Resources" and "Risk Factors-- Investment Activity Risks--Real Estate Financing Risks."

    Generally, the Company intends to pursue a strategy of portfolio diversification in terms of geographic location, property type, and investment type. The Company believes that diversification is important to reducing potential down-side risks. However, the Company will have no predetermined limitations or targets for concentration of geographic location, property type, or investment type. Instead, the Company plans to make investment decisions on a case-by-case basis. See "Risk Factors--Investment Activity Risks--Appropriate Investments May Not Be Available" and "Risk Factors--Investment Activity Risks--Multi-Sector Investment Strategy."

THE BCP SISTER CORP.

    The Company anticipates that it may, from time to time, identify Assets that it believes may be advantageous investments, but that may be inappropriate (whether for REIT qualification, or other tax reasons) for investment, in whole or in part, by a REIT, or which may otherwise be determined by the Company, based on general prudent considerations, to be inappropriate, in whole or in part, for investment by the Company. In order to permit stockholders to participate in the economic benefits that may be associated with such non-qualifying REIT Assets, the Company may, from time to time, cause the Operating Partnership to form one or more subsidiary corporations, partnerships or other entities (each, a "BCP Sister Corp."), which would not elect to be taxed as a REIT. This structure has been employed by certain other REITs. The Operating Partnership would initially contribute to the BCP Sister Corp. a portion of its capital together with, on behalf of the Limited Partners, a pro rata portion of the capital of the Operating Partnership allocable to the Limited Partners' contributed capital, which will be sufficient to permit the BCP Sister Corp. to make such initially identified investments, in exchange for all of the issued and outstanding equity interests in the BCP Sister Corp. The Operating Partnership would then distribute the equity interests pro rata to BCP and the Limited Partners. BCP in turn would distribute the BCP Sister Corp.'s equity interests to its stockholders in a taxable transaction. Concurrently with the formation of the BCP Sister Corp., if any, or immediately subsequent thereto, the BCP Sister Corp. will form an operating partnership (the "Sister OP") upon substantially the same terms and conditions as the Operating Partnership Agreement (including, without limitation, the terms respecting the distribution of the Incentive Return to Beacon Capital Participation Plan). Alternatively, the units of partnership of the Sister OP may be distributed directly to the Limited Partners and the stockholders of BCP. Furthermore, to the extent that certain synergies and efficiencies are possible between the Company, the BCP Sister Corp. and the Sister OP, the Company intends to maximize the opportunities presented by such synergies and efficiencies. For example, the Company, the BCP Sister Corp. and the Sister OP may jointly acquire investments in assets and businesses, such as hotels or health care facilities, where the Company will acquire title to the underlying real property and lease such property to the Sister OP, at market rents (including rents based upon a percentage of gross revenues), while the Sister OP acquires and operates the operating business. The Company anticipates that such synergies and efficiencies will provide the Company with advantages in making investments over other companies; however, no assurance can be made that the Company will be successful in creating and implementing such synergies and efficiencies. See "Risk Factors--Economic and Business Risks--Conflicts of Interest" and "Risk Factors--Legal and Tax Risks--Adverse Impact of Future Legislation Regarding REITs."

    The formation of the BCP Sister Corp. will permit stockholders of the Company who retain common stock of the BCP Sister Corp. to participate in the real estate operations of the Company (including ownership of real property) and the BCP Sister Corp.'s operation of operating businesses and other assets which may not otherwise be appropriate for a REIT. The Company's principal focus will be to make real estate investments while any BCP Sister Corp.'s principal function will be to serve as an operating company. The operating activities and operating assets made available to the BCP Sister Corp. by the Company are designed to provide BCP's stockholders with the long-term benefits of ownership in an entity devoted to the conduct of operating business activities in addition to their ownership interest in the Company. A small number of REITs, operating under tax provisions that no longer are available to newly-formed REITs, have their shares "paired" or "stapled" with shares of a related operating company, and, therefore, cannot be owned or transferred independently. It is the Company's intention that the Common Stock of the Company and the equity interests of the BCP Sister Corp. will not be paired or stapled, but rather will be structured as a "paper clip," a structure designed to permit BCP to continue to qualify as a REIT. With respect to the Common Stock of the Company and the equity interests of the BCP Sister Corp. that may be owned and transferred, subject to applicable securities laws restrictions, separately and independently of each other, the Company and the BCP Sister Corp. will not necessarily provide a paired investment with the Company on an ongoing basis. After the initial formation of the BCP Sister Corp. and the distribution of its equity interests, the BCP Sister Corp. and the Company will pursue independent sources of financing and, because the stock may trade separately, may ultimately have differing ownership. See "The Company--Certain Relationships; Conflicts of Interest," "Federal Income Tax Considerations-- BCP Sister Corp." and "Risk Factors--Legal and Tax Risks--Adverse Impact of Future Legislation Regarding REITs."

    To the extent that payments of rent may be made by the BCP Sister Corp. to the Company, the Company will be required to monitor and comply with the "related party tenant" provisions of the Code, which provide that payments made under a lease will not constitute qualifying income for purposes of the REIT requirements if the Company owns, directly or indirectly or pursuant to attribution rules, 10% or more of the ownership interests in the relevant lessee. The Aggregate Stock Ownership Limit is designed to prevent a stockholder of the Company from owning an amount of shares that would cause the Company to be treated as owning a BCP Sister Corp. However, any stockholder owning 10% or more of the Company by reason of a waiver of the Aggregate Stock Ownership Limit or the application of the Look-Through Ownership Limit may be required to reduce its ownership percentage in the Company to below 10% in order to receive its pro rata share of the distribution of the stock of the BCP Sister Corp., to ensure that rents received by the REIT are not disqualified under the related party tenant provisions.

    The Company's ability to fully utilize the BCP Sister Corp. structure could be affected as a result of future legislation. In that regard, Congress recently enacted, and the Clinton Administration signed into law, certain revenue proposals as part of the Internal Revenue Service Restructuring and Reform Act of 1998 that included, among other things, a freeze on the grandfathered status of REITs that are "paired" or "stapled" with a related operating company. Unlike such "paired" or "stapled" structures, the proposed BCP Sister Corp. structure would be a "paper clip" structure in which interests in the BCP Sister Corp. distributed to the Company's stockholders could be transferred independently from the Company's Common Stock. Although such legislation does not affect the "paper clip" structure, there can be no assurance that the recently enacted legislation affecting the BCP Sister Corp. structure will not place legislative or judicial scrutiny on the "paper clip" structure or that legislation adversely affecting such a structure will not be proposed and enacted. See "Risk Factors--Legal and Tax Risks--Adverse Impact of Future Legislation Regarding REITs" and "Federal Income Tax Considerations--Impact of Proposed Legislation."

POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES.

    Although the Company has no specific policy with respect to such activities, the Company does not presently anticipate that it will (i) underwrite the securities of other unaffiliated issuers, or (ii) repurchase or reacquire its shares or, other than through the redemption of Units in the Operating Partnership, other securities.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of June 1, 1998, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each person known by BCP to own more than 5% of the Common Stock, (ii) each of BCP's directors and executive officers and (iii) all directors and executive officers as a group.

                                                    AMOUNT AND NATURE
                                                      OF BENEFICIAL
                                                      OWNERSHIP(2)
                                                  ---------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)             NUMBER     PERCENT
------------------------------------------------  ----------  ---------
Wellington Management Company...................   2,300,000      10.9%(3)
75 State Street
Boston, MA 02109

Southeastern Asset Management...................   2,075,000       9.8%
6410 Poplar Drive
Memphis, TN 38119

RREEF Venture Capital Fund LP...................   1,650,000       7.8%
875 N. Michigan Avenue
Chicago, IL 60611

ABKB/La Salle...................................   1,337,500       6.4%
100 East Pratt St.
Baltimore, MD 21202

Alan M. Leventhal...............................     591,312       2.8%(4)
Lionel P. Fortin................................     271,040       1.2%(5)
Stephen T. Clark................................       5,775          *(6)
Steven Shulman..................................       5,775          *(7)
Scott M. Sperling...............................       5,775          *(8)
Jeremy Fletcher.................................      10,723          *(9)(10)
Douglas Mitchell................................       5,361          *(9)
Erin O'Boyle....................................       2,000          *(11)
Nancy J. Broderick..............................       1,350          *

                                                    AMOUNT AND NATURE
                                                      OF BENEFICIAL
                                                      OWNERSHIP(2)
                                                  ---------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)             NUMBER     PERCENT
------------------------------------------------  ----------  ---------
Randy Parker....................................       1,340          *(12)
E. Valjean Wheeler..............................       1,340          *(9)
William A. Bonn.................................       1,000          *(12)
All Directors and Executive Offices as a Group
  (12 persons)..................................     902,791       4.3%                     )(11)(12)

------------------------

*   Less than one percent

(1) All information has been determined as of June 1, 1998. For the purposes of this table, a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that person has the right to acquire pursuant to the exercise of stock options or redemption of Operating Partnership Units (assuming the Company elects to issue Common Stock rather than pay cash upon such redemption) held by such person or an affiliate of such person. Unless otherwise noted the address of each Beneficial Owner is: c/o Beacon Capital Partners, Inc., One Federal Street, 26th Floor, Boston, MA 02110.

(2) For the purpose of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option or upon the redemption of Operating Partnership Units is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(3) Includes shares held by 2 separate stockholders which the Company believes to be controlled by Wellington Management Company.

(4) Includes Operating Partnership Units held indirectly by a trust, of which Mr. Leventhal is a beneficiary. Excludes options to purchase 500,000 shares of Common Stock granted to Mr. Leventhal and subsequently transferred to a trust, of which Mr. Leventhal is a beneficiary, which options are not presently exercisable.

(5) Includes Operating Partnership Units held indirectly by a trust, of which Mr. Fortin's wife is a trustee. Excludes options to purchase 500,000 shares of Common Stock granted to Mr. Fortin and subsequently transferred to a trust, of which Mr. Fortin's wife is a trustee, which options are not presently exercisable.

(6) Includes currently exercisable options to purchase 5,775 shares of Common Stock.

(7) Includes currently exercisable options to purchase 5,775 shares of Common Stock.

(8) Includes currently exercisable options to purchase 5,775 shares of Common Stock.

(9) Excludes options to purchase 125,000 shares of Common Stock, which options are not presently exercisable.

(10) Includes shares of Common Stock held by a trust, of which Mr. Fletcher is a trustee.

(11) Excludes options to purchase 175,000 shares of Common Stock, which options are not presently exercisable.

(12) Excludes options to purchase 150,000 shares of Common Stock, which options are not presently exercisable.

                          PRICE RANGE OF COMMON STOCK

    There is no established market for the Common Stock, which is not listed on any securities exchange, and trading in the Common Stock has not been quoted on any interdealer or over-the-counter bulletin board since the Original Offering. As of June 1, 1998, the Company believes there to be approximately 354 holders of record of BCP's Common Stock.

                                 CAPITALIZATION

    The following table sets forth the capitalization of BCP as of June 30, l998, and on a pro forma basis to reflect the Pro Forma Transactions (as defined under "Selected Historical and Unaudited Pro Forma Financial Data"):

                                                                          ACTUAL     PRO FORMA
                                                                        ----------  -----------
                                                                            (IN THOUSANDS)
Mortgage notes payable................................................  $       --   $  21,750
Minority interest.....................................................      55,654      55,654
Common stock; $.01 par value, 500,000,000 shares authorized,
  20,973,932 shares issued and outstanding and adjusted pro forma.....         210         210
Additional paid-in capital............................................     389,520     389,520
Retained earnings.....................................................       3,968       3,968
                                                                        ----------  -----------
      Total...........................................................  $  449,352   $ 471,102
                                                                        ----------  -----------
                                                                        ----------  -----------

                                    DILUTION

    No securities are being sold by the Registrant, thus no dilution to existing stockholders will occur as a result of sales under this Registration Statement. All securities offered and sold by the Company, including those sales to officers, directors, affiliates and promoters, have yielded proceeds to the Company of $18.65 per share.

           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA


    The selected historical financial data set forth below presents the historical financial data of BCP as of June 30, 1998 and for the period from January 21, 1998 (BCP's inception) through June 30, 1998. The selected pro forma financial data of BCP set forth below assumes that BCP will qualify as a REIT. The balance sheet data gives effect to (i) the acquisition of The Breunig Portfolio, (ii) the pending funding of an investment in a joint venture known as The Sunnyvale Development, (iii) the pending funding of an investment in a joint venture known as The Millennium Tower and (iv) the pending purchase of preferred stock in Cypress Communications, Inc., as if these transactions had occurred as of June 30, 1998. The income statement data gives effect to these transactions as well as to (i) the acquisition of The Athenaeum Portfolio, and the subsequent formation of a 50% joint venture, and (ii) the acquisition of Technology Square and The Draper Building as if all transactions had occurred January 1, 1998. The selected pro forma financial data are not necessarily indicative of what the actual financial position or results of operations of BCP would have been as of or for the period ended June 30, 1998, nor do they purport to be indicative of the financial position or results of operations for future periods. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," BCP's historical financial statements and notes thereto and BCP's unaudited pro forma financial statements and notes thereto, each included elsewhere herein.


                                                                           AS OF AND FOR THE
                                                                                PERIOD
                                                                          ENDED JUNE 30, L998
                                                                        -----------------------
                                                                        HISTORICAL   PRO FORMA
                                                                        ----------  -----------

                                                                         (IN THOUSANDS, EXCEPT
                                                                          FOR PER SHARE DATA)
Income Statement Data:
  Revenues............................................................  $    6,795   $  15,700
  Net Income..........................................................       3,968       4,128
  Net Income per common share - basic and diluted.....................        0.19        0.20

Balance Sheet Data:
  Real estate.........................................................     123,409     214,609
  Investment in and advance to joint venture..........................     123,576     103,900
  Total assets........................................................     451,900     473,650

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The following should be read in conjunction with the Consolidated Financial Statements and notes thereto of BCP and the unaudited Pro Forma Condensed Consolidated Financial Statements of BCP, each contained elsewhere herein. The Consolidated Financial Statements of the Company include BCP and the Operating Partnership, its majority-owned subsidiary. Due to its recent formation and the relatively short period of operations presented in the Consolidated Financial Statements, Management does not believe that the information presented therein is indicative of expected financial performance.

LIQUIDITY AND CAPITAL RESOURCES

    Cash and cash equivalents were $323.9 million at March 31, 1998, which was primarily the result of the Original Offering on March 20, 1998. Cash and cash equivalents were $199.9 million at June 30, 1998. The decrease primarily resulted from the acquisitions of The Athenaeum Portfolio, Technology Square and The Draper Building and loan repayments to the Company founders offset by the proceeds received from the exercise of the underwriter's over-allotment option, the issuance of Operating Partnership Units and cash flow from operations.

SHORT AND LONG TERM LIQUIDITY

    The Company has considered its short-term liquidity needs and the adequacy of expected liquidity sources to meet these needs. The Company believes that its principal short-term liquidity needs are to fund normal recurring expenses, debt service requirements and the minimum distribution required to maintain the Company's REIT qualification under the Internal Revenue Code of 1986, as amended. The Company believes that these needs will be funded from cash flows provided by operating activities.

    The Company expects to meet long-term liquidity requirements for the costs of additional development, real estate and real estate related investments, scheduled debt maturities, major renovations, expansions and other non-recurring capital improvements through long-term secured and unsecured indebtedness and the issuance of additional Operating Partnership Units and equity securities.

FINANCING ACTIVITIES

    BCP was incorporated on January 21, 1998 as a Massachusetts corporation and was initially capitalized through loans from the Company founders, Messrs. Leventhal and Fortin, in the amount of $3.6 million. On May 1, 1998, Messrs. Leventhal and Fortin were repaid.

    On March 20, 1998, the Company completed an initial private offering ("Original Offering") issuing 17,630,769 shares of Common Stock with proceeds, net of offering costs, of $323.1 million. On April 3, 1998 and April 13, 1998, through the exercise of the underwriter's over-allotment option, 3,613,163 additional shares were issued with proceeds, net of offering costs, of $66.6 million.

    In connection with the re-incorporation of BCP as a Maryland corporation, BCP established Beacon Capital Partners, L.P. (the "Operating Partnership"). As contemplated in the Original Offering, an entity controlled by Messrs. Leventhal and Fortin was to contribute $4.2 million to the Operating Partnership for a 1% limited partnership interest. In order to comply with the requirements of ERISA, such contribution could only be made subsequent to the closing of the first real estate transaction of the Company. The $4.2 million contribution was made on May 4, 1998.

INVESTING ACTIVITIES

    On May 1, 1998, the Company acquired The Athenaeum Portfolio, an eleven building, 970,000 square foot mixed-use portfolio located in Cambridge, MA. The aggregate consideration for the properties was $195 million, consisting of approximately $125.9 million in cash and the assumption of approximately $69 million of first mortgage debt. The Company used proceeds from the Original Offering for the cash portion of the acquisition. Subsequent to the closing of the transaction, the Company completed the formation of a joint venture with PW Acquisitions IX, LLC, an affiliate of PaineWebber, in which both parties hold a 50% interest in the master limited liability company that controls the two limited liability companies that hold title to The Athenaeum Portfolio.

    On June 24, 1998, the Company acquired a four building complex known as Technology Square and an adjacent building known as The Draper Building. The properties are located in Cambridge, MA and consist of approximately 1,026,000 square feet. The aggregate consideration for the properties was $123 million, consisting of $71.6 million in cash and the issuance of $51.4 million of units of limited partnership interest in the Operating Partnership. The Company used proceeds from the Original Offering for the cash portion of the acquisition.

    On July 1, 1998, the Company acquired a 1,335,000 square foot portfolio of seven office properties and seven research & development (R&D) properties located in suburban Dallas, TX. The aggregate consideration for the properties was $91.2 million, consisting of approximately $69.4 million in cash and the assumption of approximately $21.8 million of first mortgage debt. The Company used proceeds from the Original Offering for the cash portion of the acquisition.

    On August 9, 1998, the Company entered into a joint venture agreement with Mathilda Partners LLC, an affiliate of Menlo Equities, a California based developer. This venture entered into a contract to acquire a twelve-acre site on Mathilda Avenue in Sunnyvale, California, on which the venture plans to construct two four-story Class A office buildings with surface parking. Although not finalized, the development budget for 267,000 square feet is anticipated to be approximately $57 million, of which 40% will be funded from cash contributions and the balance will be financed with a construction loan.

    On September 1, 1998 the Company entered into a joint venture agreement with HA L.L.C., an affiliate of Martin Smith Real Estate Services, a Seattle based real estate developer. The joint venture was formed to develop a 19-story office and residential tower, located at Second Avenue and Columbia Street in downtown Seattle, Washington. The estimated cost of the 261,000 square foot building is $71 million, 60% of which the venture intends to finance from a construction loan with an institutional lender.


    On September 30, 1998, the Company invested $5,000,000 to acquire preferred stock in Cypress Communications, Inc., representing a 13.5% fully diluted ownership position in such company. Dividends will be paid on the Company's investment as and when dividends are declared on the preferred stock or any other class of stock in Cypress Communications, Inc. The preferred stock will be treated preferentially upon a liquidation of Cypress, should a liquidation occur, and is held by both the Operating Partnership and Tenant Communications, Inc., a Massachusetts corporation ("Tenant Communications"). The voting common stock of Tenant Communications is controlled by Messrs. Leventhal and Fortin. The Operating Partnership owns 99% of the economic interests in Tenant Communications.



    Cypress Communications, Inc., is a provider of bundled communications services to tenants in multi-tenant commercial buildings. By bundling services to multiple tenants in an office building, Cypress is able to aggregate the traffic of customers, giving them the advantage of a cost-effective service with a high level of customer care. Cypress offers its customers Internet access, video, voice mail and telephone service.

CAPITALIZATION

    Currently, the Company's total consolidated mortgage debt is approximately $21.6 million and its total consolidated mortgage debt plus its proportionate share of total unconsolidated mortgage debt is approximately $56.1 million. The Company's current consolidated mortgage indebtedness has a weighted average rate of 8.22%, with maturities ranging from 1999 through 2022, and is secured by the properties. The Company's proportionate share of its current total unconsolidated mortgage debt consists of approximately $34.5 million with a rate of 8.485% on The Athenaeum Portfolio (in which the Company holds a 50% interest in the limited liability company that controls the two limited liability companies that hold title to this portfolio). The weighted average rate of the Company's consolidated and unconsolidated mortgage debt is 8.38%.

RESULTS OF OPERATIONS

    For the period January 21, 1998 through March 31, 1998, the Company had a net loss of $0.4 million consisting primarily of $0.6 million of interest income earned on the investment of the net proceeds of the Original Offering offset by general and administrative expenses of approximately $1 million.

    For the period January 21, 1998 through June 30, 1998, the Company had net income of approximately $4 million generated from total revenues of $6.8 million offset by expenses of $2.8 million. The growth in total revenues is primarily a result of interest income of $5.6 million, The Athenaeum Portfolio equity earnings of $1 million, and Technology Square and The Draper Building rental income of $0.2 million. The change in expenses is primarily a result of increased corporate general and administrative expenses of $2.6 million and Technology Square and The Draper Building property expenses and real estate taxes of $0.1 million.


    On a pro forma basis, for the six months ended June 30, 1998, the Company had net income of approximately $4.1 million generated from total revenues of $15.7 million offset by expenses of $11 million (and minority interest in Operating Partnership of $0.6 million). Total revenues consist of Technology Square and The Draper Building and The Breunig Portfolio rental income of $11.2 million, interest income of $1.9 million, The Athenaeum Portfolio equity earnings of $2.4 million and other income of $0.2 million. Expenses primarily consist of Technology Square and The Draper Building and The Breunig Portfolio property operating expenses and real estate taxes of $3.5 million and $1.8 million, respectively, corporate general and administrative expenses of $2.6 million, depreciation of $2.1 million and interest expense of $1 million.


    The minority interest in the Operating Partnership represents the portion of the Operating Partnership that is not owned by the Company.

YEAR 2000 COMPLIANCE

    BCP's Year 2000 initiative is being managed by BCP to minimize any adverse effect on BCP's business operations and is scheduled to be completed in 1999. While BCP believes its planning and efforts are adequate to address its Year 2000 concerns, there can be no guarantee that the systems of other companies on which BCP's systems and operations rely will be converted on a timely basis and will not have a material effect on BCP. The cost of the Year 2000 initiatives is not expected to be material to BCP's results of operations or financial position.

                           DESCRIPTION OF SECURITIES

    The following description of the terms of the stock of BCP does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter and the Bylaws, copies of which are available upon request to the Company. See "Certain Provisions of Maryland Law and of BCP's Charter and Bylaws."

GENERAL

    The Charter provides that BCP has the authority to issue up to 950,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, $.01 par value per share, 250,000,000 shares of excess stock, $.01 par value per share ("Excess Stock") and 200,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). As of August 1, 1998, 20,973,932 shares of Common Stock are issued and outstanding and no shares of Excess Stock or Preferred Stock are issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

COMMON STOCK

    Subject to the preferential rights of any other class or series of stock and to the provisions of the Charter regarding Excess Stock, holders of shares of Common Stock are entitled to receive dividends on such Common Stock if, as and when authorized and declared by the Board of Directors of BCP out of assets legally available therefor and to share ratably in the assets of BCP legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of or adequate provision for all known debts and liabilities of BCP.

    Subject to the provisions of the Charter regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, except as otherwise required by law and except as provided with respect to any other class or series of stock, the holders of such shares of Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares of Common Stock will not be able to elect any Directors.

    Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights (except as provided by Maryland law) and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Charter regarding Excess Stock, shares of Common Stock will have equal dividend, liquidation and other rights.

    Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter of BCP does not provide for a different percentage in such situations, except for certain amendments to the Charter. See "Certain Provisions of Maryland Law and BCP's Charter and Bylaws-- Amendment of Charter and Bylaws."

PREFERRED STOCK

    The Charter authorizes the Board of Directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of Preferred Stock of any series, as authorized by the Board of Directors. Prior to issuance of shares of each class or series, the Board is required by the MGCL and the Charter to fix, subject to the provisions of the Charter regarding Excess Stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other

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distributions, qualifications and terms or conditions of redemption for each such class or series. Such rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of some, or a majority, of the Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or any other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the Common Stock might receive a premium for their shares over the then current market price of such shares. As of the date hereof, no shares of Preferred Stock are outstanding and BCP has no present plans to issue any Preferred Stock.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

    BCP believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common or Preferred Stock and thereafter to cause BCP to issue such classified or reclassified shares of stock will provide BCP with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by BCP's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which BCP's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize BCP to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of BCP that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

DIVIDEND REINVESTMENT PLAN

    BCP may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in the Common Stock. Details about any such plan would be sent to BCP's stockholders following adoption thereof by the Board of Directors.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is EquiServe (the "Transfer Agent") in Boston, Massachusetts.

TRANSFER RESTRICTIONS

    RESTRICTIONS UNDER CHARTER. In order for the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made) (the "Five or Fewer Requirement"), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations." In order to protect the Company against the risk of losing its status as a REIT and to otherwise protect the Company from the consequences of a concentration of ownership among its stockholders, the Charter, subject to certain exceptions, provides that no single person (which may include certain "groups" of persons) may "beneficially own" more than 9.8% (the "Aggregate Stock Ownership Limit") of the aggregate number of outstanding shares of any class or series of stock; provided, however, that certain mutual funds registered under the Investment Company Act of 1940 and certain other widely-held entities (other than pension plans as described in Section 401(a) of the Code) ("Look-Through Entities") may "beneficially own" no more than 15% (the "Look-Through Ownership Limit"). Under the Charter, a person generally "beneficially owns" shares if (i) such person has direct ownership of such

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shares, (ii) such person has indirect ownership of such shares taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or (iii) such person would be deemed to "beneficially own" such shares pursuant to Rule 13d-3 under the Exchange Act. Any transfer of shares of stock or of any security convertible into shares of stock that would create a direct or indirect ownership of shares of stock in excess of the Aggregate Stock Ownership Limit or the Look-Through Ownership Limit, as applicable, or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code or results in the Company constructively owning 10% or more of the ownership interests in a tenant of the Company within the meaning of Section 318 of the Code as modified by Section 856(d)(5) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel or other evidence or undertakings acceptable to it, may, in its sole discretion, waive the Aggregate Stock Ownership Limit and the Look-Through Ownership Limit if evidence satisfactory to the Board of Directors is presented that the changes in ownership will not jeopardize the Company's REIT status or cause the Company to be a "pension-held REIT" for federal income tax purposes and the Board of Directors otherwise decides that such action is in the best interest of the Company.

    If any purported transfer of stock of the Company or any other event would otherwise result in any person violating the Aggregate Stock Ownership Limit or the Look-Through Ownership Limit, as applicable, or the Charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the applicable limit and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the applicable limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be converted automatically into an equal number of shares of Excess Stock (the "Excess Shares") and transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the Trading Day (as defined in the Charter) prior to the date of such violative transfer. As soon as practical after the transfer of shares to the trust but in an orderly fashion so as not to materially adversely affect the trading price of the Common Stock, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such Excess Shares to a person or entity who could own such shares without violating the applicable Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Excess Shares or the sales proceeds received by the trust for such Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift or devise), the trustee will be required to sell such Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such Excess Shares as of the date of such event or the sales proceeds received by the trust for such Excess Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such Excess Shares by the trust, the trustee will be entitled to receive in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such Excess Shares.

    The Prohibited Owner with respect to such Excess Shares shall repay to the trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of stock that have been converted into Excess Shares and (ii) were distributed by the Company to stockholders of record on a record date which was on or after the date that such shares were converted into Excess Shares. Each Excess Share shall entitle the holder to no voting rights other than those voting rights which accompany a

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class of stock under Maryland law. The trustee, as record holder of the Excess
Shares, shall be entitled to vote all Excess Shares. Any vote by a Prohibited Owner as a purported holder of shares of stock prior to the discovery by the Company that such shares of stock have been converted into Excess Shares shall, subject to applicable law, (i) be rescinded and shall be void AB INITIO with respect to such Excess Shares and (ii) be recast in accordance with the desires of the trustee acting for the benefit of the Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

    In addition, shares of stock of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the event which resulted in such shares of Excess Stock or
(b) the date the Board of Directors first determined that the event resulting in the shares of Excess Stock occurred, if the Company does not receive notice of such event. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

    Each stockholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

    The above-described ownership limits may have the effect of precluding acquisition of control of the Company.

REGISTRATION RIGHTS

    The Selling Stockholders of the Common Stock are entitled to the benefits of a Registration Rights Agreement between the Company and the Initial Purchaser in the Original offering (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the holders of the Common Stock that it will from time to time, at its expense, (i) promptly, but in any event within 90 days after the date of issuance of the Common Stock, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Common Stock,
(ii) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable and (iii) use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act, until the date (the "Expiration Date") which is the earliest of the dates described in the following clauses (a), (b) and
(c): (a) the second annual anniversary of the latest date of original issuance of the Common Stock, (b) such time as all Common Stock covered by the Shelf Registration Statement has been sold pursuant to the Shelf Registration Statement, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in a new security not subject to transfer restrictions under the Securities Act being delivered, and (c) such time as, in the opinion of counsel, all of the Common Stock held by nonaffiliates of the Company and covered by the Shelf Registration Statement are eligible for resale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act and the legend described under "Notice to Investors" has been removed from such Common Stock. The Registration Statement of which this Prospectus forms a part has been filed pursuant to the foregoing provisions of the Registration Rights Agreement.

    Notwithstanding the foregoing, the Company will be permitted to suspend the use, from time to time, of this prospectus that is part of the Shelf Registration Statement for periods (any such period hereinafter referred to as a "blackout period"), if the Board of Directors of the Company shall have determined in

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good faith that it is in the best interests of the Company to suspend such use and the Company provides the Selling Stockholders with written notice of such suspension.

    A Selling Stockholder that sells Common Stock pursuant to the Shelf Registration Statement, including through the use of this Prospectus, generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations). In addition, each holder of Common Stock may be required to deliver information to be used in connection with the Shelf Registration Statement in order to have such holder's Common Stock included in the Shelf Registration Statement and to benefit from the provisions of the succeeding paragraph.

    Each Common Stock certificate contains a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. In that regard, each holder is deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event which makes a statement in this prospectus untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading, or of certain other events specified in the Registration Rights Agreement, such holder will suspend the sale of Common Stock pursuant to this prospectus until the Company has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder or the Company has given notice that the sale of the Common Stock may be resumed.

    The Company has agreed, pursuant to a registration rights agreement with Luddite Associates, a partnership owned by The Prudential Insurance Company of America and its affiliates, to register, on any four occasions after September 1, 1999, at the request of Luddite Associates (or in certain other circumstances), the shares of Common Stock which may be issued by the Company upon the redemption of 2,528,296 Units held by Luddite Associates. The Company will bear all expenses incident to the registration of securities under this agreement, except that such expenses shall not include any underwriting discounts or commissions, or transfer taxes, if any, relating to such shares.

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
                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                          OF BCP'S CHARTER AND BYLAWS

    THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS OF BCP DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MARYLAND LAW AND TO THE CHARTER AND BYLAWS OF BCP.

    The Charter and the Bylaws of BCP contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions may have the effect of delaying, deterring or preventing certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms.

AMENDMENT OF CHARTER AND BYLAWS

    BCP's Charter may be amended only by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter, (or, if less than 75% of the Directors then in office approve the amendment, by the affirmative vote of holders of two-thirds of all votes entitled to be cast on the matter) except that amendments dealing with certain articles of the Charter (for example, articles relating to stockholder action; the powers, election of, removal of and classification of directors; limitation of liability; and amendment of the Charter) shall require the affirmative vote of not less than seventy-five percent of the outstanding votes entitled to be cast on the matter. Unless otherwise required by law, the Board of Directors may amend BCP's Bylaws by the affirmative vote of a majority of the Directors then in office.

DISSOLUTION OF THE COMPANY

    The MGCL permits the dissolution of the Company by (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders, and (ii) upon proper notice, stockholder approval by the affirmative vote of two-thirds of the votes entitled to be cast on the matter.

MEETINGS OF STOCKHOLDERS

    Under BCP's Bylaws, annual meetings of stockholders shall be held at such date and time as determined by the Board of Directors, the Chairman of the Board or the President. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Special meetings of stockholders may be called by a majority of the Directors then in office or by stockholders holding not less than a majority of the outstanding stock of BCP entitled to vote at the meeting and only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting.

THE BOARD OF DIRECTORS

    BCP's Charter provides that the Board of Directors shall initially consist of five Directors and thereafter the number of Directors of the Company may be established by the Board of Directors but may not be fewer than the minimum number required by the MGCL nor more than nine. Subject to the rights of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any vacancy will be filled, including any vacancy created by an increase in the number of Directors, at any regular meeting or at any special meeting called for the purpose, by a majority of the remaining Directors. Pursuant to the terms of the Charter, the Directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of stockholders to be

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held in 1999, another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000 and the third class will hold office initially for a term expiring in 2001. As the term of each class expires, Directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. The use of a classified board may render more difficult a change in control of the Company or removal of incumbent management. The Charter provides that a Director may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares entitled to vote at a meeting of stockholders called for that purpose. The Company believes, however, that classification of the Board of Directors will help to assure the continuity and stability of its business strategies and policies.

    The Charter provides that the affirmative vote of more than 75% of the Directors then in office is required to approve certain transactions or actions of the Board, including a change of control (as defined in the Charter) of the Company or of the Operating Partnership, any amendment to the Operating Partnership Agreement, any waiver of the limitations on ownership contained in the Charter, any merger, consolidation or sale of all or substantially all of the assets of the Company or the Operating Partnership, certain issuances of equity securities by the Company or the termination of the Company's status as a REIT. See "Operating Partnership Agreement."

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The Charter limits the liability of the Board of Directors and officers to the Company to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation or its stockholders for money damages, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of BCP or its stockholders to obtain other relief, such as an injunction or a rescission.

    The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The

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MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (a) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and
(i) the act or omission was committed in bad faith or (ii) the act or omission was the result of active and deliberate dishonesty, (b) the indemnified party actually received an improper personal benefit in money, property or services or
(c) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEMNIFICATION AGREEMENTS

    The Company has entered into indemnification agreements with each of its Directors and executive officers which require, among other things, that the Company indemnify its Directors and executive officers to the fullest extent permitted by law and advance to the Directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by Directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover Directors and executive officers under the Company's Directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to Directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

BUSINESS COMBINATIONS

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is

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
received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Charter exempts from the Maryland statute any business combination with Alan M. Leventhal or Lionel P. Fortin, or current or future affiliates, associates or other persons acting in concert as a group with either of Messrs. Leventhal or Fortin.

CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. The Charter exempts from the control share acquisition statute the purchases of Common Stock on the Closing Date of the Original Offering and any future transactions which would otherwise be subject to the statute by Alan M. Leventhal or Lionel P. Fortin or current or future affiliates, associates or other persons acting in concert or as a group with either of Messrs. Leventhal or Fortin. Consequently, the prohibition on voting control shares will not apply to such persons.

                     COMMON STOCK AVAILABLE FOR FUTURE SALE

    As of June 1, 1998, BCP has outstanding 20,973,932 shares of Common Stock and has reserved for issuance upon exercise of Stock Options or redemption of Units 2,796,726 additional shares of Common Stock.

    Shares of Common Stock issued to holders of Units upon exercise of the Redemption Rights, will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. See "Description of Securities-- Transfer Restrictions" and "Operating Partnership Agreement--Redemption of OP Units."

    In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as defined in Rule 144 (an "Affiliate"), the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company which will require BCP to file periodic reports under the Exchange Act. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    No assurance can be given as to (i) the likelihood that an active market for the shares will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell their Common Stock, or (iv) the prices that stockholders may obtain for their Common Stock.

    In addition to the shares to be registered hereby, the holders of 2,528,296 Units have the right to demand, on any four occasions after September 1, 1999, to have the common stock that they might receive upon the redemption of such Units registered. The Company will bear all expenses incident to the registration under the registration rights agreement, except that such expenses shall not include any underwriting discounts or commissions, or transfer taxes, if any, relating to such shares.

                        OPERATING PARTNERSHIP AGREEMENT

    THE FOLLOWING SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT DESCRIBES THE MATERIAL PROVISIONS OF SUCH AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPERATING PARTNERSHIP AGREEMENT.

CLASSES OF UNITS

    The Operating Partnership has authority to issue three classes of units of limited partnership interests: Units; Convertible Units; and Incentive Units. The Units, and the Incentive Units once issued (collectively, the "OP Units"), will share equally on a unit-by-unit basis in all distributions of the Operating Partnership. The Convertible Units will not participate in any distributions of the Operating Partnership and represent solely the right to convert into a certain number of Incentive Units (if any) with a fair market value equal to the Incentive Return. See "The Company--Long-Term Incentive Plan."

MANAGEMENT

    The Operating Partnership is a Delaware limited partnership. BCP is the sole general partner of, and holds approximately 88% of the economic interests in the Operating Partnership. BCP holds an approximate 1% general partner interest in the Operating Partnership and the balance is held as a limited partner interest. BCP intends to conduct substantially all of its business through the Operating Partnership and its subsidiaries.

    Pursuant to the Operating Partnership Agreement, BCP, as the sole general partner of the Operating Partnership, generally has full, exclusive and complete responsibility and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of any class of units of the Operating Partnership. Certain restrictions apply to the Company's ability to engage in a Business Combination, as described more fully under "Extraordinary Transactions" below.

    The limited partner of the Operating Partnership has agreed that in the event of any conflict in the fiduciary duties owed by BCP to its stockholders and by BCP, as general partner of the Operating Partnership, to such limited partners, BCP may act in the best interests of BCP's stockholders without violating its fiduciary duties to such limited partners or being liable for any resulting breach of its duties to the limited partners.

    The Operating Partnership Agreement provides that all business activities of BCP, including all activities pertaining to the acquisition and operation of properties, must be conducted through the Operating Partnership, and that the Operating Partnership must be operated in a manner that will enable BCP to satisfy the requirements for being classified as a REIT.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF THE GENERAL PARTNER'S INTEREST

    The Operating Partnership Agreement provides that the limited partners may not remove BCP as general partner of the Operating Partnership. BCP may not transfer any of its interests as general or limited partner in the Operating Partnership except (i) in connection with a merger or sale of all or substantially all of its assets pursuant to a transaction for which it has obtained the requisite approval in accordance with the terms of the Operating Partnership Agreement, (ii) if the limited partners holding at least 66 2/3% of the OP Units (excluding OP Units owned by BCP) consent to such transfer or (iii) to certain affiliates of BCP.

AMENDMENTS OF THE OPERATING PARTNERSHIP AGREEMENT

    Generally, the Operating Partnership Agreement may be amended with the approval of BCP, as general partner, and limited partners (including BCP) holding a majority of the OP Units. Certain amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, alter the interest of a partner in profits or losses or the right to receive any distributions, alter or modify the redemption right described below, or cause the termination of the Operating Partnership at a time or on terms inconsistent with those set forth in the Operating Partnership Agreement must be approved by BCP and each limited partner that would be adversely affected by such amendment. Notwithstanding the foregoing, BCP, as general partner, has the power, without the consent of the limited partners, to amend the Operating Partnership Agreement as may be required to (1) add to the obligations of BCP as general partner or surrender any right or power granted to BCP as general partner, (2) reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Operating Partnership Agreement, (3) establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Operating Partnership Agreement, (4) reflect a change of an inconsequential nature that does not materially adversely affect the limited partners, or cure any ambiguity, correct or supplement any provisions of the Operating Partnership Agreement not inconsistent with law or with other provisions of the Operating Partnership Agreement, or make other changes concerning matters under the Operating Partnership Agreement that are not otherwise inconsistent with the Operating Partnership Agreement or law, or (5) satisfy any requirements of federal or state law. Certain provisions affecting the rights and duties of BCP as general partner (e.g., restrictions on BCP's power to conduct businesses other than owning OP Units; restrictions relating to the issuance of securities of BCP and related capital contributions to the Operating Partnership; restrictions relating to certain extraordinary transactions involving BCP or the Operating Partnership) may not be amended without the approval of a majority of the OP Units not held by BCP.

TRANSFER OF UNITS; SUBSTITUTE LIMITED PARTNERS

    The Operating Partnership Agreement provides that limited partners generally may transfer their OP Units and Convertible Units without the consent of any other person, but may substitute a transferee as a limited partner only with the prior written consent of BCP as the sole general partner of the Operating Partnership. In addition, limited partners may not transfer OP Units until the one-year anniversary of the Closing of the Original Offering or in violation of certain regulatory and other restrictions set forth in the Operating Partnership Agreement. Notwithstanding the foregoing, the 2,528,296 Units issued to Luddite Associates, a partnership owned by The Prudential Insurance Company of America and its affiliates, in connection with the acquisition of Technology Square and The Draper Building can generally be transferred to any direct or indirect wholly-owned subsidiary of Prudential at any time after September 21, 1998, and such transferee shall then be admitted as a substitute limited partner.

REDEMPTION OF OP UNITS

    The Operating Partnership will be obligated after the one-year anniversary of the Closing Date of the Original Offering to redeem each OP Unit at the request of the holder thereof for cash equal to the fair market value of such unit at the time of such redemption (as determined in accordance with the provisions of the Operating Partnership Agreement), provided that BCP may elect to acquire any such OP Unit presented for redemption for one share of Common Stock or an amount of cash of the same value. If Incentive Units are presented for redemption, the election by BCP to acquire such Incentive Units for shares of Common Stock must be approved by the Independent Directors. With each redemption or acquisition by BCP, BCP's percentage ownership interest in the Operating Partnership will increase. Beacon Capital Participation Plan shall have certain rights, pursuant to separate registration rights agreements, to have the issuance of shares of Common Stock that may be issued to it in exchange for its

OP Units, or the resale of such shares, registered under the Securities Act. See "Common Stock Available for Future Sale."

OPERATIONS

    The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable BCP to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code. In addition, the Operating Partnership will be operated in a manner so as to qualify it as a "real estate operating company" under the Plan Assets Regulation, at least until such time as the Common Stock qualifies as shares of "publicly offered securities" within the meaning of the Plan Assets Regulation.

    In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, it is anticipated that the Operating Partnership will pay all administrative costs and expenses of the Company (collectively, the "Company Expenses") and such Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company,
(ii) all expenses relating to the offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership.

ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

    BCP as general partner is authorized, without the consent of the limited partners, to cause the Operating Partnership to issue additional Units, Incentive Units and Convertible Units to BCP, to the limited partners or to other persons for such consideration and on such terms and conditions as BCP as general partner deems appropriate. If additional OP Units are issued to BCP, then BCP must (i) issue additional shares of Common Stock and must contribute to the Operating Partnership the entire proceeds received by BCP from such issuance or (ii) issue additional OP Units to all partners in proportion to their respective interests in the Operating Partnership. In addition, BCP may cause the Operating Partnership to issue to BCP additional partnership interests in different series or classes, which may be senior to the OP Units, in conjunction with an offering of securities of BCP having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

EXTRAORDINARY TRANSACTIONS

    The Operating Partnership Agreement provides that BCP may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding shares of Common Stock (a "Business Combination"), unless the holders of OP Units will receive, or have the opportunity to receive, the same consideration per OP Unit as holders of Common Stock receive per share of Common Stock in the transaction; if holders of OP Units will not be treated in such manner in connection with a proposed Business Combination, BCP may not engage in such transaction unless limited partners (other than BCP) holding at least 66 2/3% of the OP Units held by limited partners vote to approve the Business Combination.

EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER

    The Operating Partnership Agreement generally provides that BCP, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if BCP carried out its duties in good faith. In addition, BCP is not responsible for any misconduct or negligence on the part of its agents, provided BCP appointed such agents in good faith. BCP may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that BCP reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

    The Operating Partnership Agreement also provides for indemnification of BCP, the Directors and officers of BCP, and such other persons as BCP may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with the preceding unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

TAX MATTERS

    BCP is the tax matters partner of the Operating Partnership and, as such, has the authority to make tax elections under the Code on behalf of the Operating Partnership.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of material federal income tax considerations is based upon current law and is for general information purposes only. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including, without limitation, insurance companies, tax-exempt organizations (except as described below), financial institutions or broker-dealers, and, except as discussed below, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

    The statements in this discussion are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

    EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM, HER OR IT OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, AND SALE, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

    BCP will elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with the year ending on December 31, 1998.

    The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

    Goodwin, Procter & Hoar LLP has acted as counsel to BCP in connection with the Offering and BCP's election to be taxed as a REIT. In the opinion of Goodwin, Procter & Hoar LLP (the "Opinion"), provided that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by BCP in a timely fashion, BCP will be organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and BCP's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that the Opinion is based on various assumptions and is conditioned upon certain representations made by BCP as to factual matters, including representations regarding the nature of BCP's properties and the past and future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the Opinion. Moreover, such qualification and taxation as a REIT depends upon BCP's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Goodwin, Procter & Hoar LLP will not review BCP's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of BCP's operations for any particular taxable year will satisfy any such requirements. For a discussion of the tax consequences of failure to qualify as a REIT. See "--Failure to Qualify."

    If BCP qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, BCP will be subject to federal income tax in the following circumstances. First, BCP will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, BCP may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if BCP has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if BCP has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if BCP should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which BCP fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect BCP's profitability. Sixth, if BCP should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than such capital gain net income which BCP elects to retain and pay tax on) , and
(iii) any undistributed taxable income from prior periods, BCP would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if BCP acquires any asset from a "C" corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in BCP's hands is determined by reference to the basis of the asset (or any other asset) in the hands of a "C" corporation and BCP recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by BCP over the adjusted basis in such asset at such time), BCP will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that BCP will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

    The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions
(i) to (iv) above, inclusive, must be met during the entire taxable year and that condition (v) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) above will not apply until after the first taxable year for which an election is made by BCP to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code Section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. If BCP complies with all the requirements for ascertaining the ownership of its outstanding stock in a taxable year and does not know or have reason to know that it violated the 5/50 Rule, BCP will be deemed to have complied with the 5/50 Rule for such taxable year.

    BCP believes it has issued sufficient Common Stock with sufficient diversity of ownership pursuant to the Original Offering to allow it to satisfy requirements (v) and (vi) in the preceeding paragraph. In addition, BCP's Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist BCP in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. However there can be no assurance that BCP will continue to meet the REIT Stock Ownership Requirements. Such transfer restrictions are described in "Description of Securities--Transfer Restrictions."

    Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is held by the REIT. If BCP acquires a corporation already in existence at the time of acquisition, such corporation would be treated as liquidating on the date of acquisition and BCP would be required to distribute any C corporation earnings and profits of the corporation before the end of the taxable year. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of BCP will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of BCP.

    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including for purposes of satisfying the gross income and asset tests described below. BCP's proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of BCP for purposes of applying the requirements described herein.

INCOME TESTS

    In order for BCP to qualify and to maintain its qualification as a REIT, two requirements relating to BCP's gross income must be satisfied annually. First, at least 75% of BCP's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of stock in other REITs) or from certain types of temporary investment income. Second, at least 95% of BCP's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

    The rent received by BCP from the tenants of the Real Property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales or solely by reason of being based on the income or profits of a tenant if such tenant derives substantially all of its gross income from the related property through the sub-leasing of substantially all of its interest in the property to the extent the amounts received by such tenant would be characterized as rents from real property if received by the REIT. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if BCP, or a direct or indirect owner of 10% or more of BCP, owns 10% or more of such tenant, either actually or constructively (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable (taking into account both actual and constructive ownership) to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," BCP generally must not operate or manage the Real Property or furnish or render services to the tenants of such Real Property, other than through an "independent contractor" who is adequately compensated by the tenants and from whom BCP derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by BCP are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

    BCP has represented that it will not charge Rent for any portion of any Real Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above) to the extent that the receipt of such Rent would jeopardize BCP's status as a REIT. In addition, BCP has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause BCP to fail to satisfy either the 75% or 95% gross income test. BCP also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of Real Property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause BCP to fail to satisfy either the 75% or 95% gross income test. Finally, BCP has represented that it will not operate or manage its Real Property or furnish or render noncustomary services to the tenants of its Real Property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize BCP's status as a REIT.

    The Ownership Limit and the Excess Share Provisions in the Company's Charter are designed in part to prevent a stockholder of the Company from owning Company stock that would cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant, including any BCP Sister Corp. However, because the relevant constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of Company shares, and because the Charter provisions referred to above may not be effective, there can be no absolute assurance that transfers or other events will not cause the Company to constructively own 10% or more of one or more tenants at some future date.

    The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

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    Interest will qualify as "interest on obligations secured by mortgages on real property or on interests in real property" if the obligation is secured by a mortgage on real property having a fair market value, as of the date on which the commitment to make or purchase the obligation becomes binding on BCP, at least equal to the highest principal amount of the loan outstanding during the taxable year. However, if BCP receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date on which the commitment to acquire or originate the mortgage loan becomes binding on BCP, the interest income will be apportioned between the real property and the other property, which apportionment may cause BCP to recognize income that is not qualifying income for purposes of the 75% gross income test.

    BCP may receive income not described above that is not qualifying income for purposes of one or both of the 75% and 95% gross income tests. For example, it is possible that certain fees for services rendered by the Operating Partnership will not be qualifying income for purposes of either gross income test. It is not anticipated that the Operating Partnership will receive a significant amount of such fees. In addition, dividends received from Real Estate Companies that are C corporations generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. BCP will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the two gross income tests.

    REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. BCP does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if BCP does receive any such income, BCP will make an election to treat the related property as foreclosure property.

    Property acquired by BCP will not be eligible for the election to be treated as foreclosure property ("Ineligible Property") if the related loan was acquired by BCP at a time when default was imminent or anticipated. In addition, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income tests.

    Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. BCP intends to conduct its operations so that no asset owned by BCP or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of BCP's or the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, BCP will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that BCP can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

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    From time to time, BCP may enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including, without limitation, interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that BCP enters into such a contract to hedge against the interest rate risks of any indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that BCP hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. BCP intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

    If BCP fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if BCP's failure to meet such tests is due to reasonable cause and not due to willful neglect, BCP attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances BCP would be entitled to the benefit of those relief provisions. As discussed above in "--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the gross income attributable to the greater of the amount by which BCP fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect BCP's profitability.

ASSET TESTS

    BCP, at the close of each quarter of each taxable year, also must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of BCP's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where BCP raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following BCP's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land or improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by BCP may not exceed 5% of the value of BCP's total assets, and BCP may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the General Partner, the Limited Partner, any qualified REIT subsidiaries, and other qualified REITs).

    BCP expects that any interests in Real Estate Companies and interests in Real Property that it acquires generally will be qualifying assets for purposes of the 75% asset test. If BCP acquires any interest in a Real Estate Company that is a C corporation, such interest may not (i) represent more than 5% of the value of BCP's total assets or (ii) constitute more than 10% of the Real Estate Company's outstanding voting securities. BCP will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

    If BCP should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and
(ii) the discrepancy between the value of BCP's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not

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satisfied, BCP still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

DISTRIBUTION REQUIREMENTS

    In order to avoid corporate income taxation of the earnings that it distributes, BCP is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before BCP timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that BCP does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if BCP should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year (other than capital gain income which BCP elects to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, BCP would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. Pursuant to recently enacted legislation, BCP may elect to retain, rather than distribute, all or a portion of its net long-term capital gains. The effect of such an election is that (i) BCP is required to pay the tax on such gains, (ii) U.S. stockholders (as defined below), while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by BCP and (iii) the basis of a U.S. stockholder's Common Stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by BCP) included in such U.S. stockholder's long-term capital gains.

    In certain circumstances, the Company's investments may generate income for federal income tax purposes without a corresponding receipt of cash ("Phantom Income"). In order for BCP to meet REIT qualifications and/or avoid tax at the REIT level on such Phantom Income, BCP may be forced to use cash generated from other sources, including, without limitation, asset sales and borrowings, to make required distributions. See "Risk Factors--Legal and Tax Risks--Tax Risks."

    Under certain circumstances, BCP may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in BCP's deduction for dividends paid for the earlier year. Although BCP may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

RECORDKEEPING REQUIREMENTS

    Pursuant to applicable Treasury Regulations, BCP must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. Failure to comply with such record keeping requirements could result in substantial monetary penalties to BCP. BCP intends to comply with such requirements.

EXCESS INCLUSION INCOME

    It is anticipated that BCP may purchase mortgage loans. If BCP purchases such assets and is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on such mortgage loans, such arrangement will be treated as a "taxable mortgage pool" for

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federal income tax purposes. If all or a portion of BCP is considered a "taxable mortgage pool," BCP's status as a REIT generally should not be impaired;
however, a portion of BCP's taxable income may be characterized as "excess inclusion income" and allocated to the stockholders of BCP. Any excess inclusion income (i) could not be offset by net operating losses of a stockholder, (ii) would be subject to tax as "unrelated business taxable income" to a tax-exempt stockholder, (iii) would be subject to the application of federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders, and (iv) would be taxable (at the highest corporate tax rate) to BCP, rather than its stockholders, to the extent allocable to shares of stock of BCP held by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

IMPACT OF FUTURE LEGISLATION

    BCP's qualification as a REIT or its ability to utilize the BCP Sister Corp. structure could be affected as a result of future legislation. In that regard, Congress recently enacted, and the Clinton Administration signed into law, certain revenue proposals as part of the Internal Revenue Service Restructuring and Reform Act of 1998 that included, among other things, a freeze on the grandfathered status of REITs that are "paired" or "stapled" with a related operating company. Unlike such "paired" or "stapled" structures, the proposed BCP Sister Corp. structure would be a "paper clip" structure in which interests in the BCP Sister Corp. distributed to the Company's stockholders could be transferred independently from the Company's Common Stock. Although such legislation does not affect "paper clip" structures, there can be no assurance that the recently enacted legislation will not place legislative or judicial scrutiny on the "paper clip" structure, or that legislation adversely affecting such structure will not be proposed and enacted. See "Risk Factors--Legal and Tax Risks--Tax Risks."

FAILURE TO QUALIFY

    If BCP fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, BCP will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to BCP's stockholders in any year in which BCP fails to qualify will not be deductible by BCP nor will they be required to be made. In such event, to the extent of BCP's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, BCP also will be disqualified from taxation as a REIT for the four taxable years following the year during which BCP ceased to qualify as a REIT. It is not possible to state whether in all circumstances BCP would be entitled to statutory relief from its failure to qualify as a REIT.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

    As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state or political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

    As long as BCP qualifies as a REIT, distributions (including distributions of the BCP Sister Corp. equity interests by BCP upon the formation of the BCP Sister Corp.) made to BCP's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. stockholders as ordinary

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income and will not be eligible for the dividends received deduction generally available to corporations. Distributions that are designated as capital gain dividends by BCP will be taxed as long-term capital gains (to the extent that they do not exceed BCP's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. Pursuant to recently enacted legislation, in the case of a stockholder who is an individual, an estate or a trust, long-term capital gains and losses are separated into three tax rate groups, a 20% group, a 25% group and a 28% group, and are subject to tax at the rate effective for each group. Pursuant to Notice 97-64, 1997-47 IRB 1, the Company will designate capital gain dividends, if any, as 20% rate gain distributions, 25% rate gain distributions or 28% rate gain distributions and detail such designations in a manner intended to comply with applicable requirements. Final regulations, if and when issued by the Treasury Department, could affect the rules set forth in the Notice. In addition, the Service has not issued regulations or other guidance regarding the application of the new rates to sales of interests in REITs such as the Company, and it remains unclear how the new rules will affect such sales, if at all. The Service has not yet issued guidance modifying the rules set forth in the Notice to take into account the recent elimination of the 18-month holding period required for individuals, estates and trusts to be eligible for the preferential 20% capital gains rate. If BCP elects to retain capital gains rather than distribute them, a U.S. stockholder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. A U.S. stockholder will be allowed a credit against its federal income tax liability for its proportionate share of tax paid by BCP on retained capital gains. See "--Requirements for Qualification." Such gains are subject to apportionment among the three tax rate groups as set forth above. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or, in the case of all taxpayers short-term capital gain if the Common Stock had been held for one year or less), provided that the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by BCP in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by BCP and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by BCP during January of the following calendar year.

    Stockholders may not include in their individual income tax returns any net operating losses or capital losses of BCP. Instead, such losses would be carried over by BCP for potential offset against its future income (subject to certain limitations). Taxable distributions from BCP and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions from BCP generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. BCP will notify stockholders after the close of BCP's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends and in the case of capital gain dividends to non-corporate stockholders, those designated as 20% rate gain distributions, 25% rate gain distributions and 28% rate gain distributions.

    It is possible that BCP may invest in certain types of mortgage loans that may cause it under certain circumstances to recognize taxable income in excess of its economic income (also known as "Phantom Income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for

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federal income tax purposes. Accordingly, if BCP receives Phantom Income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. If there is taken into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in BCP that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate Phantom Income. In general, as the ratio of BCP's Phantom Income to its total income increases, the after-tax rate of return received by a taxable stockholder of BCP will decrease. BCP will consider the potential effects of Phantom Income on its taxable stockholders in managing its investments.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

    In general, any gain or loss realized upon a taxable disposition of the Common Stock by a U.S. stockholder who is not a dealer in securities will be treated as capital gain or loss. Any such capital gain or loss generally will
(x) in the case of U.S. stockholders which are corporations, be long-term capital gain or loss if the Common Stock has been held for more than 12 months, and (y) in the case of U.S. stockholders who are non-corporate taxpayers, be long-term capital gain or loss taxed at a maximum federal income tax rate of (i) 20% if the U.S. stockholder's holding period in such Common Stock was more than 18 months at the time of such disposition or (ii) 28% if the U.S. stockholder's holding period was more than one year but not more than 18 months at the time of such disposition. However, the Internal Revenue Service Restructuring and Reform Act of 1998 eliminated the 18-month holding period requirements, effective for taxable years ending after December 31, 1997, and therefore the 20% long-term capital gains rate will generally apply to capital assets held more than one year. In general, any loss upon a sale or exchange of Common Stock by a U.S. stockholder who has held such Common Stock for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from BCP required to be treated by that stockholder as long-term capital gain.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    BCP will report to its U.S. stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide BCP with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    Tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"), as defined in Section 512(a)(1) of the Code. While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by BCP to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from BCP will constitute UBTI pursuant to the "debt-financed property" rules. In addition, in certain circumstances, a pension trust that owns more than 10% of BCP's stock is required to treat a percentage of the dividends from BCP as

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UBTI. This rule applies to a pension trust holding more than 10% (by value) of
BCP's stock only if (i) the percentage of income of BCP that is UBTI (determined as if BCP were a pension trust) is at least 5% and (ii) BCP is treated as a "pension-held" REIT. BCP will be treated as a "pension-held" REIT if (i) BCP qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of BCP in proportion to their actuarial interests in the pension trust, and (ii) either
(A) one pension trust owns more than 25% of the value of BCP's stock or (B) a group of pension trusts individually holding more than 10% of the value of BCP's stock collectively owns more than 50% of the value of BCP's stock. BCP is unlikely to become a "pension-held" REIT because, pursuant to the Aggregate Stock Ownership Limit and the Look-Through Ownership Limit in the Charter of BCP, no person may beneficially own shares of Common Stock in excess of 9.8% of the outstanding shares of Common Stock of BCP; provided, however, that certain Look-Through Entities may beneficially own up to 15% of such shares of Common Stock. Although the Board of Directors of BCP has the discretion to waive the application of the Aggregate Stock Ownership Limit or the Look-Through Ownership Limit with respect to any person, the Board of Directors intends to grant such waivers only in a manner that would not cause BCP to be or become a "pension-held" REIT. However, there can be no assurance that BCP will not become a "pension-held" REIT or that pension trusts will not be required to treat a percentage of dividends received from BCP as UBTI.

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

    Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by BCP of U.S. real property interests and are not designated by BCP as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of BCP. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a non-U.S. corporation). BCP expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with BCP or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with BCP claiming that the distribution is effectively connected income. Furthermore, on October 6, 1997, the U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Stockholders after December 31, 1998 (the "New Withholding Regulations"). The New Withholding Regulations may alter the procedure for claiming the benefits of an income tax treaty.

    Distributions in excess of current and accumulated earnings and profits of BCP will not be taxable to a Non-U.S. Stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S.

Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of BCP. BCP is required to withhold 10% of any distribution in excess of BCP's current and accumulated earnings and profits. Consequently, although BCP intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that BCP does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

    For any year in which BCP qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by BCP of U.S. real property interests (i.e., interests in real property located in the United States and interests in U.S. corporations at least 50% or whose assets consist of U.S. real property interests) will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder not entitled to treaty relief or exemption. BCP is required to withhold 35% of any distribution that is designated by BCP as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of his or her Common Stock generally will not be taxed under FIRPTA if BCP is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although it is currently anticipated that BCP will be a "domestically controlled REIT" and, therefore, that the sale of the Common Stock will not be subject to taxation under FIRPTA, there can be no assurance that BCP will be a "domestically-controlled REIT." Even if such gain is not subject to FIRPTA, such gain will be taxable to a Non-U.S. Stockholder if
(i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, a purchaser of Common Stock subject to taxation under FIRPTA would generally be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition by a Non-U.S. Stockholder. Any amount withheld would be creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders. The New Withholding Regulations alter the application of the information reporting and backup withholding rules to Non-U.S. Stockholders. Non-U.S. Stockholders should consult with a tax advisor with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to a Non-U.S. Stockholder is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a Non-U.S. Stockholder will be allowed as a credit against any United States federal income tax liability of such Non-U.S. Stockholder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Service.

OTHER TAX CONSEQUENCES

    BCP, BCP's stockholders, the Operating Partnership or its General Partner or Limited Partners may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock. In addition, the Taxpayer Relief Act of 1997 includes several provisions, some of which have been described in the discussion above, that will liberalize certain of the requirements for qualification as a REIT. However, these provisions will have neither a material beneficial effect nor a material adverse effect on BCP's ability to operate as a REIT.

BCP SISTER CORP.

    Each BCP Sister Corp. organized as a corporation will pay federal, state and local income taxes on its taxable income at regular corporate rates. Any such taxes will reduce amounts available for distribution by the BCP Sister Corp. to its stockholders.

                              ERISA CONSIDERATIONS

    ERISA and the Code impose certain restrictions on (a) Plans, including individual retirement accounts or Keogh plans, (b) any entities whose underlying assets include Plan assets by reason of a Plan's investment in such entities ("Plan Assets Entities") and (c) persons who have certain specified relationships to such Plans and Plan Assets Entities ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

THE TREATMENT OF THE COMPANY'S UNDERLYING ASSETS UNDER ERISA

    The DOL has issued the Plan Assets Regulation which defines what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA and the Code to be assets of the investing Plan unless certain exceptions apply. The Plan Assets Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Common Stock offered hereby should be treated as "equity interests" for purposes of the Plan Assets Regulation.

    One exception under the Plan Assets Regulation provides that an investing Plan's assets will not include any of the underlying assets of an entity if at all times less than 25% of each class of "equity" interests in the entity is held by "benefit plan investors," which is defined to include Plans that are not subject to ERISA such as foreign benefit plans, governmental pension plans and individual retirement accounts as well as Plans that are subject to ERISA. Another exception is provided for an investment in an "operating company," which is defined in the Plan Assets Regulation to include a "real estate operating company." To be a "real estate operating company" an entity must have, on the date of its first long-term investment and on certain annual testing dates thereafter, at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate in such management or development activities. Another exception under the Plan Assets Regulation provides that an investing Plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question is a class of "publicly offered securities." Publicly offered securities are securities that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act.

    The Board of Directors of the Company and any Sister Corp. will take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Assets Regulation and thereby prevent the assets of the Company or any BCP Sister Corp. from being treated as assets of any investing Plan. Specifically, BCP intends to qualify as a real estate operating company until at least such time as the Common Stock qualifies as a class of publicly offered securities. In this connection, BCP has obtained an opinion of counsel that, on the date of the Operating Partnership's first long-term investment BCP qualified as a real estate operating company. It is intended that, thereafter, on at least one date during each of BCP's "annual valuation periods" (as defined in the Plan Assets Regulation) until at least such time as the Common Stock qualifies as publicly offered securities, at least 50% of the assets of BCP (valued at cost and excluding certain short-term investments) will be invested, by reason of its investment in the Operating Partnership, in real estate which is managed or developed and as to which BCP will have the right to substantially participate in the management or development of the real estate. Consequently, BCP should qualify as a real estate operating company. In addition, with respect to any BCP Sister Corp., the Company will take such steps as may be necessary to qualify such BCP Sister Corp. as an operating company or a venture capital operating company or for another available exception under the Plan Assets Regulation prior to distribution of its equity interests.

    Any Plan fiduciary that proposes to cause a Plan to purchase Common Stock should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Common Stock is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              SELLING STOCKHOLDERS

    The Common Stock was originally issued by BCP and sold by NationsBanc Montgomery Securities LLC (the "Initial Purchaser"), in a transaction exempt from registration requirements of the Securities Act, to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to a limited number of institutional "accredited investors" (as defined in Rule 501 (a) (1), (2), (3) or (7) under the Securities Act) and to individual "accredited investors" (as defined in Rule 501 (a) (4), (5) or (6) under the Securities Act). The Selling Stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock. The term Selling Stockholders, includes the holders listed below and the beneficial owners of the Common Stock and their transferees, pledgees, donees or other successors.

    The following table sets forth information with respect to the Selling Stockholders of the Common Stock and the respective number of shares of Common Stock beneficially owned by each Selling Stockholders that may be offered pursuant to this Prospectus. The Company is obligated by the terms of a Registration Rights Agreement to file this Registration Statement on behalf of each of the listed stockholders. Each Selling Stockholder may offer and sell all of the securities registered hereby. If such Stockholder sells all shares registered hereby such stockholder will not beneficially own any securities of the Company after this Offering. Inclusion on this list does not imply that any person or entity will actually offer or sell any of the shares registered on his, her or its behalf.

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
1st Trust & Co.......................................................       5,000       *
  FBO Glenn Bennett
  FTC IRA Standard
1st Trust Co. TR.....................................................       5,000       *
  FBO Lawrence W. Gold IRA
ABKB/La Salle Securities.............................................   1,337,500     6.4%
David Abromowitz (1).................................................       2,680       *
Louis R. Adimare.....................................................      10,000       *
Richard Adler........................................................       7,500       *
Advantus Capital (MIMLIC Asset)......................................     500,000     2.4%
AETNA................................................................     400,000     1.9%
AEW Capital Management...............................................     125,000       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Gregory L. Allcroft & (1)............................................       2,680       *
  Leah Allcroft Comm. Prop.
Bruce W. Altrock & Carolyn D. Altrock................................      12,500       *
  TR Altrock Living Trust UA 08/13/92
Adarsh K. Arora......................................................       5,000       *
Michael Ashendorf (1)................................................       5,361       *
Aslam International Inc. EBP.........................................         500       *
Steven R. Astrove & (2)..............................................       1,340       *
  David M. Astrove JT TEN
Atlantic Trust Co. Tr................................................      50,000       *
  FBO Susan R.G. Revocable Trust
  UA 06/06/96
The American Century Real Estate Fund................................     150,000       *
Tony Avila & Jacquelyn Avila JT TEN (1)..............................       1,072       *
Robert A. Baffi & Rosemary G. Baffi..................................       2,680       *
  TR Baffi Fam Rev Trust
  UA 01/17/94
Louis P. Bansbach III................................................      10,000       *
Kevin Barnes (1).....................................................       3,753       *
Ray Barshick.........................................................      25,000       *
David A. Baylor & Theresa L. Helmer (1)..............................       1,072       *
Bayside Development Corp. Ltd........................................      25,000       *
Douglas L. Becker....................................................       5,000       *
Jill Becker & Eric D. Becker.........................................       5,000       *
  TEN ENT
Glenn Bennett & Christina Bennett JT TEN.............................       5,000       *
John A. Berg (1).....................................................      26,809       *
Zack B. Bergreen.....................................................      10,000       *
Jon R. Berquist (1)..................................................       1,340       *
Berrard Hldgs LTD Partnership A Partnership..........................       8,750       *
John R. Bertucci.....................................................       5,000       *
Gordon M. & Adele H. Binder..........................................      25,000       *
William D. Birch.....................................................       6,250       *
William M. Birch.....................................................      10,000       *
Guarantee & Trust Co Tr..............................................       2,500       *
  FBO Myron Blackman IRA Rollover
Thomas P. Bloch (2)..................................................       1,340       *
BNP Bahrain..........................................................     590,000     2.8%
Timothy P. Brady.....................................................      15,000       *
Kathleen Higgins Braun & (1).........................................       5,361       *
  Kurt George Braun JT TEN

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Steven Braverman TR..................................................      10,000       *
  Braverman Fam Trust
  UA 12/26/96
  MS Muni Bond
Rita Brightman.......................................................      20,000       *
Douglas Broyles......................................................       5,000       *
Bruce Brugler (1)....................................................       2,144       *
Lucretia A. Bryant...................................................       5,000       *
Michael Burbank & Cindy Ann Roberts Community                               1,072       *
  Property (1).......................................................
Thomas C. Byrne......................................................       3,750       *
Vincent J. Campobasso &..............................................       5,000       *
  Colleen M. Campobasso JT TEN
J. Robert Casey (2)..................................................       5,361       *
Douglas A. Catalano..................................................      10,000       *
Chafetz Group LLC....................................................       5,000       *
Robert B. Champagne..................................................       5,000       *
Dominic K. Chan & Marsha Chan JT TEN.................................      10,000       *
Chase Asset Management...............................................     750,000     3.6%
Cole A. Chevalier & Katherine Chevalier..............................      15,000       *
  TR Chevalier Trust UA 06/02/94
Matthew-Luc Clark (1)................................................       1,072       *
Closefire Limited....................................................       5,000       *
Howard E. Cohen &....................................................       5,361       *
  Myra Muskant JT TEN
Robert & Eileen Coltun JT TEN........................................       5,000       *
Geary Cotton.........................................................      10,000       *
Robert Currie & Linda Currie JT Ten..................................       5,000       *
Carl Curtis..........................................................       5,000       *
  DBA Pacific Auto
Cutler Group LLC.....................................................       5,000       *
John H. Dailey III & Beth B. Dailey TR...............................      25,000       *
  John H Dailey Trust
  UA 05/17/89
Raju P. Dantuluri & Devi P. Dantuluri JT TEN.........................      10,000       *
Nancy M. Davids (2)..................................................       1,340       *
DC Investment Partners...............................................      40,000       *
Allen Deary..........................................................       5,000       *
Christel Dehaan Tr...................................................      50,000       *
  Christel Dehaan Trust
  UA 12/31/92

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
C.A. Delaney Capital Management......................................     150,000       *
  FBO Spectrum United Canadien Growth Fund
Tom Denomme..........................................................       5,000       *
Desert Mutual Benefit Realty Fund....................................     100,000       *
Barbara Devorzon Tr..................................................       5,000       *
  Devorzon Fam Trust
  UA 11/07/90
Timothy Dibble &.....................................................       5,000       *
  Maureen Dibble JT Ten
  A/C 2
Daniel J. Doherty III................................................      15,000       *
  Atlantic Retail Properties
Neal M. Douglas......................................................       5,000       *
Gary L. Downey.......................................................       5,000       *
Stichting Bedrijfspensioenfonds voor de Metaalnijverheid.............     750,000     3.6%
EAG Enterprises Limited..............................................       5,000       *
Daniel H. Eakins.....................................................       5,000       *
Elizabeth H. Edmunds.................................................       2,680       *
Jeffrey Elder........................................................      12,500       *
Merrick M. Elfman....................................................       7,500       *
Matthew E. Epstein & (1).............................................       1,340       *
  Deborah L. Hiatt JT TEN
Dwight Evans.........................................................       7,500       *
Lester J. Fagen (2)..................................................       1,875       *
Edward J. Faneuil & Eric Slifka &....................................       5,361       *
  Alfred Slifka Ten Com
FLM Partnership/A Partnership........................................       8,042       *
First American Asset Management......................................      33,750       *
Fisher Group LTD Partnership--Fisher, Jerome.........................      25,000       *
John P. Fowler.......................................................       5,361       *
Mary Lou Fox.........................................................       5,000       *
Joseph Friscia &.....................................................       5,000       *
  Laura J. Friscia JT TEN
Lee Geiger (1).......................................................       1,072       *
General Electric Pension Trust.......................................     750,000     3.6%
Robert H. Gersky & (1)...............................................      14,745       *
  Sue A. Gersky Community Property
John W. Gildea                                                              5,500       *
Barry Ginsburg &.....................................................       2,500       *
  Paul Lukoff Tr Merle Z. Gross
William Shedd Glassmeyer (1).........................................       1,072       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Martin A. Glazer & (2)...............................................       1,340       *
  Carol A. Glazer JT TEN
Glenmeade Trust......................................................     500,000     2.4%
Global Property Advisors.............................................     125,000       *
  FBO North American Property Securities Trust
Ernest C. Goggio.....................................................       5,000       *
Bruce Goldman........................................................       5,000       *
William J. Goldsborough..............................................      10,000       *
Carol B. Good........................................................       1,787       *
Julian H. Good.......................................................       1,787       *
Louis K. Good III &..................................................       1,787       *
  Susan Good TEN COM
Goodman & Co. Ltd....................................................     750,000     3.6%
Barry R. Gorsun......................................................       5,000       *
1998 GPH Fund LLC (2)................................................       1,876       *
E.C. Grayson.........................................................       5,000       *
Green Beacon LP......................................................       5,000       *
James B. Greenfield (1)..............................................       1,072       *
Lee B. Griffith......................................................       5,000       *
Grisanti, Inc........................................................      10,000       *
Merle Z. Gross-Ginsburg &............................................       2,500       *
  Paul Lukoff TR Barry M. Ginsburg
  1993 Fam Trust UA 09/30/93
Guarantee & Trust Co. TR.............................................       5,000       *
  FBO Michael P. Last GTC IRA
Guarantee & Trust Co. TR.............................................      10,000       *
  FBO Barry R. Devorzon GTC IRA
Guarantee & Trust Co. TR.............................................       5,361       *
  FBO Dana C. Djerf
Guarantee & Trust Co. TR.............................................       7,238       *
  FBO M. Allen Chozen
  GTC IRA Rollover
Guarantee & Trust Co. TR.............................................      15,000       *
  FBO Linda Lee Harper
Guarantee & Trust Co. TR.............................................       5,000       *
  FBO Fred Backer GTC IRA Rollover
Guarantee & Trust Co. TR.............................................       5,000       *
  FBO Jack G. Bryant GTC IRA Rollover
Guarantee & Trust Co Tr..............................................       5,000       *
  FBO Thomas A. Okulski GTC IRA
Guarantee & Trust Co Tr..............................................       1,608       *
  FBO Peter R. Pendergast GTC
  IRA Sep

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Guarantee & Trust Co Tr..............................................       5,000       *
  FBO Stephen A. Vogel GTC IRA
  Rollover
Sammy Hagar..........................................................       5,000       *
Michael A. Hammer (2)................................................       1,340       *
Hartford Capital Appreciation Fund...................................     300,000     1.4%
Hartford Capital Appreciation Fund, Inc..............................   2,000,000     9.5%
K. Stephen Haskins...................................................      10,000       *
H. David Henken (2)..................................................       1,340       *
Bernard and Jerome Herskowitz........................................      10,000       *
Wilson T. Hileman, Jr. (1)...........................................       1,072       *
Rudolf C. Hoehn-Saric................................................       5,000       *
Revell Horsey & (1)..................................................       1,072       *
  Carrie S. Horsey JT TEN
M. Benjamin Howe & (1)...............................................       5,361       *
  Janet L. Howe JT TEN
Jimmy C.M. Hsu.......................................................       5,000       *
Tommy C. Hsu.........................................................       5,000       *
Douglas M. Husid (2).................................................       1,340       *
Thomas J. Hynes, Jr..................................................       5,361       *
Invesco Realty Advisors, Inc.........................................     115,000       *
Naveen Jain &........................................................      10,000       *
  Anuradha Jain JT TEN
JJ Newport...........................................................       5,000       *
Craig R. Johnson & (1)...............................................      13,404       *
  Nichola Jo Johnson TR
  Johnson Revocable Trust
  UA 07/02/97
Gary Johnson.........................................................       5,000       *
Donald G. Jones......................................................      15,000       *
  Spirit Enterprise LLP
Jerry V. Jorge & Susan N. Jorge JT TEN...............................       5,000       *
John A. Jurenko......................................................      25,000       *
George S. Karas......................................................       5,000       *
Bruce Katzen &.......................................................       5,000       *
  Diane Katzen JT TEN
Kempen/lbus..........................................................      40,000       *
Gary C. Klein........................................................      12,500       *
Matt Klein (1).......................................................       8,041       *
William C. Klein & Virginia A. Klein JT ENT..........................      12,500       *
Gustav Koven.........................................................       5,000       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Jordon P. Krasnow &..................................................       5,361       *
  Jean H. Krasnow JT TEN (2)
Kresevich Capital Mgmt LLC...........................................      25,000       *
E. Floyd Kvamme &....................................................      25,000       *
  Jean Kvamme Comm Prop
Raymond Kwasnick & (2)...............................................       2,680       *
  Paul Kwasnick TEN COM
Guy & Rita Lammle JT TEN.............................................       5,000       *
Richard Langerman....................................................       2,680       *
Leede Investments LLC................................................     100,000       *
David Lehmann & (1)..................................................       1,340       *
  Dawn Lehmann JT TEN
Mark Lehman (1)......................................................       2,680       *
James W. Lewis.......................................................       5,000       *
Doug Liman...........................................................       5,000       *
Ron & Susanne Lissak JT WROS (1).....................................       2,000       *
Elaine C. Lloyd......................................................       5,000       *
Donald A. Lobo.......................................................      15,000       *
Longleaf Partners Realty Fund........................................   2,075,000     9.8%
Richard E. Lucas.....................................................      10,000       *
William Maidman Family LP............................................       5,000       *
Paul Malnati--Trans National.........................................       5,000       *
Kathleen M. Malo TR (1)..............................................       1,072       *
  Kathleen M. Malo Trust
  UA 12/14/95
Sophia A. Mann.......................................................       5,361       *
Burt Manning.........................................................       5,000       *
Steve Marcie.........................................................       5,000       *
Irwin M. Marcus......................................................       5,361       *
Randall E. Marcus....................................................       5,361       *
  Univeristy Orthopedic Assoc
Richard A. Marks & (2)...............................................       5,361       *
  Jennifer E. Morrison JT TEN
Bharat K. Marya &....................................................      10,000       *
  Radhesh Marya TR
  Marya Revocable Trust
  UA 09/03/86
Bharat K. Marya &....................................................      15,000       *
  Radhesh Marya TR B & R Marya Charitable
  RMDR Trust UA 08/28/95
Mass Financial Services Company......................................     292,925     1.4%
Karl L. Matthies (1).................................................      10,723       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Karl Matthies & Deborah Matthies (1).................................       8,042       *
  Community Property
Dan Maydan &.........................................................       7,500       *
  Dalia Maydan TR
  Dan Maydan & Dalia Maydan Trust
  UA 03/26/81
James F. McCaffrey...................................................       5,361       *
McGlinn Capital Management, Inc. ....................................     175,000       *
Mary E. McGoldrick...................................................      10,000       *
Mees Pierson/Fortis Investments......................................     100,000       *
James L. Melsa &.....................................................       5,000       *
  Katherine Melsa JT TEN
Robert M. Melzer.....................................................       5,361       *
Gilbert G. Menna & Janet L. Remien JT TEN (2)........................       4,021       *
Warren T. Mills &....................................................       5,000       *
  Gayle S. Mills TR
  Warren T. Mills & Gayle S. Mills
  Revocable Fam Trust UA 02/12/93
James Minchello & (1)................................................       5,361       *
  Linda Minchello JT TEN
Robert V. Minchello, Jr. (1).........................................       1,340       *
Monte Toole TR.......................................................      10,000       *
  Monte M. Toole Gasonics Revocable Trust
  UA 04/06/94
Peter Moore & Christina Moore JT TEN.................................      35,000       *
Morgan Stanley Asset Management......................................   1,000,000     4.8%
Dennis R. Morin......................................................       5,000       *
Robert S. Morris.....................................................       5,000       *
Alvin Murstein & Amie Murstein TR....................................       5,000       *
  Alvin Murstein 2nd Fam Trust
  UA 10/01/95
John P. Murtagh &....................................................      17,500       *
  Geraldine M. Murtagh JT TEN
Joseph Nadel &.......................................................       5,000       *
  Ann Nadel Tr
  Joseph & Ann Nadel Revocable Living Trust
  UA 08/23/95
NationsBank Collateral Account.......................................      25,000       *
  FBO Central Florida Investments
Stephen Newberry &...................................................      12,500       *
  Shelley Newberry Tr
  The Newberry Living Trust
  UA 06/18/90

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Bernard A. Newcomb TR................................................      12,500       *
  Bernard A. Newcomb 1997 Living Trust
  UA 01/29/97
Anna F. Ng TR........................................................      12,500       *
  Anna F. Ng 1996 Trust
  UA 07/02/96
Steven Nielsen &.....................................................       5,000       *
  Elizabeth Nielsen JT TEN
Northwestern Mutual Life.............................................     500,000     2.4%
Alfred J. Novak &....................................................       5,000       *
  Carol Novak JT TEN
Joseph W. O'Connor...................................................      25,000       *
Orchid Management Corporation........................................      10,723       *
Kenneth Olson &......................................................       5,000       *
  Ellen Berger JT TEN
Jason Pedersen (1)...................................................       2,680       *
Kent Ryan Penwell (1)................................................       1,340       *
Robert S. Pepper & Star Pepper TR....................................      10,000       *
  Robert S. & Star Pepper Trust
  UA 04/25/86
David L. Pergola.....................................................       5,361       *
Sandra J. Perkins....................................................       5,000       *
Robert J. Perriello..................................................       5,361       *
Robert Y. Pick Tr....................................................       5,361       *
  Robert Y. Pick Self-Employed Profit
  Sharing Plan
  UA 01/01/85
Rudolph F. Pierce (2)................................................       1,340       *
Guy C. Pinkerton &...................................................      12,500       *
  Nancy J. Pinkerton JT TEN
Points West INTL INVSTMTS LTD........................................      31,063       *
Bruce Pollock & Carol Pollock JT TEN.................................       5,000       *
Ponte Vedra Partners LTD.............................................      50,000       *
Bruce Potter (1).....................................................      13,000       *
Bruce G. Potter TR (1)...............................................       1,341       *
  Alexandra Kelly Matthies
  1997 Trust B UA 10/03/97
Bruce G. Potter TR (1)...............................................       1,341       *
  Casey Elizabeth Matthies
  1997 Trust UA
  10/03/97
Franck Prissert (1)..................................................       1,340       *
Putnam Investment Management.........................................     500,000     2.4%

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Safi U. Qureshey & Anita Sue Qureshey TR.............................       5,000       *
  Qureshey Fam Trust UA 05/21/84
Rainbow Partners, L.P................................................     150,000       *
Rand Rosenberg (1)...................................................       5,361       *
Sol Rosenberg &......................................................       5,000       *
  Susan Rosenberg JT TEN
Sol Rosenberg & Susan Rosenberg Tr...................................      10,000       *
  Rosenberg Fam Charitable Trust
  UA 10/11/96
Franklin Reider & Michelle Reider JT TEN.............................       5,000       *
James P. Reilly......................................................       5,000       *
Dana F. Rodin (2)....................................................       1,340       *
Edwin R. Rodriguez Jr. Tr............................................       5,361       *
  Edwin R. Rodriguez Jr Revocable Trust
  UA 08/29/85
John R. Rollins & Cynthia A. Rollins TR..............................      20,000       *
  Thomas B. & Rita Brightman Charitable
  Remainder Trust
  UA 05/12/93
Alan W. Rottenberg (2)...............................................       1,340       *
RREEF Venture Capital Fund, L.P......................................   1,500,000     7.2%
Eli Rubenstein (2)...................................................       1,340       *
Michael B. Rukin TR TTEE FBO.........................................      10,000       *
  The Concord Hill Group Trust
  DTD 02/23/93
William Rutter.......................................................      50,000       *
Burton M. Sack.......................................................       5,000       *
William J. Sales.....................................................       5,040       *
Sandler O'Neill Asset Management.....................................      62,500       *
Thomas J. Sartory (2)................................................       1,340       *
John R. Sasso........................................................       5,361       *
Sharam I. & Fariba S. Sasson, TR.....................................      25,000       *
Ori Sasson & Susan Sasson Tr.........................................      25,000       *
  Sasson Trust UA 03/31/94
Donald L. Saunders...................................................       5,000       *
John Schnugg (1).....................................................       5,361       *
Jack Schwartz........................................................      15,000       *
Edward H. Schweitzer & (1)...........................................       1,072       *
  Chris A. Schweitzer TR
  Schweitzer Fam Rev Trust
  UA 02/13/95
Shawn Sedaghat.......................................................      25,000       *
Fred A. Seigel.......................................................       5,361       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Uday Sengupta........................................................       5,000       *
  Asia Quest
Richard Sherman......................................................       5,000       *
Donald L. Shulman (2)................................................       1,340       *
Robert J. Siedlecki..................................................       5,000       *
John R. Silber.......................................................       5,361       *
Victoria Simms.......................................................      15,000       *
Michael Singer (1)...................................................       1,072       *
Vassilios Sirpolaidis & Lynne Sirpolaidis JT TEN.....................      25,000       *
Jeffrey S. Slowgrove &...............................................       7,500       *
  Toni A. Slowgrove TEN ENT
Slyman International LLC.............................................       5,000       *
Richard A. Smith & Mary Ellen Zweifel Smith TR.......................      13,404       *
  Smith Family Trust UA 04/03/96
Mark C. Smith........................................................      25,000       *
Alan B. Snyder & Susan R. Katz-Snyder................................      50,000       *
Jure Sola & Michelle Sola TR.........................................      12,500       *
  Jure & Michelle Sola Trust
  UA 12/18/92
Alan D. Solomont.....................................................       5,000       *
Sasson R. & Eta Somekh TR............................................       5,000       *
Marvin Sparrow.......................................................       2,680       *
Harold Stahler &.....................................................       2,680       *
  Dale I. Stahler JT TEN
Standard Pacific Capital.............................................     750,000     3.6%
State Board of Administration of Florida.............................     500,000     2.4%
State Street Research Aurora Fund....................................     120,000       *
Stephens Inc. .......................................................      20,000       *
John G. Stewart......................................................      25,000       *
Marilyn L. Sticklor..................................................       2,680       *
Michael E. Tacelosky TR..............................................       5,000       *
  Michael E. Tacelosky 1994 Trust Fund
  UA 12/20/94
Richard W. Talkov & Susan P. Davis JT TEN............................       1,340       *
Andrew R. Tang (1)...................................................       1,072       *
Lester J. Tanner.....................................................       5,000       *
Steven Taslitz.......................................................       5,000       *
Third Point Partners LP..............................................      67,315       *
Third Point Offshore Fund LTD........................................      45,877       *
Robert Tishman (1)...................................................       8,042       *
Daniel D. Tompkins...................................................       5,000       *
Chester Tomsick......................................................      10,000       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
David Toole..........................................................       5,000       *
Trans National Grp Svcs LLC..........................................       5,000       *
Norvald L. Ulvestad TR...............................................       5,000       *
  Norvald L. Ulvestad Trust
  UA 09/28/82
William V. Urone &...................................................      15,000       *
  Joyce A. Urone TR Urone Trust
  UA 10/26/93
US Die Casting & Development Company Inc.............................      10,000       *
E. Vittoria, J. Vittoria & A Vittoria................................      25,000       *
  J Vittoria TR
  Joseph Vittoria Irrevocable Trust
  UA 12/19/97
Ian Wallace..........................................................       5,000       *
James F. Wallack & Rebecca Matthews JT TEN...........................       1,340       *
David N. K. Wang.....................................................      10,000       *
Robert S. Washburn TR................................................      10,000       *
Robert S. Washburn Money                                                                *
  Purchase Pension & Profit Keogh Plan
  UA 01/01/88
Craig Stephen & Jocelyn Weingart JT TEN..............................       1,072       *
Harris Weinstein Tr..................................................      12,500       *
  Harris Weinstein Revocable Trust
  UA 01/26/94
  Frenchmans Creek
Mark Weinstein.......................................................       5,000       *
Thomas W. Weisel (1).................................................      23,215       *
Welch & Forbes Inc...................................................      66,000       *
Wendelin White & Paul Feinberg JT TEN................................       5,000       *
Lisa Mashihara Westley...............................................       1,072       *
Wigold Partners......................................................       5,000       *
Robert L. Williamson &...............................................       5,000       *
  Rebecca A. Williamson TEN COM
Fred Winograd (1)....................................................       1,340       *
Frederic E. Wittmann.................................................       5,361       *
Geoffrey Y. Yang.....................................................       5,000       *
Lewis Yarborough &...................................................       5,000       *
  Paula M. Yarborough TR
  Yarborough Family Annual Gift Trust
  UA 01/17/94
Robin C. Yoshimura &.................................................       5,000       *
  Randy Yoshimura JT TEN

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
ZPG Securities LLC...................................................       5,745       *

------------------------

* Less than 1%

(1) Such Selling Stockholder is affiliated with NationsBanc Montgomery Securities, LLC, the Initial Purchaser in the Original Offering.

(2) Such Selling Stockholder is affiliated with Goodwin, Procter & Hoar LLP or Goulston & Storrs, PC, law firms that provide professional services to the Registrant.

    Except as shown above, none of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with the BCP or any of its predecessors or affiliates. Because the Selling Stockholders may, pursuant to this Prospectus, offer all or some portion of the Common Stock, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Stockholders upon termination of any such sales. In addition, the Selling Stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Common Stock since the date on which they provided the information regarding their Common Stock, in transactions exempt from the registration requirements of the Securities Act, including transactions pursuant to Rule 144 under the Securities Act.

                              PLAN OF DISTRIBUTION

    The Offered Securities may be sold from time to time to purchasers directly by the Selling Stockholders. As used herein, Selling Stockholders includes donees and pledgees selling shares received from a named Selling Stockholder after the date of this prospectus. Alternatively, the Selling Stockholders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of such securities for whom they may act as agents. The Selling Stockholders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/ dealers.

    Each Common Stock certificate contains a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. In that regard, each holder is deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event which makes a statement in this prospectus untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading, or of certain other events specified in the Registration Rights Agreement, such holder will suspend the sale of Common Stock pursuant to this prospectus until the Company has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder or the Company has given notice that the sale of the Common Stock may be resumed.

    To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    The Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of the purchases and sales of any of the Offered Securities by the Selling Stockholders. The foregoing may affect the marketability of such securities.

    All expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholders will pay all the underwriting discounts and selling commissions, if any. The Selling Stockholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Stockholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. Certain partners of Goodwin, Procter & Hoar LLP directly or indirectly own an aggregate of 7,237 shares of Common Stock of the Company.

                                    EXPERTS

    The (i) consolidated financial statements of Beacon Capital Partners, Inc. at March 31, l998 and for the period from January 21, l998 (inception) through March 31, l998, (ii) the combined historical summary of gross income and direct operating expenses for The Athenaeum Portfolio for the year ended December 31, l997, (iii) the historical summary of gross income and direct operating expenses for Technology Square and The Draper Building for the year ended December 31, 1997, and (iv) the combined historical summary of gross income and direct operating expenses for The Bruenig Portfolio for the year ended December 31, 1997, all appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


Pro Forma Financial Information (Unaudited):
  Beacon Capital Partners, Inc.
    Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1998...............        F-3
    Notes to Pro Forma Condensed Consolidated Balance Sheet..........................        F-4
    Pro Forma Condensed Consolidated Statements of Operations for the Six Months
     Ended June 30, 1998 and the Year Ended December 31, 1997........................        F-5
    Notes to Pro Forma Condensed Consolidated Statements of Operations...............        F-7
Historical Financial Information:
  Beacon Capital Partners, Inc.
    Report of Independent Auditors...................................................        F-8
    Consolidated Balance Sheet as of March 31, 1998..................................        F-9
    Consolidated Statement of Operations from January 21, 1998 (Inception) to March
     31, 1998........................................................................       F-10
    Consolidated Statement of Stockholders' Equity from January 21, 1998 (Inception)
     to March 31, 1998...............................................................       F-11
    Consolidated Statement of Cash Flows from January 21, 1998 (Inception) to March
     31, 1998........................................................................       F-12
    Notes to Consolidated Financial Statements.......................................       F-13
  Beacon Capital Partners, Inc.
    Consolidated Balance Sheet as of June 30, 1998 (Unaudited).......................       F-18
    Consolidated Statement of Operations from January 21, 1998 (Inception) to June
     30, 1998 (Unaudited) and April 1, 1998 to June 30, 1998 (Unaudited).............       F-19
    Consolidated Statement of Stockholders' Equity from January 21, 1998 (Inception)
     to June 30, 1998 (Unaudited)....................................................       F-20
    Consolidated Statement of Cash Flows from January 21, 1998 (Inception) to June
     30, 1998 (Unaudited)............................................................       F-21
    Notes to Consolidated Financial Statements (Unaudited)...........................       F-22
  Beacon/PW Kendall LLC
    Consolidated Balance Sheet as of June 30, 1998 (Unaudited).......................       F-29
    Consolidated Statement of Operations from April 16, 1998 (Inception) to June 30,
     1998 (Unaudited)................................................................       F-30
    Consolidated Statement of Members' Capital from April 16, 1998 (Inception) to
     June 30, 1998 (Unaudited).......................................................       F-31
    Consolidated Statement of Cash Flows from April 16, 1998 (Inception) to June 30,
     1998 (Unaudited)................................................................       F-32
    Notes to Consolidated Financial Statements (Unaudited)...........................       F-33
  The Athenaeum Portfolio
    Report of Independent Auditors...................................................       F-36
    Combined Historical Summary of Gross Income and Direct Operating Expenses for the
     period January 1, 1998 to April 30, 1998 (Unaudited) and the Year Ended December
     31, 1997........................................................................       F-37
    Notes to Combined Historical Summary of Gross Income and Direct Operating
     Expenses........................................................................       F-38
  Technology Square and The Draper Building
    Report of Independent Auditors...................................................       F-40
    Historical Summary of Gross Income and Direct Operating Expenses for the period
     January 1, 1998 to June 23, 1998 (Unaudited) and the Year Ended December 31,
     1997............................................................................       F-41
    Notes to Historical Summary of Gross Income and Direct Operating Expenses........       F-42
  The Breunig Portfolio
    Report of Independent Auditors...................................................       F-43
    Combined Historical Summary of Gross Income and Direct Operating Expenses for the
     Six Months Ended June 30, 1998 (Unaudited) and the Year Ended December 31,
     1997............................................................................       F-44
    Notes to Combined Historical Summary of Gross Income and Direct Operating
     Expenses........................................................................       F-45

                         BEACON CAPITAL PARTNERS, INC.
       PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

    The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 has been prepared to reflect the acquisition of properties and the pending funding of a joint venture investment subsequent to June 30, 1998, as if such transactions had occurred on June 30, 1998. The accompanying unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the acquisition of properties and the issuance of shares as if such transactions had occurred at the beginning of the periods presented.

    The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods. The pro forma information should be read in conjunction with all of the financial statements and notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                         BEACON CAPITAL PARTNERS, INC.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1998

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                          PRO FORMA ADJUSTMENTS
                                                                     --------------------------------
                                                                        PURCHASE
                                                       HISTORICAL     TRANSACTIONS         OTHER
                                                           (A)             (B)        ADJUSTMENTS (C)   PRO FORMA
                                                      -------------  ---------------  ---------------  -----------
ASSETS:
Real Estate
    Operating properties............................   $   123,409     $    91,200      $   --          $ 214,609
                                                      -------------  ---------------  ---------------  -----------
        Total real estate...........................       123,409          91,200          --            214,609

Cash and cash equivalents...........................       199,883        (113,274)          58,500       145,109
Other assets........................................         5,032           5,000          --             10,032
Investment in and advance to joint venture..........       123,576          38,824          (58,500)      103,900
                                                      -------------  ---------------  ---------------  -----------
        Total assets................................   $   451,900     $    21,750      $   --          $ 473,650
                                                      -------------  ---------------  ---------------  -----------
                                                      -------------  ---------------  ---------------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Mortgage notes payable..........................   $   --          $    21,750      $   --          $  21,750
    Accounts payable and accrued expenses...........         2,548         --               --              2,548
                                                      -------------  ---------------  ---------------  -----------
        Total liabilities...........................         2,548          21,750          --             24,298
Minority interest in consolidated
  partnership (D)...................................        55,654         --               --             55,654
Stockholders' equity................................       393,698         --               --            393,698
                                                      -------------  ---------------  ---------------  -----------
        Total liabilities and stockholders'
          equity....................................   $   451,900     $    21,750      $   --          $ 473,650
                                                      -------------  ---------------  ---------------  -----------
                                                      -------------  ---------------  ---------------  -----------


                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1998

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    (A) Reflects the historical consolidated balance sheet of Beacon Capital Partners, Inc. as of June 30, 1998. Beacon Capital Partners, Inc. and its majority-owned subsidiary, Beacon Capital Partners, L.P., are collectively referred to as the "Company."


    (B) Reflects the acquisition of (1) a portfolio of fourteen properties located in Dallas, TX known as The Bruenig Portfolio, (2) the pending funding of an investment in a joint venture known as The Sunnyvale Development, (3) the pending funding of an investment in a joint venture known as The Millennium Tower, and (4) the pending purchase of preferred stock in Cypress Communications, Inc., all subsequent to June 30, 1998. The Company funded or will fund these acquisitions with existing cash and the assumption of debt. The following is a summary of the pro forma adjustments related to purchase transactions as if they occurred on June 30, 1998:



                                              THE          THE           THE
                                            BREUNIG     SUNNYVALE    MILLENNIUM         CYPRESS
                                           PORTFOLIO   DEVELOPMENT      TOWER     COMMUNICATIONS, INC.    TOTAL
                                           ----------  ------------  -----------  --------------------  ----------
ASSETS
Real Estate:
  Operating properties...................  $   91,200   $       --    $      --        $       --       $   91,200
                                           ----------  ------------  -----------          -------       ----------
        Total real estate................      91,200           --           --                --               --
Cash and cash equivalents................     (69,450)     (19,824)     (19,000)           (5,000)        (113,274)
Other assets.............................          --           --           --             5,000            5,000
Investment in and advance to joint
  venture................................          --       19,824       19,000                --           38,824
                                           ----------  ------------  -----------          -------       ----------
        Total assets.....................  $   21,750   $       --    $      --                --       $   21,750
                                           ----------  ------------  -----------          -------       ----------
                                           ----------  ------------  -----------          -------       ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities..............................  $   21,750   $       --    $      --                --       $   21,750
Minority interest........................          --           --           --                --               --
Stockholders' equity.....................          --           --           --                --               --
                                           ----------  ------------  -----------          -------       ----------
        Total liabilities and
          stockholders' equity...........  $   21,750   $       --    $      --                --       $   21,750
                                           ----------  ------------  -----------          -------       ----------
                                           ----------  ------------  -----------          -------       ----------


    (C) Reflects the formation by the Company of a 50% joint venture with PW Acquisitions IX, LLC, an affiliate of PaineWebber subsequent to the closing of the acquisition of The Athenaeum Portfolio as if the formation of the joint venture had occurred on June 30, 1998. As of June 30, 1998, the Company had a loan receivable from the joint venture of approximately $117,000. In August, the Company and PW Acquisitions IX, LLC will each make equity contributions of approximately $58,500, which will be used to repay the Company's loan receivable.

    (D) Minority interest represents a 12.4% minority interest in the Operating Partnership.

                         BEACON CAPITAL PARTNERS, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                                         PRO FORMA ADJUSTMENTS
                                                                     ------------------------------
                                                                      ACQUISITION
                                                       HISTORICAL     PROPERTIES         OTHER       CONSOLIDATED
                                                           (A)            (B)       ADJUSTMENTS (C)   PRO FORMA
                                                      -------------  -------------  ---------------  ------------
Revenues:
  Rental income.....................................    $     204      $  11,006       $  --          $   11,210
  Equity in earnings of joint venture...............          953          1,414          --               2,367
  Interest income...................................        5,614         --              (3,661)          1,953
  Other income......................................           24            146          --                 170
                                                      -------------  -------------       -------     ------------
    Total revenues..................................        6,795         12,566          (3,661)         15,700
                                                      -------------  -------------       -------     ------------
Expenses:
  Property operating................................           13          3,464          --               3,477
  Real estate taxes.................................           37          1,764          --               1,801
  General and administrative........................        2,637         --              --               2,637
  Interest..........................................           16            979          --                 995
  Depreciation and amortization.....................           57          2,021          --               2,078
                                                      -------------  -------------       -------     ------------
    Total expenses..................................        2,760          8,228          --              10,988
                                                      -------------  -------------       -------     ------------
Income (loss) before minority interest..............        4,035          4,338          (3,661)          4,712
Minority interest in operating partnership (D)......          (67)          (538)             21            (584)
                                                      -------------  -------------       -------     ------------
Net income (loss)...................................    $   3,968      $   3,800       $  (3,640)     $    4,128
                                                      -------------  -------------       -------     ------------
                                                      -------------  -------------       -------     ------------
Pro forma net income per share--basic and diluted...                                                  $     0.20
                                                                                                     ------------
                                                                                                     ------------
Weighted average number of common shares outstanding
  (in thousands)....................................                                                      20,974
                                                                                                     ------------
                                                                                                     ------------


                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1997

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                         PRO FORMA ADJUSTMENTS
                                                                     ------------------------------
                                                                      ACQUISITION
                                                       HISTORICAL     PROPERTIES         OTHER       CONSOLIDATED
                                                           (A)            (B)       ADJUSTMENTS (C)   PRO FORMA
                                                      -------------  -------------  ---------------  ------------
Revenues:
  Rental income.....................................    $  --          $  20,742       $  --          $   20,742
  Equity in earnings of joint venture...............       --              2,789          --               2,789
  Other income......................................                         337                             337
                                                           ------    -------------        ------     ------------
    Total revenues..................................       --             23,868          --              23,868
                                                           ------    -------------        ------     ------------
Expenses:
  Property operating................................       --              6,546          --               6,546
  Real estate taxes.................................       --              3,399          --               3,399
  General and administrative........................                      --                              --
  Interest..........................................       --              1,958          --               1,958
  Depreciation and amortization.....................       --              4,126          --               4,126
                                                           ------    -------------        ------     ------------
    Total expenses..................................       --             16,029          --              16,029
                                                           ------    -------------        ------     ------------
Income before minority interest.....................       --              7,839          --               7,839
Minority interest in operating partnership (D)......       --               (972)         --                (972)
                                                           ------    -------------        ------     ------------
Net income..........................................    $  --          $   6,867       $  --          $    6,867
                                                           ------    -------------        ------     ------------
                                                           ------    -------------        ------     ------------
Pro forma net income per share--basic and diluted...                                                  $      .33
                                                                                                     ------------
                                                                                                     ------------
Weighted average number of common shares outstanding
  (in thousands)....................................                                                      20,974
                                                                                                     ------------
                                                                                                     ------------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

 NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

    (A) Reflects the historical condensed consolidated statement of operations of the Company for the period January 21, 1998 (inception) through June 30, 1998. The Company was not in existence prior to January 21, 1998. See the historical consolidated financial statements and notes thereto of the Company included elsewhere in this prospectus.

    (B) Reflects the acquisitions of The Athenaeum Portfolio, Technology Square and The Draper Building and The Breunig Portfolio based on the historical operations of such properties for periods prior to acquisition by the Company. The Athenaeum Portfolio acquisition reflects the formation by the Company of a 50% joint venture with PW Acquisitions IX, LLC, an affiliate of PaineWebber, subsequent to the closing of the acquisition of The Athenaeum Portfolio as if the formation of the joint venture had occurred on January 1, 1997. The joint venture will be accounted for using the equity method of accounting and, accordingly, 50% of the historical operations of The Athenaeum Portfolio, adjusted for depreciation using an asset life of 40 years, and an allocation between land and buildings of $35,771 and $159,656, respectively, has been reflected in equity in earnings of joint venture. The other acquired properties are owned directly by the Company. The Technology Square and The Draper Building acquisition also reflects estimated depreciation based upon an asset life of 40 years, and an allocation between land and buildings of $36,162 and $87,304, respectively. The Breunig Portfolio acquisition also reflects estimated depreciation based upon an asset life of 40 years, and an allocation between land and buildings of $13,425 and $77,775, respectively. See the Combined Historical Summary of Gross Income and Direct Operating Expenses and notes thereto for each of the properties included elsewhere in this prospectus.


    (C) Reflects interest income reduction attributed to cash used to fund the acquisitions of The Athenaeum Portfolio, Technology Square and The Draper Building, The Breunig Portfolio, The Sunnyvale Development, The Millennium Tower, and Cypress Communications, Inc., and the interest earned from the loan receivable from the joint venture which holds The Athenaeum Portfolio properties.


    (D) Minority interest in operating partnership represents a 12.4% minority interest in the Operating Partnership.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying consolidated balance sheet of Beacon Capital Partners, Inc. as of March 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from January 21, 1998 (inception) through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beacon Capital Partners, Inc. at March 31, 1998, and the consolidated results of its operations and its cash flows for the period from January 21, 1998 (inception) through March 31, 1998, in conformity with generally accepted accounting principles.

                                          /S/ ERNST & YOUNG LLP

Boston, Massachusetts
June 3, 1998

                         BEACON CAPITAL PARTNERS, INC.

                           CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

ASSETS
Cash and cash equivalents.........................................................  $ 323,893
Contributions receivable--affiliate...............................................      4,200
Other assets......................................................................      3,777
                                                                                    ---------
        Total assets..............................................................  $ 331,870
                                                                                    ---------
                                                                                    ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Loans payable--affiliate......................................................  $   3,560
    Accounts payable and accrued expenses.........................................      1,387
                                                                                    ---------
        Total liabilities.........................................................      4,947
                                                                                    ---------
Commitments and contingencies.....................................................
Minority interest in consolidated partnership.....................................      4,200
Stockholders' Equity:
    Preferred stock; $.01 par value, 200,000,000 shares authorized, none issued or
     outstanding..................................................................     --
    Excess stock; $.01 par value, 250,000,000 shares authorized, none issued or
     outstanding..................................................................     --
    Common stock; $.01 par value, 500,000,000 shares authorized, 17,360,769 shares
     issued and outstanding.......................................................        174
    Additional paid-in capital....................................................    322,936
    Accumulated deficit...........................................................       (387)
                                                                                    ---------
        Total stockholders' equity................................................    322,723
                                                                                    ---------
        Total liabilities and stockholders' equity................................  $ 331,870
                                                                                    ---------
                                                                                    ---------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

       FOR THE PERIOD FROM JANUARY 21, 1998 (INCEPTION) TO MARCH 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

Revenues:
  Interest income..................................................................  $     576
  Other income.....................................................................          8
                                                                                     ---------
        Total revenues.............................................................        584
Expenses:
  General and administrative.......................................................        968
  Depreciation.....................................................................          3
                                                                                     ---------
        Total expenses.............................................................        971
                                                                                     ---------
Loss before minority interest......................................................       (387)
Minority interest in operating partnership.........................................     --
                                                                                     ---------
        Net loss...................................................................  $    (387)
                                                                                     ---------
                                                                                     ---------
Loss per common share--basic and diluted...........................................  $   (0.02)
                                                                                     ---------
                                                                                     ---------
Weighted average number of common shares outstanding (in thousands)................     17,361
                                                                                     ---------
                                                                                     ---------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

       FOR THE PERIOD FROM JANUARY 21, 1998 (INCEPTION) TO MARCH 31, 1998

                             (DOLLARS IN THOUSANDS)

                                                                               ADDITIONAL
                                                     NUMBER OF      COMMON      PAID-IN     ACCUMULATED
                                                       SHARES        STOCK      CAPITAL       DEFICIT       TOTAL
                                                    ------------  -----------  ----------  -------------  ----------
Issuance of Common Stock, net.....................    17,360,769   $     174   $  322,936    $  --        $  323,110
Net loss..........................................       --           --           --             (387)         (387)
                                                    ------------       -----   ----------        -----    ----------
Balance at March 31, 1998.........................    17,360,769   $     174   $  322,936    $    (387)   $  322,723
                                                    ------------       -----   ----------        -----    ----------
                                                    ------------       -----   ----------        -----    ----------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

       FOR THE PERIOD FROM JANUARY 21, 1998 (INCEPTION) TO MARCH 31, 1998

                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................................................  $    (387)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation expense..........................................................          3
  Increase (decrease) in cash arising from changes in operating assets and liabilities:
    Other assets..................................................................       (617)
    Accounts payable and accrued expenses.........................................      1,387
                                                                                    ---------
        Net cash provided by operating activities.................................        386
                                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Deposits........................................................................     (3,000)
  Acquisition costs...............................................................       (119)
  Purchases of furniture, fixtures and equipment..................................        (44)
                                                                                    ---------
        Net cash used in investing activities.....................................     (3,163)
                                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans payable--affiliate..........................................      3,560
  Issuance of common stock........................................................    345,800
  Offering costs..................................................................    (22,690)
                                                                                    ---------
        Net cash provided by financing activities.................................    326,670
                                                                                    ---------
Net increase in cash and cash equivalents and balance at end of period............  $ 323,893
                                                                                    ---------
                                                                                    ---------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

1. ORGANIZATION

    Beacon Capital Partners, Inc. ("BCP") was incorporated on January 21, 1998 as a Massachusetts corporation (the "Formation"), and was initially capitalized through loans payable from the two founders (Messrs. Leventhal and Fortin) of BCP, which were repaid in May 1998. BCP intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. BCP was formed to develop, acquire, lease and manage real estate and real estate related assets.

    On March 17, 1998, BCP was reincorporated as a Maryland corporation and on March 20, 1998 it completed an initial private offering (the "Original Offering") in accordance with Rule 144A of the Securities Act. BCP initially issued 17,360,769 common shares with proceeds, net of expenses, of $323,110. Subsequent to March 31, 1998, 3,613,163 additional shares were issued through the exercise of the underwriter's over-allotment, with proceeds, net of expenses, of $67,185.

    In connection with the reincorporation of BCP in Maryland, BCP established Beacon Capital Partners, L.P. (the "Operating Partnership"). BCP and the Operating Partnership are collectively referred to as the "Company". The Operating Partnership is a Delaware limited partnership. BCP is the sole general partner of, and holds approximately 99% of the economic interest in, the Operating Partnership. BCP holds an approximate 1% general partnership interest in the Operating Partnership and the balance is held as a limited partnership interest. The limited partnership interests not held by BCP are presented as minority interest in the accompanying consolidated financial statements. The term of the Operating Partnership commenced on March 16, 1998 and shall continue until January 1, 2056 or until such time as a Liquidating Event, as defined, has occurred. As contemplated in the Original Offering, a contribution of $4,200 was due from an entity controlled by Messrs. Leventhal and Fortin to the Operating Partnership for a 1% limited partner interest. For technical reasons, such contribution could only be made subsequent to the closing of the first real estate transaction of the Company. The $4,200 contribution was made on May 4, 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles and include the accounts of BCP and its majority-owned subsidiary, Beacon Capital Partners, L.P. BCP consolidates all wholly-owned subsidiaries and those majority-owned subsidiaries in which it exercises control. Investor entities over which BCP can exercise influence, but does not control, are accounted for on the equity method. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                         BEACON CAPITAL PARTNERS, INC.

                                 MARCH 31, 1998
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    For the period ending March 31, 1998, BCP had limited operations. Although BCP is not yet able to elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code, BCP intends to make such election on its initial Federal return for the taxable year ended December 31, 1998. As a result of such election, BCP will generally not be subject to Federal income taxes to the extent that it makes timely distributions to its shareholders at least equal to its taxable income and meets certain other requirements for qualification as a real estate investment trust.

    BCP has indicated that it may acquire and operate businesses that do not satisfy the REIT qualification tests prescribed by the Internal Revenue Code. Transactions that give rise to such assets and income are expected to be owned through a C corporation known as a "paper clip", the shares of such entity would be distributed to BCP's stockholders. Such C corporation, if formed, will be subject to Federal, state and local taxation.

REVENUE RECOGNITION

    Revenues are recognized when earned and the amounts can be reasonably estimated on the accrual basis of accounting.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of short-term, highly liquid assets with original maturities of three months or less from the date of purchase.

FURNITURE, FIXTURES AND EQUIPMENT

    Furniture, fixtures and equipment are recorded at cost and depreciated over their useful lives, ranging from three to ten years.

STOCK OPTIONS AND OTHER AWARDS

    BCP has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of BCP's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    BCP is required to disclose the fair value of financial instruments, for which it is practicable to estimate such fair value. The fair value of financial instruments are estimates based upon market conditions and perceived risks at March 31, 1998 and require varying degrees of management judgment.

                         BEACON CAPITAL PARTNERS, INC.

                                 MARCH 31, 1998
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The fair value of financial instruments presented may not be indicative of amounts BCP could realize on the disposition of the financial instruments.

    Cash and cash equivalents are carried at an amount, which due to their nature, approximates fair value.

BASIC EARNINGS PER COMMON SHARE

    Computation of basic earnings per common share is based upon the weighted average number of shares of common stock outstanding during the period subsequent to the Original Offering.

    As BCP has no dilutive securities, there is no difference between basic and diluted earnings per share of common stock.

3. STOCK INCENTIVE PLAN

    The Company has adopted a Stock Incentive Plan, which authorizes the grant of options to purchase shares of common stock and other stock-based awards to the Company's executive officers, independent directors and employees and other key persons. The Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors (the "Administrator").

    The maximum number of shares of common stock reserved and available for issuance under the Stock Incentive Plan will be such aggregate number of shares as does not exceed the sum of (i) 12% of the outstanding equity interests in the Company (including common stock and units subject to redemption rights) as determined as of the final original offering closing date plus (ii) as of the last business day of each calendar quarter ending after the final original offering closing date, an additional positive number equal to 10% of any net increase of outstanding equity interests in the Company.

    The Stock Incentive Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant in the case of Incentive Options, and may not be less than 25% of the fair market value of the common stock on the date of grant in the case of Non-Qualified Options.

    The term of each option will be fixed and may not exceed ten years from date of grant in the case of an Incentive Option. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator.

                         BEACON CAPITAL PARTNERS, INC.

                                 MARCH 31, 1998
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

3. STOCK INCENTIVE PLAN (CONTINUED)
    Changes in options outstanding under the Stock Incentive Plan during the period were as follows:

                                                                               NUMBER OF SHARES   PER SHARE OPTION
                                                                                 UNDER OPTION       PRICEAVERAGE
                                                                               -----------------  -----------------
Granted at Initial Private Offering..........................................         649,500         $   20.00
Granted March 20--March 31, 1998.............................................         --                 --
Canceled March 20--March 31, 1998............................................         --                 --
                                                                               -----------------         ------
Shares under option at March 31, 1998........................................         649,500         $   20.00
                                                                               -----------------         ------
                                                                               -----------------         ------
Options available for grant at beginning of period...........................         --
                                                                               -----------------
                                                                               -----------------
Options available for grant at end of period.................................       1,460,816
                                                                               -----------------
                                                                               -----------------

    The weighted-average fair value of the options granted during the period is $20.00.

4. LONG-TERM INCENTIVE PLAN

    The Company has adopted a Long-Term Incentive Plan which is designed to reward certain members of management for growth of the Company's Funds from Operations, as defined by the National Association of Real Estate Investment Trusts, in excess of a specified benchmark. If the Company's Funds from Operations exceeds the specified benchmark, management will be entitled to receive an incentive return which shall be calculated at the end of the three year period following the completion of the first calendar year following the closing of the original offering (the "Determination Date").

    The incentive return shall equal the product of (A) 12% of the dollar amount by which (i) the Actual Return, as defined, exceeds (ii) the Base Return, as defined, multiplied by (B) the weighted average of shares of common stock and units outstanding for the 12 months immediately preceding the Determination Date multiplied by (C) the Company's Multiple, as defined.

    The Long-Term Incentive Plan will take the form of a convertible unit which will be issued to an affiliated organization in connection with the closing of the original offering. The convertible unit is convertible at the Determination Date into a certain number of incentive units in the Operating Partnership with a fair market value equal to the amount of the incentive return. No amount has been earned with respect to the Long-Term Incentive Plan.

5. SUBSEQUENT EVENTS

    On May 1, 1998 the Company purchased a portfolio of eleven buildings in Cambridge, MA known as The Athenaeum Portfolio. The mixed-use portfolio consists of approximately 970,000 square feet and contains office, laboratory and retail uses as well as a 1,530 space parking garage. The purchase price for the portfolio was $195,000, including the assumption of approximately $69,000 of first mortgage debt. Subsequent to the closing of the transaction, the Company completed the formation of a joint venture with an affiliate of PaineWebber, in which both parties hold a 50% equity interest in the properties.

    On April 22, 1998, the Company entered into a purchase and sale agreement with The Prudential Insurance Company of America ("Prudential") to acquire a four-building complex known as Technology

                         BEACON CAPITAL PARTNERS, INC.

                                 MARCH 31, 1998
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

5. SUBSEQUENT EVENTS (CONTINUED)
Square and an adjacent building known as The Draper Building. The properties are located in Cambridge, MA, and consist of approximately 1,026,000 square feet. The purchase price for the properties under the purchase and sale agreement is $123,000. The Company and Prudential are currently negotiating the form of the consideration for the properties.

                         BEACON CAPITAL PARTNERS, INC.

                           CONSOLIDATED BALANCE SHEET

                        AS OF JUNE 30, 1998 (UNAUDITED)

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

ASSETS
Real Estate
    Land..........................................................................  $  36,162
    Buildings, improvements and equipment.........................................     87,304
                                                                                    ---------
                                                                                      123,466
    Less accumulated depreciation.................................................         57
                                                                                    ---------
                                                                                      123,409
Cash and cash equivalents.........................................................    199,883
Other assets......................................................................      5,032
Investment in and advance to joint venture........................................    123,576
                                                                                    ---------
        Total assets..............................................................  $ 451,900
                                                                                    ---------
                                                                                    ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Accounts payable and accrued expenses.........................................  $   2,548
                                                                                    ---------
        Total liabilities.........................................................      2,548
                                                                                    ---------
Minority interest in consolidated partnership.....................................     55,654
Stockholders' Equity:
    Preferred stock; $.01 par value, 200,000,000 shares authorized, none issued or
     outstanding..................................................................     --
    Excess stock; $.01 par value, 250,000,000 shares authorized, none issued or
     outstanding..................................................................     --
    Common stock; $.01 par value, 500,000,000 shares authorized, 20,973,932 shares
     issued and outstanding.......................................................        210
    Additional paid-in capital....................................................    389,520
    Retained earnings.............................................................      3,968
                                                                                    ---------
        Total stockholders' equity................................................    393,698
                                                                                    ---------
        Total liabilities and stockholders' equity................................  $ 451,900
                                                                                    ---------
                                                                                    ---------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                                   FOR THE PERIOD
                                                                                        FROM           FOR THE
                                                                                     JANUARY 21,       PERIOD
                                                                                        1998        FROM APRIL 1,
                                                                                   (INCEPTION) TO      1998 TO
                                                                                    JUNE 30, 1998   JUNE 30, 1998
                                                                                     (UNAUDITED)     (UNAUDITED)
                                                                                   ---------------  -------------
Revenues:
  Rental income..................................................................     $     204       $     204
  Equity in earnings of joint venture............................................           953             953
  Interest income................................................................         5,614           5,038
  Other income...................................................................            24              16
                                                                                        -------     -------------
        Total revenues...........................................................         6,795           6,211
Expenses:
  Property operating.............................................................            13              13
  Real estate taxes..............................................................            37              37
  General and administrative.....................................................         2,637           1,669
  Interest expense...............................................................            16              16
  Depreciation...................................................................            57              54
                                                                                        -------     -------------
        Total expenses...........................................................         2,760           1,789
Income before minority interest..................................................         4,035           4,422
Minority interest in operating partnership.......................................           (67)            (67)
                                                                                        -------     -------------
        Net income...............................................................     $   3,968       $   4,355
                                                                                        -------     -------------
                                                                                        -------     -------------
Income per common share--basic and diluted.......................................     $    0.19       $    0.21
                                                                                        -------     -------------
                                                                                        -------     -------------
Weighted average number of common shares outstanding (in thousands)..............        20,395          20,795
                                                                                        -------     -------------
                                                                                        -------     -------------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

 FOR THE PERIOD FROM JANUARY 21, 1998 (INCEPTION) TO JUNE 30, 1998 (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                                   ADDITIONAL
                                                         NUMBER OF      COMMON      PAID-IN     RETAINED
                                                           SHARES        STOCK      CAPITAL     EARNINGS      TOTAL
                                                        ------------  -----------  ----------  -----------  ----------
Issuance of Common Stock, net.........................    20,973,932   $     210   $  389,520   $  --       $  389,730
Net income............................................       --           --           --           3,968        3,968
                                                        ------------       -----   ----------  -----------  ----------
Balance at June 30, 1998..............................    20,973,932   $     210   $  389,520   $   3,968   $  393,698
                                                        ------------       -----   ----------  -----------  ----------
                                                        ------------       -----   ----------  -----------  ----------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

 FOR THE PERIOD FROM JANUARY 21, 1998 (INCEPTION) TO JUNE 30, 1998 (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................................  $   3,968
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation expense..........................................................         57
    Equity in earnings of joint venture...........................................       (953)
    Minority interest in consolidated operating partnership.......................         67
  Increase (decrease) in cash arising from changes in operating assets and liabilities:
    Other assets..................................................................     (2,203)
    Accounts payable and accrued expenses.........................................      2,548
                                                                                    ---------
        Net cash provided by operating activities.................................      3,484
                                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Deposits and deferred acquisition costs.........................................     (3,430)
  Investment in and advance to joint venture......................................   (122,022)
  Purchases of real estate assets.................................................    (72,107)
                                                                                    ---------
        Net cash used in investing activities.....................................   (197,559)
                                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans payable--affiliate..........................................      3,560
  Payment of loans payable--affiliate.............................................     (3,560)
  Issuance of operating partnership units.........................................      4,228
  Issuance of common stock........................................................    417,871
  Offering costs..................................................................    (28,141)
                                                                                    ---------
        Net cash provided by financing activities.................................    393,958
                                                                                    ---------
  Net increase in cash and cash equivalents and balance at end of period..........  $ 199,883
                                                                                    ---------
                                                                                    ---------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of operating partnership units to acquire property.......................  $  51,359
                                                                                    ---------
                                                                                    ---------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                 JUNE 30, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

1. ORGANIZATION

    Beacon Capital Partners, Inc. ("BCP") was incorporated on January 21, 1998 as a Massachusetts corporation (the "Formation"), and was initially capitalized through loans payable from the two founders (Messrs. Leventhal and Fortin) of BCP, which were repaid in May 1998. BCP intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. BCP was formed to develop, acquire, lease and manage real estate and real estate related assets.

    On March 17, 1998, BCP was reincorporated as a Maryland corporation and on March 20, 1998 it completed an initial private offering (the "Original Offering") in accordance with Rule 144A of the Securities Act. BCP initially issued 17,360,769 common shares with proceeds, net of expenses, of $323,110. In April, 1998, 3,613,163 additional shares were issued through the exercise of the underwriter's over-allotment, with proceeds, net of expenses, of $66,620.

    In connection with the reincorporation of BCP in Maryland, BCP established Beacon Capital Partners, L.P. (the "Operating Partnership"). BCP and the Operating Partnership are collectively referred to as the "Company". The Operating Partnership is a Delaware limited partnership. BCP is the sole general partner of, and holds, as of June 30, 1998, approximately 88% of the economic interest in, the Operating Partnership. BCP holds an approximate 1% general partnership interest in the Operating Partnership and the balance is held as a limited partnership interest. The limited partnership interests not held by BCP are presented as minority interest in the accompanying consolidated financial statements. The term of the Operating Partnership commenced on March 16, 1998 and shall continue until January 1, 2056 or until such time as a Liquidating Event, as defined, has occurred.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles and include the accounts of BCP and its majority-owned subsidiary, Beacon Capital Partners, L.P. BCP consolidates all wholly-owned subsidiaries and those majority-owned subsidiaries in which it exercises control. Investor entities over which BCP can exercise influence, but does not control, are accounted for on the equity method. All significant intercompany transactions and balances have been eliminated in consolidation.

    Minority interest in consolidated partnership represents Operating Partnership units not held by BCP. As of June 30, 1998, $51,359 in units had been issued in connection with the purchase of the property known as Technology Square and The Draper Building and $4,228 had been issued to two trusts established by Messrs. Leventhal and Fortin.

    The financial statements of BCP have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form S-11 and Rule 10-01 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary of a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.

                         BEACON CAPITAL PARTNERS, INC.

                                 JUNE 30, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

INCOME TAXES

    For the period ending June 30, 1998, BCP had limited operations. Although BCP is not yet able to elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code, BCP intends to make such election on its initial Federal return for the taxable year ended December 31, 1998. As a result of such election, BCP will generally not be subject to Federal income taxes to the extent that it makes timely distributions to its shareholders at least equal to its taxable income and meets certain other requirements for qualification as a real estate investment trust.

    BCP has indicated that it may acquire and operate businesses that do not satisfy the REIT qualification tests prescribed by the Internal Revenue Code. Transactions that give rise to such assets and income are expected to be owned through a C corporation known as a "paper clip", the shares of such entity would be distributed to BCP's stockholders. Such C corporation, if formed, will be subject to Federal, state and local taxation.

REVENUE RECOGNITION

    Revenues are recognized when earned and the amounts can be reasonably estimated on the accrual basis of accounting. Rental income from operating leases is recognized on a straight-line basis over the life of the lease agreements.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of short-term, highly liquid assets with original maturities of three months or less from the date of purchase.

REAL ESTATE

    Buildings are recorded at cost and are depreciated on the straight-line method over their estimated useful life of forty years. The cost of buildings includes the purchase price of the property, legal fees and other acquistion costs. Acquisition costs associated with the purchase of new property consist of third party costs and internal direct costs only, and have been capitalized to the appropriate assets.

    BCP measures impairment in accordance with FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on specific long-lived assets used in operations where indicators of impairment are present and the undiscounted cash flows (net realizable value) estimated to be generated by those assets are less than the assets' carrying amount.

                         BEACON CAPITAL PARTNERS, INC.

                                 JUNE 30, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Furniture, fixtures and equipment are depreciated using the straight-line method over their expected useful lives of three to ten years.

INVESTMENTS IN AND ADVANCE TO JOINT VENTURE

    BCP uses the equity method of accounting for their earnings in their property joint venture. Losses in excess of investments are not recorded where BCP has not guaranteed nor does it intend to provide any future financial support to the respective property.

STOCK OPTIONS AND OTHER AWARDS

    BCP has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of BCP's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Compensation attributable to the Company's Long-Term Incentive Plan will be charged to expense over the period covered by the Plan.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    BCP is required to disclose the fair value of financial instruments, for which it is practicable to estimate such fair value. The fair value of financial instruments are estimates based upon market conditions and perceived risks at June 30, 1998 and require varying degrees of management judgment. The fair value of financial instruments presented may not be indicative of amounts BCP could realize on the disposition of the financial instruments.

    Cash and cash equivalents are carried at an amount, which due to their nature, approximates fair value.

BASIC EARNINGS PER COMMON SHARE

    Computation of basic earnings per common share is based upon the weighted average number of shares of common stock outstanding during the period subsequent to the Original Offering.

    As BCP has no dilutive securities, there is no difference between basic and diluted earnings per share of common stock.

3. INVESTMENT IN AND ADVANCE TO JOINT VENTURE

    The investment in and advance to joint venture represents the Company's interest in Beacon/PW Kendall LLC, which was formed April 16, 1998, and is jointly owned by the Company and PW Acquisitions IX, LLC, an affiliate of PaineWebber. As of June 30, 1998, each member had a $5,000 equity interest in Beacon/PW Kendall LLC. Additionally the Company provided a loan to the joint venture of approximately

                         BEACON CAPITAL PARTNERS, INC.

                                 JUNE 30, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

3. INVESTMENT IN AND ADVANCE TO JOINT VENTURE (CONTINUED)
$117,000. In August, the Company and PW Aquisitions IX, LLC each made equity contributions of approximately $58,500, which were used to repay the Company's loan receivable. Summarized financial information for this joint venture follows:

                                                                                                  FOR THE PERIOD
                                                                                                FROM APRIL 16, 1998
                                                                                                  (INCEPTION) TO
                                                                                                   JUNE 30, 1998
                                                                                                    (UNAUDITED)
                                                                                                -------------------
Gross revenue.................................................................................       $   4,804
Expenses......................................................................................           4,431
                                                                                                        ------
Net income before depreciation................................................................       $     373
Depreciation expense..........................................................................             665
                                                                                                        ------
Net loss......................................................................................            (292)
                                                                                                        ------
                                                                                                        ------

                                                                                                   AS OF JUNE 30,
                                                                                                  1998 (UNAUDITED)
                                                                                                  ----------------
Real estate and equipment, net..................................................................    $    194,769
Cash and cash equivalents.......................................................................           4,409
Other assets....................................................................................             801
                                                                                                        --------
Total assets....................................................................................    $    199,979
                                                                                                        --------
                                                                                                        --------
Advance from BCP, L.P...........................................................................    $    116,981
Mortgage notes payable..........................................................................          69,041
Accounts payable and accrued expenses...........................................................           4,249
Members' equity (including accumulated deficit of $292).........................................           9,708
                                                                                                        --------
Total liabilities and members' equity...........................................................    $    199,979
                                                                                                        --------
                                                                                                        --------

    A reconciliation of the underlying net assets to the Company's carrying value of property investments in joint ventures is as follows:

                                                                                                  AS OF JUNE 30,
                                                                                                       1998
                                                                                                   (UNAUDITED)
                                                                                                ------------------
Advances from BCP, L.P........................................................................     $    116,981
BCP, L.P. equity interest.....................................................................            5,000
BCP, L.P. equity in earnings of joint venture.................................................              953
BCP, L.P. interest receivable on advances.....................................................              601
Acquisition costs.............................................................................               41
                                                                                                       --------
Carrying value of investment in joint venture.................................................     $    123,576
                                                                                                       --------
                                                                                                       --------

                         BEACON CAPITAL PARTNERS, INC.

                                 JUNE 30, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

4. STOCK INCENTIVE PLAN

    The Company has adopted a Stock Incentive Plan, which authorizes the grant of options to purchase shares of common stock and other stock-based awards to the Company's executive officers, independent directors and employees and other key persons. The Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors (the "Administrator").

    The maximum number of shares of common stock reserved and available for issuance under the Stock Incentive Plan will be such aggregate number of shares as does not exceed the sum of (i) 12% of the outstanding equity interests in the Company (including common stock and units subject to redemption rights) as determined as of the final original offering closing date plus (ii) as of the last business day of each calendar quarter ending after the final original offering closing date, an additional positive number equal to 10% of any net increase of outstanding equity interests in the Company.

    The Stock Incentive Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant in the case of Incentive Options, and may not be less than 25% of the fair market value of the common stock on the date of grant in the case of Non-Qualified Options.

    The term of each option will be fixed and may not exceed ten years from date of grant in the case of an Incentive Option. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator.

    Changes in options outstanding under the Stock Incentive Plan during the period were as follows:

                                                                               NUMBER OF SHARES   PER SHARE OPTION
                                                                                 UNDER OPTION       PRICE-AVERAGE
                                                                               -----------------  -----------------
Granted at Initial Private Offering..........................................         649,500         $   20.00
Granted March 20--June 30, 1998..............................................       1,717,825             20.00
Canceled March 20--June 30, 1998.............................................         --                 --
                                                                               -----------------
Shares under option at June 30, 1998.........................................       2,367,325             20.00
                                                                               -----------------
                                                                               -----------------
Options available for grant at beginning of period...........................         --
                                                                               -----------------
                                                                               -----------------
Options available for grant at end of period.................................         429,401
                                                                               -----------------
                                                                               -----------------

    The weighted-average fair value of the options granted during the period is $20.00.

5. LONG-TERM INCENTIVE PLAN

    The Company has adopted a Long-Term Incentive Plan which is designed to reward certain members of management for growth of the Company's Funds from Operations, as defined by the National Association of Real Estate Investment Trusts, in excess of a specified benchmark. If the Company's Funds from Operations exceeds the specified benchmark, management will be entitled to receive an incentive

                         BEACON CAPITAL PARTNERS, INC.

                                 JUNE 30, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

5. LONG-TERM INCENTIVE PLAN (CONTINUED)
return which shall be calculated at the end of the three year period following the completion of the first calendar year following the closing of the original offering (the "Determination Date").

    The incentive return shall equal the product of (A) 12% of the dollar amount by which (i) the Actual Return, as defined, exceeds (ii) the Base Return, as defined, multiplied by (B) the weighted average of shares of common stock and units outstanding for the 12 months immediately preceding the Determination Date multiplied by (C) the Company's Multiple, as defined.

    The Long-Term Incentive Plan will take the form of a convertible unit which will be issued to an affiliated organization in connection with the closing of the original offering. The convertible unit is convertible at the Determination Date into a certain number of incentive units in the Operating Partnership with a fair market value equal to the amount of the incentive return. No amount has been earned with respect to the Long-Term Incentive Plan.

6. SUBSEQUENT EVENTS

    On July 1, 1998 the Company purchased a portfolio of fourteen properties in Dallas, TX known as The Breunig Portfolio. The mixed-use portfolio consists of approximately 1,335,000 square feet and contains seven office properties and seven research & development (R&D) properties. The purchase price for the portfolio was $91,200.

    On August 9, 1998, the Company entered into a joint venture agreement ("The Sunnyvale Development") with Mathilda Partners LLC, an affiliate of Menlo Equities, a California based developer, by which the Company has agreed to fund 87.5% of the equity required to develop two Class A office buildings and Mathilda Partners LLC has agreed to fund 12.5% of such equity. The venture is under contract to acquire a twelve-acre site on Mathilda Avenue in Sunnyvale, CA, on which the venture plans to construct two four-story office buildings with surface parking. Although it is anticipated that the buildings will contain approximately 267,000 square feet, certain changes in the entitlements for the property will be required to increase the permitted density from the currently permitted 187,000 square feet. In addition to funding approximately 40% of the development expenditures (including the acquisition of the land) from cash contributions, the venture intends to finance the balance of those expenditures with a construction loan from an institutional lender. The scope of the development budget has not been finalized, but it is anticipated to be approximately $57,000 if the full 267,000 square feet are constructed.

    On September 1, 1998 the Company entered into a joint venture agreement ("The Millennium Tower") with HA L.L.C., an affiliate of Martin Smith Real Estate Services, by which the Company has agreed to fund 66 2/3% of the equity required to develop a high-rise building in downtown Seattle, Washington and HA L.L.C. has agreed to fund 33 1/3% of such equity. Land has been contributed to the joint venture by HA L.L.C. at an agreed value of $10.5 million, and the Company has agreed to fund the first $19 million of cash requirements for the venture. The venture intends to finance the balance of development costs from a construction loan with an institutional lender. The estimated cost of the project is $71 million, including the value of the land.


    On September 30, 1998, the Company invested $5,000,000 to acquire preferred stock in Cypress Communications, Inc., representing a 13.5% fully diluted ownership position in such company. Dividends will be paid on the Company's investment as and when dividends are declared on the preferred stock or

                         BEACON CAPITAL PARTNERS, INC.

                                 JUNE 30, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

6. SUBSEQUENT EVENTS (CONTINUED)

any other class of stock in Cypress Communications, Inc. The preferred stock will be treated preferentially upon a liquidation of Cypress, should a liquidation occur, and is held by both the Operating Partnership and Tenant Communications, Inc., a Massachusetts corporation ("Tenant Communications"), the voting common stock of which is controlled by Messrs. Leventhal and Fortin. The Operating Partnership owns 99% of the economic interests in Tenant Communications.



    Cypress Communications, Inc., is a provider of bundled communications services to tenants in multi-tenant commercial buildings. By bundling services to multiple tenants in an office building, Cypress is able to aggregate the traffic of customers, giving them the advantage of a cost-effective service with a high level of customer care. Cypress offers its customers Internet access, video, voice mail and telephone service.

                             BEACON/PW KENDALL LLC

                           CONSOLIDATED BALANCE SHEET

                        AS OF JUNE 30, 1998 (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

ASSETS
Real Estate
  Land............................................................................  $  35,771
  Buildings, improvements and equipment...........................................    159,663
                                                                                    ---------
                                                                                      195,434
  Less accumulated depreciation...................................................        665
                                                                                    ---------
                                                                                      194,769
Cash and cash equivalents.........................................................      4,409
Other assets......................................................................        801
                                                                                    ---------
        Total assets..............................................................  $ 199,979
                                                                                    ---------
                                                                                    ---------
LIABILITIES AND MEMBERS' CAPITAL
Liabilities:
    Advances from BCP, L.P........................................................    116,981
    Accounts payable and accrued expenses.........................................      4,249
    Mortgage note payable.........................................................     69,041
                                                                                    ---------
        Total liabilities.........................................................    190,271
                                                                                    ---------
Members' Capital:
    Members' capital..............................................................     10,000
    Accumulated deficit...........................................................       (292)
                                                                                    ---------
                                                                                        9,708
                                                                                    ---------
        Total liabilities and members' capital....................................  $ 199,979
                                                                                    ---------
                                                                                    ---------

                            SEE ACCOMPANYING NOTES.

                             BEACON/PW KENDALL LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                            FOR THE PERIOD
                                                                                          FROM APRIL 16, 1998
                                                                                              (INCEPTION)
                                                                                           TO JUNE 30, 1998
                                                                                              (UNAUDITED)
                                                                                     -----------------------------
Revenues:
  Rental income....................................................................            $   3,383
  Reimbursement of operating expenses and taxes....................................                1,421
                                                                                                  ------
        Total revenues.............................................................                4,804

Expenses:
  Property operating...............................................................                1,056
  Real estate taxes................................................................                  638
  Interest expense.................................................................                2,737
  Depreciation.....................................................................                  665
                                                                                                  ------
        Total expenses.............................................................                5,096
                                                                                                  ------
        Net loss...................................................................            $    (292)
                                                                                                  ------
                                                                                                  ------

                            SEE ACCOMPANYING NOTES.

                             BEACON/PW KENDALL LLC

                   CONSOLIDATED STATEMENT OF MEMBERS' CAPITAL

  FOR THE PERIOD FROM APRIL 16, 1998 (INCEPTION) TO JUNE 30, 1998 (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                                BEACON
                                                                                CAPITAL         PW
                                                                               PARTNERS,    ACQUISITIONS
                                                                                 L.P.         IX, LLC      TOTAL
                                                                             -------------  -----------  ---------
Issuance of Members' Capital...............................................    $   5,000     $   5,000   $  10,000
Net income (loss)..........................................................         (192)         (100)       (292)
                                                                                  ------    -----------  ---------
Balance at June 30, 1998...................................................    $   4,808     $   4,900   $   9,708
                                                                                  ------    -----------  ---------
                                                                                  ------    -----------  ---------

                            SEE ACCOMPANYING NOTES.

                             BEACON/PW KENDALL LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

  FOR THE PERIOD FROM APRIL 16, 1998 (INCEPTION) TO JUNE 30, 1998 (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                          $    (292)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation expense..........................................................        665
  Increase (decrease) in cash arising from changes in operating assets and liabilities:
    Other assets..................................................................       (801)
    Accounts payable and accrued expenses.........................................      4,249
                                                                                    ---------
        Net cash provided by operating activities.................................      3,821
                                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of real estate assets..................................................   (126,317)
                                                                                    ---------
        Net cash used in investing activities.....................................   (126,317)
                                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from BCP, L.P..........................................................    116,981
  Payment of mortgage note........................................................        (76)
  Contributions from members......................................................     10,000
                                                                                    ---------
        Net cash provided by financing activities.................................    126,905
                                                                                    ---------
  Net increase in cash and cash equivalents and balance at end of period..........  $   4,409
                                                                                    ---------
                                                                                    ---------
NON CASH ITEMS:
Mortgage note assumed in connection with real estate aquisition...................  $  69,117
                                                                                    ---------
                                                                                    ---------

                            SEE ACCOMPANYING NOTES.

                             BEACON/PW KENDALL LLC

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                 JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

    Beacon/PW Kendall LLC ("the Company") was formed on April 16, 1998 as a Delaware limited liability company. The members of the Company are Beacon Capital Partners, L.P. and PW Acquisitions IX, LLC (the "Members"). The Members each hold a fifty percent economic interest in the Company and have both made $5,000 equity contributions. Beacon Capital Partners, L.P. is the managing member of the Company.

    The Company is the sole member of One Kendall LLC. One Kendall LLC has invested in certain land, buildings, and improvements in Cambridge, Massachusetts.

    The Company is the managing member of Kendall Athenaeum LLC, holding a 99% economic interest. Kendall Athenaeum LLC and the Company are the members of Cambridge Athenaeum LLC, holding 1% and 99% economic interests, respectively. Kendall Athenaeum LLC is the managing member of Cambridge Athenaeum LLC. Cambridge Athenaeum LLC has invested in certain other land and buildings in Cambridge, Massachusetts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles and include the accounts of the Company, its wholly-owned subsidiary One Kendall LLC and its majority-owned subsidiaries, Kendall Athenaeum LLC, and Cambridge Athenaeum LLC. The Company consolidates all wholly-owned subsidiaries and those majority-owned subsidiaries in which it exercises control. Investor entities over which the Company can exercise influence, but does not control, are accounted for on the equity method. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

INCOME TAXES

    As a limited liability company, the Company is deemed to be a partnership for federal and state income tax purposes. As such, no provision or credit has been made in the accompanying financial statements for federal or state income taxes since the members of the Company are required to include their respective share of profits or losses in their own tax returns.

REVENUE RECOGNITION

    Revenues are recognized when earned and the amounts can be reasonably estimated on the accrual basis of accounting. Rental income from operating leases is recognized on a straight-line basis over the life of the lease agreements.

                             BEACON/PW KENDALL LLC

                                 JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of short-term, highly liquid assets with original maturities of three months or less from the date of purchase.

REAL ESTATE

    Buildings are recorded at cost and are depreciated on the straight-line method over their estimated useful life of forty years. The cost of buildings includes the purchase price of the property, legal fees, and other acquisition costs. Acquisition costs associated with the purchase of new property consist of third party costs and internal direct costs only, and have been capitalized to the appropriate assets.

    The Company measures impairment in accordance with FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on specific long-lived assets used in operations where indicators of impairment are present and the undiscounted cash flows (net realizable value) estimated to be generated by those assets are less than the assets' carrying amount.

    Furniture, fixtures and equipment are depreciated using the straight-line method over their expected useful lives of three to ten years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company is required to disclose the fair value of financial instruments, for which it is practicable to estimate such fair value. The fair value of financial instruments are estimates based upon market conditions and perceived risks at June 30, 1998 and require varying degrees of management judgment. The fair value of financial instruments presented may not be indicative of amounts the Company could realize on the disposition of the financial instruments.

    Cash and cash equivalents are carried at an amount, which due to their nature, approximates fair value. The carrying value of the long term debt approximates its fair value.

3. LONG TERM DEBT

    Long term debt represents a first mortgage note assumed with the purchase of certain land and buildings by Cambridge Athenaeum LLC. The first mortgage note is due January 11, 2027, with principal and interest payments due monthly. The interest rate on the mortgage note is 8.485%. Future minimum principal payments due during the next five years and thereafter are as follows:

1998........................  $     237
1999........................        524
2000........................        554
2001........................        620
2002........................        676
Thereafter..................  $  66,430

                             BEACON/PW KENDALL LLC

                                 JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

4. TRANSACTIONS WITH RELATED PARTIES

    Beacon Capital Partners, L.P. has advanced $116,981 to the Company to fund the acquisition of the certain land and buildings in Cambridge, Massachusetts owned by One Kendall LLC and Cambridge Athenaeum LLC. On August 28, 1998, this advance was repaid with funds generated by equity contributions by the Members. Included in accounts payable and expenses is interest payable on the advance in the amount of $1,745. On August 28, 1998 and September 14, 1998 partial interest payments were made with cash flow generated from operations.

5. LEASES

    Minimum future rentals under operating leases in effect at December 31, 1997 are summarized as follows:

1998        $  16,711
1999           16,195
2000           13,833
2001           12,090
2002            9,876
Thereafter     20,633
            ---------
            $  89,338
            ---------
            ---------

    Terms of the leases range from one to twenty years and provide for operating expense reimbursement, real estate tax escalations, and in certain cases, percentage rent and increases in minimum rent.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for One Kendall Square Buildings 100-500, One Kendall Square Buildings 600/650/700, One Kendall Square Building 1400, One Kendall Square Building 1500, One Kendall Square Building 1700, 215 First Street, the One Kendall Square Cinema, the One Kendall Square Parking Garage, and 195 First Street Parking Lot (collectively, known as "The Athenaeum Portfolio") for the year ended December 31, 1997. This Historical Summary is the responsibility of The Athenaeum Portfolio's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of The Athenaeum Portfolio's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of The Athenaeum Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                        /S/ ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 1998

   COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                          FOR THE ATHENAEUM PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                                                    FOR THE PERIOD
                                                                                    JANUARY 1, 1998   YEAR ENDED
                                                                                     TO APRIL 30,    DECEMBER 31,
                                                                                         1998            1997
                                                                                    ---------------  ------------
                                                                                      (UNAUDITED)
Gross income
  Rental income...................................................................     $   6,513      $   19,593
  Reimbursement of operating expenses and taxes...................................         1,277           5,238
  Other income....................................................................           106             213
                                                                                         -------     ------------
Total gross income................................................................         7,896          25,044
                                                                                         -------     ------------
Direct operating expenses
  Property operating..............................................................         1,784           5,514
  Real estate taxes...............................................................         1,288           3,740
                                                                                         -------     ------------
Total direct operating expenses...................................................         3,072           9,254
                                                                                         -------     ------------
  Gross income in excess of direct operating expenses.............................     $   4,824      $   15,790
                                                                                         -------     ------------
                                                                                         -------     ------------

                            SEE ACCOMPANYING NOTES.

              NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                          FOR THE ATHENAEUM PORTFOLIO
                             (DOLLARS IN THOUSANDS)

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Presented herein is the combined historical summary ("Historical Summary") of gross income and direct operating expenses of the following properties, held under common control (collectively, "The Athenaeum Portfolio"):

One Kendall Square Buildings 100-500           One Kendall Square Cinema

One Kendall Square Buildings 600/650/700       195 First Street Parking Lot

One Kendall Square Building 1400               215 First Street

One Kendall Square Building 1500               One Kendall Square Parking Garage

One Kendall Square Building 1700

    The mixed-use properties were acquired by Beacon Capital Partners, Inc. on May 1, 1998.

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of The Athenaeum Portfolio have been excluded. Excluded expenses consist of depreciation and amortization, and interest not directly related to the future operations of The Athenaeum Portfolio.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LEASES

    Minimum future rentals under operating leases with The Athenaeum Portfolio in effect at December 31, 1997 are summarized as follows:

YEAR
-----------------------------------------------------------------------------------
1998...............................................................................  $  16,711
1999...............................................................................     16,195
2000...............................................................................     13,833
2001...............................................................................     12,090
2002...............................................................................      9,876
Thereafter.........................................................................     20,633
                                                                                     ---------
                                                                                     $  89,338
                                                                                     ---------
                                                                                     ---------

              NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                          FOR THE ATHENAEUM PORTFOLIO
                             (DOLLARS IN THOUSANDS)

2. LEASES (CONTINUED)
    Terms of the leases range from one to twenty years and provide for operating expense reimbursement, real estate tax escalations and, in certain cases, percentage rent and increases in minimum rent. Approximately 26% of The Athenaeum Portfolio's revenue for the year ended December 31, 1997 was derived from one tenant.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for Technology Square and The Draper Building owned by Asahi Seimei-Prudential Associates, Number Three for the year ended December 31, 1997. This Historical Summary is the responsibility of Technology Square and The Draper Building's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of Technology Square and The Draper Building's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of Technology Square and The Draper Building for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /S/ ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 1998

        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                 FOR TECHNOLOGY SQUARE AND THE DRAPER BUILDING
                             (DOLLARS IN THOUSANDS)

                                                                                                      YEAR ENDED
                                                                                                     DECEMBER 31,
                                                                                                         1997
                                                                                    FOR THE PERIOD   -------------
                                                                                    JANUARY 1, 1998
                                                                                      TO JUNE 23,
                                                                                         1998
                                                                                    ---------------
                                                                                      (UNAUDITED)
Gross income
  Rental income...................................................................     $   3,992       $   8,164
  Reimbursement of operating expenses and taxes...................................           954           2,077
  Other income....................................................................        --                  58
                                                                                          ------          ------
Total gross income................................................................         4,946          10,299
                                                                                          ------          ------
Direct operating expenses
  Property operating..............................................................           943           1,962
  Real estate taxes...............................................................           955           1,929
                                                                                          ------          ------
Total direct operating expenses...................................................         1,898           3,891
                                                                                          ------          ------
  Gross income in excess of direct operating expenses.............................     $   3,048       $   6,408
                                                                                          ------          ------
                                                                                          ------          ------

                            SEE ACCOMPANYING NOTES.

                  NOTES TO HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                 FOR TECHNOLOGY SQUARE AND THE DRAPER BUILDING
                             (DOLLARS IN THOUSANDS)

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Asahi Seimei-Prudential Associates, Number Three (the "Joint Venture") owns five office buildings, two garages leased to two tenants and land with a surface parking lot located in Cambridge, Massachusetts (collectively, "Technology Square and The Draper Building"). Asahi International Ltd. and The Prudential Insurance Company of America ("Prudential") are the Joint Venture Partners and each have a 50% interest in the Joint Venture.

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Technology Square and The Draper Building have been excluded. Excluded expenses consist of depreciation and amortization, interest and asset management costs not directly related to the future operations of Technology Square and The Draper Building.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LEASES

    The Joint Venture, as lessor, has entered into non-cancelable operating leases at Technology Square and The Draper Building. Minimum future rentals under the leases in effect at December 31, 1997 are summarized as follows:

YEAR
-----------------------------------------------------------------------------------
1998...............................................................................  $   8,309
1999...............................................................................      5,616
2000...............................................................................      2,923
2001...............................................................................      2,436
                                                                                     ---------
                                                                                     $  19,284
                                                                                     ---------
                                                                                     ---------

    The leases at Technology Square are generally for a term greater than one year and no more than five years and provide for operating expense reimbursement, real estate tax escalations and, in certain cases, increases in minimum rent. The Draper Building is leased on a triple net basis to a single tenant on a long-term lease through 2001, with extension options through October 2051. Approximately 99% of Technology Square and The Draper Building's revenue at December 31, 1997 was derived from three tenants.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for Brandywine Place, Crosspoint Atrium, Forest Abrams Place, 6500 Greenville Avenue, Northcreek Place II, One Glen Lakes, Park North Business Center, Plaza at Walnut Hill, Richardson Business Center, Richardson Commerce Centre, Sherman Tech, T.I. Business Park and Venture Drive Tech Center (collectively, known as "The Breunig Portfolio") for the year ended December 31, 1997. This Historical Summary is the responsibility of The Breunig Portfolio's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of The Breunig Portfolio's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of The Breunig Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /S/ ERNST & YOUNG LLP

Boston, Massachusetts
July 1, 1998

   COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                           FOR THE BREUNIG PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                                                        SIX MONTHS
                                                                                           ENDED      YEAR ENDED
                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1998          1997
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)
Gross income
  Rental income.......................................................................   $   5,695    $    9,843
  Reimbursement of operating expenses and taxes.......................................         366           658
  Other income........................................................................         146           279
                                                                                        -----------  ------------
Total gross income....................................................................       6,207        10,780
                                                                                        -----------  ------------
Direct operating expenses
  Property operating..................................................................       2,521         4,584
  Real estate taxes...................................................................         809         1,470
                                                                                        -----------  ------------
Total direct operating expenses.......................................................       3,330         6,054
                                                                                        -----------  ------------
Gross income in excess of direct operating expenses...................................   $   2,877    $    4,726
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                            SEE ACCOMPANYING NOTES.

              NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                           FOR THE BREUNIG PORTFOLIO

                             (DOLLARS IN THOUSANDS)

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Presented herein is the combined historical summary ("Historical Summary") of gross income and direct operating expenses of the following properties, (collectively, "The Breunig Portfolio") all of which are located in or near Dallas, Texas:

Brandywine Place                               Plaza at Walnut Hill

Crosspoint Atrium                              Richardson Business Center

Forest Abrams Place                            Richardson Commerce Centre

6500 Greenville Avenue                         Sherman Tech

Northcreek Place II                            T.I. Business Park

One Glen Lakes                                 Venture Drive Tech Center

Park North Business Center

    The mixed-use properties were acquired by Beacon Capital Partners, Inc. on July 1, 1998.

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of The Breunig Portfolio have been excluded. Excluded expenses consist of depreciation and amortization, and interest not directly related to the future operations of The Breunig Portfolio.

    During 1997, Breunig Commercial purchased Park North Business Center and Forest Abrams Place. These properties were owned for three months and six months of 1997, respectively. Partial year financial information is presented within the Historical Summary for the two properties. In addition, on July 1, 1998, Breunig acquired one additional property referred to as Bank One LBJ. No financial information with respect to this property is presented within the accompanying Historical Summary. Inclusion of these three properties for the months prior to their acquisition in the accompanying Historical Summary would not have resulted in a material change to the amounts presented.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                           FOR THE BREUNIG PORTFOLIO

                             (DOLLARS IN THOUSANDS)

2. LEASES

    Minimum future rentals under operating leases with The Breunig Portfolio in effect at December 31, 1997 are summarized as follows:

YEAR
-----------------------------------------------------------------------------------
1998...............................................................................  $  10,848
1999...............................................................................      8,967
2000...............................................................................      6,634
2001...............................................................................      4,661
2002...............................................................................      3,255
Thereafter.........................................................................      5,502
                                                                                     ---------
                                                                                     $  39,867
                                                                                     ---------
                                                                                     ---------

    Terms of the leases range from one to fifteen years and provide for operating expense reimbursement, real estate tax escalations and, in certain cases, increases in minimum rent.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                      PAGE
                                                      -----
CAUTIONARY STATEMENTS............................           i
AVAILABLE INFORMATION............................          ii
OFFERING SUMMARY.................................           1
RISK FACTORS.....................................          10
THE COMPANY......................................          23
USE OF PROCEEDS..................................          48
DISTRIBUTION POLICY..............................          48
INVESTMENT STRATEGIES AND EXPERIENCE.............          49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT.................................          54
PRICE RANGE OF COMMON STOCK......................          56
CAPITALIZATION...................................          56
DILUTION.........................................          56
SELECTED HISTORICAL AND UNAUDITED PRO FORMA
  FINANCIAL DATA.................................          57
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS............          58
DESCRIPTION OF SECURITIES........................          61
CERTAIN PROVISIONS OF MARYLAND LAW AND OF BCP'S
  CHARTER AND BYLAWS.............................          66
COMMON STOCK AVAILABLE FOR FUTURE SALE...........          70
OPERATING PARTNERSHIP AGREEMENT..................          71
FEDERAL INCOME TAX CONSIDERATIONS................          75
ERISA CONSIDERATIONS.............................          88
SELLING STOCKHOLDERS.............................          89
PLAN OF DISTRIBUTION.............................         102
LEGAL MATTERS....................................         103
EXPERTS..........................................         103
INDEX TO FINANCIAL STATEMENTS AND SCHEDULES......         F-1


                               20,394,843 SHARES

                                 BEACON CAPITAL
                                 PARTNERS, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)

    The following table sets forth the estimated expenses payable by the Company in connection with this offering (excluding underwriting discounts and commissions):

NATURE OF EXPENSE                                                                     AMOUNT
----------------------------------------------------------------------------------  ----------
SEC Registration Fee..............................................................  $  120,330
Accounting Fees and Expenses......................................................     200,000
Legal Fees and Expenses...........................................................     250,000
Printing Expenses.................................................................      75,000
Miscellaneous.....................................................................      75,000
                                                                                    ----------
      Total.......................................................................  $  720,330
                                                                                    ----------
                                                                                    ----------

------------------------

(1) The amounts set forth above, except for the SEC Registration fee, are in each case estimated.

ITEM 32. SALES TO SPECIAL PARTIES.

    See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth in chronological order below is information regarding the number of unregistered shares of capital stock issued by the Registrant since its incorporation in 1998. Further included is the consideration, if any, received by the Registrant for such shares, and information relating to the section of the Securities Act of 1933, as amended (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

        (1) In March 1998, BCP issued 1,000 shares of its Common Stock for an aggregate purchase price of $10.00 to Beacon Capital Partners, Inc., a Massachusetts corporation, in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

        (2) In March 1998, BCP issued 200 shares of its Common Stock to the stockholders of Beacon Capital Partners, Inc., a Massachusetts corporation, in exchange for all of the outstanding capital stock of Beacon Capital Partners, Inc., a Massachusetts corporation, pursuant to a merger agreement and in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

        (3) On March 20, 1998, BCP issued an aggregate of 16,781,680 shares of Common Stock to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from registration requirements provided by Rule 144A under the Securities Act and to a limited number of "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance upon the exemption from registration provided by Regulation D under the Securities Act. The initial purchaser of such shares of Common Stock was NationsBanc Montgomery Securities LLC. The aggregate proceeds to BCP from such offering and the aggregate initial purchaser's discount were $312,969,332 and $22,021,651, respectively.

        (4) On March 20, 1998, the Company issued an aggregate of 579,089 shares of Common Stock and 225,201 Units to two trusts established by Alan M. Leventhal and Lionel P. Fortin for an aggregate cash purchase price of approximately $15,000,000 in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

        (5) On April 3, 1998, BCP issued an aggregate of 2,707,213 shares of Common Stock pursuant to an over-allotment option granted to NationsBanc Montgomery Securities LLC in connection with the offering on March 20, 1998, to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from registration requirements provided by Rule 144A under the Securities Act and to a limited number of "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance upon the exemption from registration provided by Regulation D under the Securities Act. The initial purchaser of such shares of Common Stock was NationsBanc Montgomery Securities LLC. The aggregate proceeds to BCP from such offering and the aggregate initial purchaser's discount were $50,489,522 and $3,510,503, respectively.

        (6) On April 13, 1998, BCP issued an aggregate of 905,950 shares of Common Stock pursuant to an over-allotment option granted to NationsBanc Montgomery Securities LLC in connection with the offering on March 20, 1998, to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from registration requirements provided by Rule 144A under the Securities Act and to a limited number of "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance upon the exemption from registration provided by Regulation D under the Securities Act. The initial purchaser of such shares of Common Stock was NationsBanc Montgomery Securities LLC. The aggregate proceeds to BCP from such offering and the aggregate initial purchaser's discount were $16,895,968 and $1,174,904, respectively.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability result from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Charter authorizes BCP, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of BCP and at the request of BCP serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of BCP. The Bylaws obligate BCP, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of BCP and at the request of BCP, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit BCP to indemnify and advance expenses to any person who served a predecessor of BCP in any of the capacities described above. Under the Bylaws, if a claim for indemnification or advancement of expenses by a director or officer is not paid in full by BCP within (a) 60 days after the receipt by BCP of a written claim for indemnification or (b) in the case of a director, 10 days after the receipt by BCP of documentation of expenses and the required undertaking, such director or officer may at any time thereafter bring suit against BCP to recover the unpaid amount of the claim, and if successful in whole or in part, such director or officer is also entitled to be paid the expenses of prosecuting such claim. The Bylaws permit BCP to maintain (and it does maintain) insurance, at its expense, to protect itself and any director, officer, or non-officer employee against any liability of any character asserted against or incurred by BCP or any such director, officer, or non-officer employee, or arising out of any such person's corporate status, whether or not BCP would have the power to indemnify such person against such liability under the MGCL or the Bylaws.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which his is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, whether or not received in the director's or officer's official capacity, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of
(a) a written affirmation by the director or officer of his good belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BCP pursuant to the foregoing provisions, BCP has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    BCP has entered into indemnification agreements with each of its directors and senior officers. The indemnification agreements require, among other matters, that BCP indemnify its directors and officers, as well as their spouses and children, to the fullest extent permitted by Maryland law and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, BCP must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements or recovery under any directors' and officers' liability insurance policies maintained by BCP.. BCP is not required to indemnify the director or officer for amounts paid or to be paid in settlement unless such settlement is approved in advance by BCP. The agreements also require BCP to provide to the directors or officers the maximum amount of directors' and officers' liability insurance available under any insurance policy or policies maintained by BCP, and to continue such coverage for seven years after the directors or officers no longer serve as directors or officers of BCP for events occurring during their service with BCP.

    Under Section 8 of the Purchase Agreement filed as Exhibit 1.1 hereto, the Initial Purchaser has agreed to indemnify, under certain conditions, BCP, its directors, officers, employees and persons who control BCP within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against certain losses, claims, damages, liabilities or expenses.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) The following financial statements are being filed as part of this Registration Statement:

    Pro Forma Financial Information (Unaudited):
      Beacon Capital Partners, Inc.
        Pro Forma Condensed Consolidated Balance Sheet as of June 30, l998
        Notes to Pro Forma Condensed Consolidated Balance Sheet
        Pro Forma Condensed Consolidated Statements of Operations for the Six Months
        Ended June 30, l998 and the Year Ended December 31, l997
        Notes to Pro Forma Condensed Consolidated Statements of Operations
    Historical Financial Information:
      Beacon Capital Partners, Inc.
        Report of Independent Auditors
        Consolidated Balance Sheet as of March 31, l998
        Consolidated Statement of Operations from January 21, l998 (Inception) to March
        31, l998
        Consolidated Statement of Stockholders' Equity from January 21, l998
        (Inception) to March 31, l998
        Consolidated Statement of Cash Flows from January 21, l998 (Inception) to March
        31, l998
        Notes to Consolidated Financial Statements
      Beacon Capital Partners, Inc.
        Consolidated Balance Sheet as of June 30, 1998 (Unaudited)
        Consolidated Statement of Operations from January 21, 1998 (Inception) to June
        30, 1998 (Unaudited) and April 1, 1998 to June 30, 1998 (Unaudited)
        Consolidated Statement of Stockholders' Equity from January 2, 1998 (Inception)
        to June 30, 1998 (Unaudited)
        Consolidated Statement of Cash Flows from January 21, 1998 (Inception) to June
        30, 1998 (Unaudited)
        Notes to Consolidated Financial Statements (Unaudited)
      Beacon/PW Kendall LLC
        Consolidated Balance Sheet as of June 30, 1998 (Unaudited)
        Consolidated Statement of Operations from April 16, 1998 (Inception) to June
        30, 1998 (Unaudited)
        Consolidated Statement of Members' Capital from April 16, 1998 (Inception) to
        June 30, 1998 (Unaudited)
        Consolidated Statement of Cash Flows from April 16, 1998 (Inception) to June
        30, 1998 (Unaudited)
        Notes to Consolidated Financial Statements (Unaudited)
      The Athenaeum Portfolio
        Report of Independent Auditors
        Combined Historical Summary of Gross Income and Direct Operating Expenses for
        the period January 1, 1998 to April 30, 1998 (Unaudited) and the Year Ended
        December 31, l997
        Notes to Combined Historical Summary of Gross Income and Direct Operating
        Expenses
      Technology Square and The Draper Building
        Report of Independent Auditors
        Historical Summary of Gross Income and Direct Operating Expenses for the period
        January 1, 1998 to June 23, 1998 (Unaudited) and the Year Ended December 31,
        l997
        Notes to Historical Summary of Gross Income and Direct Operating Expenses

      The Breunig Portfolio
        Report of Independent Auditors
        Combined Historical Summary of Gross Income and Direct Operating Expenses for
        the Six Months ended June 30, l998 (Unaudited) and the Year Ended December 31,
        l997
        Notes to Combined Historical Summary of Gross Income and Direct Operating
        Expenses

    (b) Exhibits. The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.


       1.1   Placement Agent Agreement between NationsBanc Montgomery Securities LLC and the
               Company, as amended.(1)
       2.1   Agreement and Plan of Merger by and between the Predecessor and the Company.(1)
       3.1   Articles of Incorporation.(1)
       3.2   Certificate of Correction to Articles of Incorporation.(1)
       3.3   Amended and Restated By-laws.(1)
       3.4   Agreement of Limited Partnership of Beacon Capital Partners, L.P.(2)
       3.5   First Amendment to Agreement of Limited Partnership.(2)
       4.1   Specimen certificate for shares of Common Stock, $.01 par value, of the Company.(1)
       5.1   Opinion of Goodwin, Procter & Hoar LLP as to the validity of the securities being offered.(3)
       8.1   Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.(4)
      10.1   Employment and Non-Competition Agreement for Alan M. Leventhal.(1)
      10.2   Employment and Non-Competition Agreement for Lionel P. Fortin.(1)
      10.3   Beacon Capital Partners 1998 Stock Option and Incentive Plan.(1)
      10.4   Form of Indemnification Agreement between the Registrant and its directors and executive officers.(1)
      10.5   Purchase and Sale Contract between Eastern Properties Master LLC and the
               Registrant.(1)
      10.6   Contract of Sale for Bank One Building(2)
      10.7   Contract of Sale for 6500 Greenville Building(2)
      10.8   Contract of Sale for North Creek II Building(2)
      10.9   Contract of Sale for One Glen Lakes Building(2)
      10.10  Contract of Sale for Crosspoint Atrium Building(2)
      10.11  Contract of Sale for Brandywine Place Building(2)
      10.12  Contract of Sale for Forest Abrams Building(2)
      10.13  Contract of Sale for Sherman Tech Building(2)
      10.14  Contract of Sale for Venture Tech Building(2)
      10.15  Contract of Sale for Plaza at Walnut Building(2)
      10.16  Contract of Sale for Richardson BC Building(2)
      10.17  Contract of Sale for Park North SC Building(2)
      10.18  Contract of Sale for TI Business Center(2)
      10.19  Contract of Sale for Richardson CC Building(2)
      21.1   Subsidiaries of the Registrant.(4)
      23.1   Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
      23.2   Consent of Ernst & Young LLP.
      24.    Power of Attorney.(1)
      27.    Financial Data Schedule.(1)

------------------------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on June 16, 1998.


(2) Previously filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on August 21, 1998.



(3) Previously filed as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on September 22, 1998.



(4) Updated version filed herewith.


ITEM 37. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on October 16, 1998.


                                        BEACON CAPITAL PARTNERS, INC.

                                        By:                     /s/ LIONEL P. FORTIN
                                                   ---------------------------------------------
                                                                  Lionel P. Fortin
                                                       PRESIDENT AND CHIEF OPERATING OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                 SIGNATURE                                     TITLE                              DATE
-------------------------------------------  ------------------------------------------  ----------------------

                     *                       Chairman of the Board and Chief                October 16, 1998
     ---------------------------------       Executive Officer and
             Alan M. Leventhal               Director (Principal Executive Officer)

           /s/ LIONEL P. FORTIN              President, Chief Operating Officer             October 16, 1998
     ---------------------------------       and Director
             Lionel P. Fortin

                     *                       Senior Vice President and Chief                October 16, 1998
     ---------------------------------       Financial Officer (Principal Financial
              Randy J. Parker                and Accounting Officer)

                     *                       Director                                       October 16, 1998
     ---------------------------------
             Stephen T. Clark

                     *                       Director                                       October 16, 1998
     ---------------------------------
              Steven Shulman

                     *                       Director                                       October 16, 1998
     ---------------------------------
             Scott M. Sperling


*By:              /s/ LIONEL P. FORTIN
           ---------------------------------
           Lionel P. Fortin, ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


      1.1  Placement Agent Agreement between NationsBanc Montgomery Securities LLC and the
             Company, as amended(1)
      2.1  Agreement and Plan of Merger by and between the Predecessor and the Company.(1)
      3.1  Articles of Incorporation.(1)
      3.2  Certificate of Correction to Articles of Incorporation.(1)
      3.3  Amended and Restated By-laws.(1)
      3.4  Agreement of Limited Partnership of Beacon Capital Partners, L.P.(2)
      3.5  First Amendment to Agreement of Limited Partnership.(2)
      4.1  Specimen certificate for shares of Common Stock, $.01 par value, of the Company.(1)
      5.1  Opinion of Goodwin, Procter & Hoar LLP as to the validity of the securities being offered.(3)
      8.1  Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.(4)
     10.1  Employment and Non-Competition Agreement for Alan M. Leventhal.(1)
     10.2  Employment and Non-Competition Agreement for Lionel P. Fortin.(1)
     10.3  Beacon Capital Partners 1998 Stock Option and Incentive Plan.(1)
     10.4  Form of Indemnification Agreement between the Registrant and its directors and executive officers.(1)
     10.5  Purchase and Sale Contract between Eastern Properties Master LLC and the
             Registrant.(1)
     10.6  Contract of Sale for Bank One Building(2)
     10.7  Contract of Sale for 6500 Greenville Building(2)
     10.8  Contract of Sale for North Creek II Building(2)
     10.9  Contract of Sale for One Glen Lakes Building(2)
    10.10  Contract of Sale for Crosspoint Atrium Building(2)
    10.11  Contract of Sale for Brandywine Place Building(2)
    10.12  Contract of Sale for Forest Abrams Building(2)
    10.13  Contract of Sale for Sherman Tech Building(2)
    10.14  Contract of Sale for Venture Tech Building(2)
    10.15  Contract of Sale for Plaza at Walnut Building(2)
    10.16  Contract of Sale for Richardson BC Building(2)
    10.17  Contract of Sale for Park North SC Building(2)
    10.18  Contract of Sale for TI Business Center(2)
    10.19  Contract of Sale for Richardson CC Building(2)
     21.1  Subsidiaries of the Registrant.(4)
     23.1  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
     23.2  Consent of Ernst & Young LLP.
     24.   Power of Attorney.(1)
     27.   Financial Data Schedule.(1)


------------------------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on June 16, 1998.

(2) Previously filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-11 (SEC File No. 333-56937) filed with the Commission on August 21, 1998.


(3) Previously filed as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form S-11 (SEC. File No. 333-56937) filed with the Commission on September 22, 1998.



(4) Updated version filed herewith.